Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of July 8, 2014 (this “Agreement”) to the Credit Agreement (as defined below), among VeriFone Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), VeriFone, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the New Term A Lenders (as defined below), the New Term B Lenders (as defined below), the New Revolving Lenders (as defined below) and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”).

RECITALS

A. Holdings, the Borrower, the Term A Lenders party thereto (the “Existing Term A Lenders”) from time to time, the Term B Lenders party thereto (the “Existing Term B Lenders”) from time to time, the Revolving Lenders party thereto (the “Existing Revolving Lenders”) from time to time, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents are party to that certain Credit Agreement dated as of December 28, 2011, as amended by that certain Additional Credit Extension Amendment, dated as of October 15, 2012 and as further amended by that certain Credit Agreement Amendment, dated as of July 19, 2013 (as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”).

B. Pursuant to the Credit Agreement, the Existing Term A Lenders have extended term A loans (the “Existing Term A Loans”), the Existing Term B Lenders have extended term B loans (the “Existing Term B Loans”) and the Existing Revolving Lenders have extended revolving commitments (the “Existing Revolving Commitments”) and revolving loans (the “Existing Revolving Loans”) to the Borrower. On December 24, 2013, the Borrower repaid all outstanding Existing Term B Loans in full.

C. The Borrower has requested that the Credit Agreement be amended and restated in the form of the Amended and Restated Credit Agreement attached hereto as Annex A (the “Amended and Restated Credit Agreement”) to, among other things, (i) allow the Borrower to reduce the Applicable Margin (as defined in the Amended and Restated Credit Agreement), (ii) allow the Borrower to (a) borrow an amended and extended tranche of term A loans in an aggregate principal amount of $600,000,000 which will mature on July 8, 2019 (the “Amended Term A Loans”), (b) borrow a new tranche of term B loans in an aggregate principal amount of $200,000,000 which will mature on July 8, 2021 (the “Amended Term B Loans”) and (c) obtain commitments for amended and extended revolving loans in an aggregate principal of $500,000,000 which will mature on July 8, 2019 (the “Amended Revolving Commitments” and, together with the Amended Term A Loans and the Amended Term B Loans, the “Amended Loans”), $150,000,000 of which Amended Revolving Commitments (the “Amended Revolving Loans”) are expected to be drawn on the Effective Date (as defined below), in each case under the Credit Agreement (as amended hereby), the proceeds of which will be used to (x) repay in full all outstanding Existing Term A Loans, together with accrued and unpaid interest thereon, (y) repay in full all outstanding Existing Revolving Loans, together with accrued and unpaid interest thereon and (z) pay fees and expenses related thereto (collectively, the “Refinancing”) and (iii) amend certain covenants and other provisions of the Credit Agreement as more fully described in Annex A.

D. Pursuant to Section 10.01 of the Credit Agreement, the consent of each of the Borrower, the Administrative Agent and the Lenders constituting all the Lenders on the Effective Date after giving effect to this Amendment (other than those Lenders the Loans of which are repaid in full and whose Commitments are terminated in full on the Effective Date) is required to effect this Agreement and the amendments set forth herein and in the Amended and Restated Credit Agreement, subject to the right of the Borrower pursuant to Section 2.10(c)(iv) of the Credit Agreement to (i) remove any non-consenting

Lender by terminating such Lender’s Commitment in full or (ii) replace such non-consenting Lender by causing such non-consenting Lender to assign its Commitment to one or more existing Lenders or Eligible Assignees pursuant to Section 10.07 of the Credit Agreement, if any Lender fails to consent to this Amendment (provided that the Required Lenders of the applicable Class or Classes shall have granted their consent).

E. Subject to the terms and conditions set forth herein, on the Effective Date, each Term A Lender, Term B Lender or Revolving Lender delivering an executed signature page to this Agreement to the Administrative Agent at or prior to 5:00 p.m., New York City time, on July 8, 2014 (each a “New Term A Lender”, “New Term B Lender” or a “New Revolving Lender”, respectively and, collectively, the “New Lenders”) has (i)(x) agreed to provide Amended Term A Loans, Amended Term B Loans or Amended Revolving Commitments, as applicable, in the amount set forth on its signature page hereto or (y) to convert all of its Existing Term A Loans or Existing Revolving Commitments in such principal amount into Amended Term A Loans or Amended Revolving Commitments, as applicable (any such conversion, a “Amended Loan Conversion”), (ii) consented to this Agreement and agreed to the amendments set forth herein and in the Amended and Restated Credit Agreement, which shall become effective upon satisfaction of the conditions to effectiveness set forth below and (iii) consented and approved each Loan Document and each other document required to be delivered or approved pursuant to this Agreement and the Amended and Restated Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and each New Lender hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement. The rules of construction specified in Article I of the Amended and Restated Credit Agreement also apply to this Agreement mutatis mutandis.

SECTION 2. Amended Commitments.

(a) Subject to the terms and conditions set forth herein, on the Effective Date:

(i) JPMorgan Chase Bank, N.A., in its capacity as the initial fronting New Term B Lender (the “Fronting New Term B Lender”), agrees to fund Amended Term B Loans in the amount set forth on Schedule 2.01 to the Amended and Restated Credit Agreement;

(ii) The New Term A Lenders agree to fund Amended Term A Loans in the amounts set forth on Schedule 2.01 to the Amended and Restated Credit Agreement;

(iii) The New Revolving Lenders agree to provide Amended Revolving Commitments in the amounts set forth on Schedule 2.01 to the Amended and Restated Credit Agreement and to fund Amended Revolving Loans in in an aggregate principal amount up to $150,000,000;

(iv) each Existing Term A Lender that has given the Administrative Agent at least three (3) Business Days’ notice of its desire to become a New Term A Lender by means of an Amended Loan Conversion (each a “Converting New Term A Lender”), agrees to convert all of its Existing Term A Loans into Amended Term A Loans (not exceeding the principal amount of such Converting New Term A Lender’s Existing Term A Loans immediately prior to the effectiveness of this Agreement). Each party hereto acknowledges and agrees that notwithstanding any such Amended Loan Conversion, each such Converting New Term A Lender shall be entitled to receive payment on the Effective Date of the unpaid fees and interest accrued to such date, with respect to all of its Existing Term A Loans;

(v) each Existing Revolving Lender that has given the Administrative Agent at least three (3) Business Days’ notice of its desire to become a New Revolving Lender by means of an Amended Loan Conversion (each a “Converting Revolving Lender”), agrees to convert all of its Existing Revolving Commitments into Amended Revolving Commitments (not exceeding the principal amount of such Converting Revolving Lender’s Existing Revolving Commitments immediately prior to the effectiveness of this Agreement). Each party hereto acknowledges and agrees that notwithstanding any such Amended Loan Conversion, each such Converting New Revolving Lender shall be entitled to receive payment on the Effective Date of the unpaid fees and interest accrued to such date, with respect to all of its Existing Revolving Commitments.

(b) Each New Lender:

(i) In the case of a New Term A Lender, by delivering its signature page to this Agreement and funding, or converting its Existing Term A Loans into, Amended Term A Loans on the Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders on the Effective Date. The commitments of the New Term A Lenders are several, and no New Term A Lender shall be responsible for any other New Term A Lender’s failure to make Amended Term A Loans.

(ii) In the case of a New Term B Lender, by delivering its signature page to this Agreement and funding Amended Term B Loans on the Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders on the Effective Date. The commitments of the New Term B Lenders are several, and no New Term B Lender shall be responsible for any other New Term B Lender’s failure to make Amended Term B Loans.

(iii) In the case of a New Revolving Lender, by delivering its signature page to this Agreement and funding, or converting its Existing Revolving Commitments into, Amended Revolving Commitments on the Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders on the Effective Date. The commitments of the New Revolving Lenders are several, and no New Revolving Lender shall be responsible for any other New Revolving Lender’s failure to make Amended Revolving Loans.

SECTION 3. Repayment of Existing Loans.

(a) The Existing Term A Loans of each Existing Term A Lender (including any Converting New Term A Lender) and the Existing Revolving Loans of each Existing Revolving Lender (including any Converting New Revolving Lender) shall, immediately upon the Effective Date, be deemed repaid in full (together with any unpaid fees and interest accrued thereon (including, with respect to Existing Term A Lenders and Existing Revolving Lenders that are not Converting New Term A Lenders and Converting New Revolving Lenders, as applicable, funding losses payable to pursuant to Section 3.05 of the Credit Agreement)) with the making of the Amended Term A Loans, Amended Term B Loans and the Amended Revolving Loans and other funds available to the Borrower.

(b) Each Existing Term A Lender and Existing Revolving Lender party hereto waives its right to compensation for losses, expenses or liabilities incurred by such Existing Term A Lender or Existing Revolving Lender to which it may otherwise be entitled pursuant to Section 3.05 of the Credit Agreement in respect of the transactions contemplated hereby as a result of its Loans being repaid on the Effective Date and not on the last date of the Interest Period applicable thereto.

SECTION 4. Amendment and Restatement of the Credit Agreement. On the Effective Date, immediately following the making of the Amended Term A Loans, the Amended Term B Loans, the Amended Revolving Loans and the prepayment of the Existing Term A Loans and the Existing Revolving Loans in full and the termination of the related Commitments:

(a) the Borrower, the Administrative Agent, the New Term A Lenders, the New Term B Lenders and the New Revolving Lenders agree that the Credit Agreement shall be amended and restated to read in its entirety in the form of the Amended and Restated Credit Agreement attached as Annex A hereto;

(b) as used in the Amended and Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Effective Date, mean or refer to the Amended and Restated Credit Agreement;

(c) as used in any other Finance Document, all references to the “Credit Agreement” in such Finance Documents shall, unless the context otherwise requires, mean or refer to the Amended and Restated Credit Agreement;

(d) for all purposes of the Finance Documents, (i) (A) the Amended Term A Loans shall constitute “Loans”, “Term Loans” and “Term A Loans”, (B) the Amended Term B Loans shall constitute “Loans”, “Term Loans” and “Term B Loans” and (C) the Amended Revolving Loans shall constitute “Loans” and “Revolving Loans” and (ii) (A) each New Term A Lender shall become a “Lender”, a “Term Lender” and a “Term A Lender” (if such New Term A Lender is not already a “Lender”, “Term Lender” or “Term A Lender” prior to the effectiveness of this Agreement) and shall have all the rights and obligations of a Lender holding a Term A Loan, (B) each New Term B Lender shall become a “Lender”, a “Term Lender” and a “Term B Lender” (if such New Term B Lender is not already a “Lender” or “Term Lender” prior to the effectiveness of this Agreement) and shall have all the rights and obligations of a Lender holding a Term B Loan and (C) each New Revolving Lender shall become a “Lender” and a “Revolving Lender” (if such New Revolving Lender is not already a “Lender” or “Revolving Lender” prior to the effectiveness of this Agreement) and shall have all the rights and obligations of a Lender holding a Revolving Loan;

(e) all of the Exhibits to the Amended and Restated Credit Agreement referenced therein and attached hereto as Annex B shall replace the respective Exhibits to the Credit Agreement in effect immediately prior to the Effective Date;

(f) all of the Schedules to the Amended and Restated Credit Agreement referenced therein and attached hereto as Annex C shall replace the respective Schedules to the Credit Agreement in effect immediately prior to the Effective Date;

(g) the Guaranty shall be amended as set forth in Annex D attached hereto;

(h) the Security Agreement shall be amended as set forth in Annex E attached hereto;

(i) all of the Schedules to the Pledge Agreement referenced therein and attached hereto as Annex F shall replace the respective Schedules to the Pledge Agreement in effect immediately prior to the Effective Date; and

(j) all of the Schedules to the Security Agreement referenced therein and attached hereto as Annex G shall replace the respective Schedules to the Security Agreement in effect immediately prior to the Effective Date.

SECTION 5. Amendment Effectiveness. This Agreement, and the obligation of the New Lenders to fund Amended Loans or convert Existing Term A Loans or Existing Revolving Loans into Amended Term A Loans or Amended Revolving Loans, as applicable, shall become effective on July 8, 2014 (the “Effective Date”), upon the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) each Subsidiary Guarantor, (iv) each New Term A Lender, (v) each New Term B Lender, (v) each New Revolving Lender and (vi) the Administrative Agent, either (x) counterparts of this Agreement signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Agreement;

(b) The Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization; (ii) a certificate as to the good standing of each Loan Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other state in which such Loan Party is qualified or is required to be qualified to do business; and (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to clause (ii) above; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each officer executing any Loan Document;

(c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.02(b) and Section 4.02(c) of the Amended and Restated Credit Agreement;

(d) On the Effective Date, the Administrative Agent shall have received (x) an opinion of Sullivan & Cromwell LLP, special counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Effective Date in the form attached hereto as Exhibit L-1 to the Amended and Restated Credit Agreement and (y) an opinion of the General Counsel of the Borrower, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Effective Date in the form attached hereto as Exhibit L-2 to the Amended and Restated Credit Agreement;

(e) On or prior to the Effective Date, the Administrative Agent shall have received:

(i) the Perfection Certificate duly executed on behalf of each Loan Party;

(ii) copies of lien search reports from Corporation Services Company or another independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements, notices of tax, PBGC or judgment liens or similar notices on any Collateral that name the Borrower, any other Loan Party, as such (under its present name and any previous name and, if requested by the Administrative Agent, under any trade names), as debtor or seller, together with copies of such financing statements, notices of tax, PBGC or judgment Liens or similar notices (none of which shall cover the Collateral except to the extent evidencing Liens permitted to remain outstanding on the Effective Date pursuant to Section 7.02 of the Amended and Restated Credit Agreement or for which the Administrative Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local Law) authenticated and authorized for filing) and accompanied by evidence that any Liens indicated in any such financing statement that are not permitted by Section 7.02 have been or contemporaneously will be released or terminated (or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent);

(iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent to the extent necessary or reasonably advisable to perfect the Collateral Agent’s security interests in intellectual property Collateral;

(iv) all of the Pledged Collateral (to the extent not previously delivered to the Administrative Agent), which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, except as otherwise set forth in Section 6; and

(v) evidence of the completion of all other customary filings and recordings of or with respect to the Collateral Documents and of all other customary actions as may be necessary to perfect the security interests intended to be created by the Collateral Documents;

(f) Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent as additional insured and loss payee on behalf of the Lenders, except as otherwise set forth in Section 6;

(g) All fees to be paid on the Effective Date pursuant to the Engagement Letter and reasonable out-of-pocket expenses required to be paid on the Effective Date as contemplated in the Engagement Letter, to the extent invoiced at least three (3) Business Days prior to the Effective Date shall have been paid in full in cash or will be paid on the Effective Date out of the initial Credit Extensions;

(h) The Administrative Agent shall have received from the Borrower a closing fee payable in Dollars (provided that the closing fee for the New Term B Lenders may be payable in the form of original issue discount), (i) for the account of each New Revolving Lender, equal to 0.35% of the aggregate principal amount of the Amended Revolving Commitments of such New Revolving Lenders as of the Effective Date, (ii) for the account of each New Term A Lender, equal to 0.35% of the aggregate principal amount of the Amended Term A Loans of such New Term A Lenders as of the Effective Date and (iii) for the account of each New Term B Lender, equal to 0.50% of the aggregate principal amount of the Amended Term B Loans of such New Term B Lenders as of the Effective Date;

(i) The Administrative Agent shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) the projections referred to in Section 5.05(d) of the Amended and Restated Credit Agreement;

(j) The Administrative Agent shall have received all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Joint Lead Arrangers in writing at least 5 days prior to the Effective Date and that the Administrative Agent and the Joint Lead Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S. Patriot Act;

(k) The Administrative Agent shall have received a Notice of Borrowing no later than 1:00 p.m. two Business Days immediately prior to the Effective Date;

(l) Substantially concurrently with the incurrence of the Amended Loans, the Borrower will repay any Existing Revolving Loans and Existing Term A Loans not being converted into Amended Term A Loans under the Amended and Restated Credit Agreement; and

(m) The Borrower shall have paid all fees due and payable under the Credit Agreement (if any) to the Revolving Lenders, the L/C Issuer and the Swing Line Lender pursuant to the Credit Agreement;

The documents referred to in this Section 5 shall be delivered to the Administrative Agent no later than the Effective Date. The certificates and opinions referred to in this Section 5 shall be dated the Effective Date.

For purposes of determining compliance with the conditions specified in this Section 5, each New Lender shall be deemed to have approved this Agreement and consented to, approved, accepted or be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the New Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such New Lender prior to the initial Borrowing hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable share of such Borrowing.

The Administrative Agent shall notify the Borrower, the New Lenders and the other Lenders of the Effective Date and such notice shall be conclusive and binding.

SECTION 6. Post-Closing Requirements.

The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 6.15 of the Amended and Restated Credit Agreement, in each case within the time limits specified on such schedule (unless the Administrative Agent, in its discretion, shall have agreed to any particular longer period).

SECTION 7. Representations and Warranties. By its execution of this Agreement, each Loan Party hereby certifies that:

(a) this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law); and

(b) the execution, delivery and performance of this Agreement and the other documents executed in connection herewith (a) do not require any material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required, except for such as have been obtained or made and are in full force and effect, (b) will not violate any Laws with respect to such Loan Party or the Organization Documents of such Loan Party, except in the case of a violation of Law to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect (c) will not violate or result in a default under any Contractual Obligation to which such Loan Party is party, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except to the extent that such Lien would not reasonably be expected to result in a Material Adverse Effect.

SECTION 8. Use of Proceeds. The Borrower covenants and agrees that it will use the proceeds of the Amended Term A Loans, the Amended Term B Loans and the Amended Revolving Loans made on the Effective Date to consummate the Refinancing and to pay related fees and expenses.

SECTION 9. Acknowledgments. Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Finance Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Amended Term A Loans, the Amended Term B Loans and the Amended Revolving Loans) under the Collateral Documents and (iii) its grant of Liens on the Collateral to secure the Financing Obligations (including, without limitation, the Amended Term A Loans, the Amended Term B Loans and the Amended Revolving Loans) pursuant to the Collateral Documents.

SECTION 10. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 11. Liens Unimpaired. After giving effect to this Agreement, and except as set forth in the Schedules to the Pledge Agreement and the Schedules to the Security Agreement, each as amended and restated by this Agreement, neither the modification of the Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Finance Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 12. Entire Agreement. This Agreement, the Amended and Restated Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement and the Amended and Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the “Credit Agreement”, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended and Restated Credit Agreement and that this Agreement is a “Loan Document”.

SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.17 AND 10.18 OF THE AMENDED AND RESTATED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

SECTION 14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 16. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized signatories as of the date first above written.

VERIFONE, INC., as the Borrower

By:	/s/ Marc Rothman
Name:	Marc Rothman
Title:	Executive Vice President and Chief Financial Officer

VERIFONE INTERMEDIATE HOLDINGS, INC., as Guarantor

By:	/s/ Marc Rothman
Name:	Marc Rothman
Title:	Executive Vice President and Chief Financial Officer

GLOBAL BAY MOBILE TECHNOLOGIES INC., as a Subsidiary Guarantor

By:	/s/ Marc Rothman
Name:	Marc Rothman
Title:	Executive Vice President and Chief Financial Officer

HYPERCOM CORPORATION, as a Subsidiary Guarantor

By:	/s/ Marc Rothman
Name:	Marc Rothman
Title:	Executive Vice President and Chief Financial Officer

VERIFONE MEDIA, LLC, as a Subsidiary Guarantor

By:	/s/ Marc Rothman
Name:	Marc Rothman
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Fronting New Term B Lender

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

ROYAL BANK OF CANADA,
as a New Revolving Lender

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	Authorized Signatory

BNP PARIBAS, as a New Revolving Lender

By:	/s/ Nicolas Rabier
Name:	Nicolas Rabier
Title:	Managing Director

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

BANK OF AMERICA, N.A., as a New Revolving Lender

By:	/s/ Jeannette Lu
Name:	Jeannette Lu
Title:	Vice President

SUNTRUST BANK,
as a New Term A Lender

By:	/s/ Sheryl Squires Kerley
Name:	Sheryl Squires Kerley
Title:	Vice President

SUNTRUST BANK, as a New Revolving Lender

By:	/s/ Sheryl Squires Kerley
Name:	Sheryl Squires Kerley
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a New Revolving Lender

By:	/s/ Matthew S. Thoreson
Name:	Matthew S. Thoreson
Title:	Senior Vice President

BARCLAYS BANK PLC,
as a New Revolving Lender

By:	/s/ Irina Dimova
Name:	Irina Dimova
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a New Revolving Lender

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

COMERICA BANK,
as a New Revolving Lender

By:	/s/ Mark C. Skrzynski Jr.
Name:	Mark C. Skrzynski Jr.
Title:	Vice President

BANK OF THE WEST,
as a New Revolving Lender

By:	/s/ Kathy Rosner-Galitz.
Name:	Kathy Rosner-Galitz
Title:	Senior VP and Regional Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a New Revolving Lender

By:	/s/ Matthew S. Thoreson
Name:	Matthew S. Thoreson
Title:	Senior Vice President

BARCLAYS BANK PLC,
as a New Revolving Lender

By:	/s/ Irina Dimova
Name:	Irina Dimova
Title:	Vice President

MUFG UNION BANK, N.A.
as a New Term A Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

MUFG UNION BANK, N.A. as a New Revolving Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

MEGA INTERNATIONAL COMMERCIAL BANK
CO., LTD LOS ANGELES BRANCH as a New Revolving Lender

By:	/s/ YiMing Ko
Name:	YiMing Ko
Title:	VP & General manager

HSBC BANK USA, N.A.,
as a New Term A Lender

By:	/s/ Mark Gibbs
Name:	Mark Gibbs
Title:	Senior Vice President

HSBC BANK USA, N.A., as a New Revolving Lender

By:	/s/ Mark Gibbs
Name:	Mark Gibbs
Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as a New Term A Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as a New Revolving Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

DBS BANK LTD., LOS ANGELES AGENCY
as a New Revolving Lender

By:	/s/ Rose Park
Name:	Rose Park
Title:	Portfolio Director

FIFTH THIRD BANK,
as a New Revolving Lender

By:	/s/ Glen Mastey
Name:	Glen Mastey
Title:	Managing Director

AXA IM PARIS SA FOR AND ON BEHALF OF
MATIGNON DERIVATIVES LOANS, as a New Term A Lender

By:	/s/ Alexandre Thierry
Name:	Alexandre Thierry
Title:	Portfolio Manager

By:	/s/ Olivier Testard
Name:	Olivier Testard
Title:	Deputy Head of Credit Research

AXA IM PARIS SA FOR AND ON BEHALF OF
MATIGNON LEVERAGED LOANS LIMITED, as a New Term A Lender

By:	/s/ Alexandre Thierry
Name:	Alexandre Thierry
Title:	Portfolio Manager

By:	/s/ Olivier Testard
Name:	Olivier Testard
Title:	Deputy Head of Credit Research

MANUFACTURERS BANK,
as a New Term A Lender

By:	/s/ Sean Walker
Name:	Sean Walker
Title:	Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION
as a New Term A Lender

By:	/s/ Scott McGavin
Name:	Scott McGavin
Title:	Vice President

BNP PARIBAS,
as a New Term A Lender

By:	/s/ Nicolas Rabier
Name:	Nicolas Rabier
Title:	Managing Director

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

BANK OF THE WEST,
as a New Term A Lender

By:	/s/ Kathy Rosner-Galitz.
Name:	Kathy Rosner-Galitz
Title:	Senior VP and Regional Manager

BANK OF AMERICA, N.A.,
as a New Term A Lender

By:	/s/ Jeannette Lu
Name:	Jeannette Lu
Title:	Vice President

ROYAL BANK OF CANADA,
as a New Term A Lender

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a New Term A Lender

By:	/s/ Matthew S. Thoreson
Name:	Matthew S. Thoreson
Title:	Senior Vice President

DBS BANK LTD., LOS ANGELES AGENCY
as a New Term A Lender

By:	/s/ Rose Park
Name:	Rose Park
Title:	Portfolio Director

BARCLAYS BANK PLC,
as a New Term A Lender

By:	/s/ Irina Dimova
Name:	Irina Dimova
Title:	Vice President

FIRST HAWAIIAN BANK,
as a New Term A Lender

By:	/s/ Jan M. Sam
Name:	Jan M. Sam
Title:	Vice President

COMERICA BANK,
as a New Term A Lender

By:	/s/ Mark C. Skrzynski Jr.
Name:	Mark C. Skrzynski Jr.
Title:	Vice President

MEGA INTERNATIONAL COMMERCIAL BANK
CO., LTD LOS ANGELES BRANCH as a New Term A Lender

By:	/s/ YiMing Ko
Name:	YiMing Ko
Title:	VP & General manager

JPMORGAN CHASE BANK, N.A.,
as a New Term A Lender

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

FIFTH THIRD BANK,
as a New Term A Lender

By:	/s/ Glen Mastey
Name:	Glen Mastey
Title:	Managing Director

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

JMP Credit Advisors CLOI, Ltd.
as a Lender (type name of the legal entity)

By:	/s/ April C. Lowry
Name:	April C. Lowry
Title:	Director

[If a second signature is necessary:

By:
Name:
Title:]

Amount of Term A Loans outstanding

$866,822.06

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

CIFC Funding 2006 - I, Ltd.

By:	CIFC Asset Management LLC,
its Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Robert Ranocchia
Name:	Robert Ranocchia
Title:	Authorized Signatory

Amount of Term A Loans outstanding

771,523.02

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

CIFC Funding 2006 - I, Ltd.

By:	CIFC Asset Management LLC,
its Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Robert Ranocchia
Name:	Robert Ranocchia
Title:	Authorized Signatory

Amount of Term A Loans outstanding

427,993.39

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Bridgeport CLO Ltd.

By:	Deerfield Capital Management LLC,
its Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Robert Ranocchia
Name:	Robert Ranocchia
Title:	Authorized Signatory

Amount of Term A Loans outstanding

2,139,966.95

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

By:	AIRLIE CLO 2006 - II LTD
as a Lender (type name of the legal entity)

By:	/s/ Seth Cameron
Name:	Seth Cameron
Title:	Portfolio Manager

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$4,426,370.07

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Flatiron CLO 2007-1 Ltd.

By:	New York Life Investment Management LLC,
As Collateral Manager and Attorney-In-Fact

By:	/s/ F. David Melka
Name:	F. David Melka
Title:	Senior Director

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$3,218,554.53

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Silverado CLO 2006-II Ltd.

By:	New York Life Investment Management LLC,
As Portfolio Manager and Attorney-in-Fact

By:	/s/ F. David Melka
Name:	F. David Melka
Title:	Senior Director

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$4,433,225.40

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

NYLIM Flatiron CLO 2006-1 Ltd.

By:	New York Life Investment Management LLC,
As Collateral Manager and Attorney-In-Fact

By:	/s/ F. David Melka
Name:	F. David Melka
Title:	Senior Director

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$6,080,947.79

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

JFIN CLO 2007 LTD.,
as a Lender

By:	Jefferies Finance LLC as Collateral Manager

By:	/s/ Kevin Stephens
Name:	Kevin Stephens
Title:	Closing Manager

Amount of Term A Loans outstanding

$1,850,472.17

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

ST. JAMES RIVER CLO, LTD.,
as a Lender

By:	Babson Capital Management LLC as Collateral
Manager

By:	/s/ Charles M. Creech III
Name:	Charles M. Creech III
Title:	Director

Amount of Term A Loans outstanding

$3,651,807.77

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

BABSON CLO LTD. 2011-1,
as a Lender

By:	Babson Capital Management LLC as Collateral
Manager

By:	/s/ Charles M. Creech III
Name:	Charles M. Creech III
Title:	Director

Amount of Term A Loans outstanding

$1,916,391.61

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

BABSON CLO LTD. 2006-II,
as a Lender

By:	Babson Capital Management LLC as Collateral
Manager

By:	/s/ Charles M. Creech III
Name:	Charles M. Creech III
Title:	Director

Amount of Term A Loans outstanding

$4,589,327.99

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Voya CLO V, Ltd.

By:	Voya Alternative Asset Management
LLC, as its investment manager
as a Lender (type name of the legal entity)

By:	/s/ Jim Essert
Name:	Jim Essert
Title:	Senior Vice President

Amount of Term A Loans outstanding

1,943,473.39

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Voya CLO IV, Ltd.

By:	Voya Alternative Asset Management
LLC, as its investment manager
as a Lender (type name of the legal entity)

By:	/s/ Jim Essert
Name:	Jim Essert
Title:	Senior Vice President

Amount of Term A Loans outstanding

1,943,473.39

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Voya CLO II, Ltd.

By:	Voya Alternative Asset Management
LLC, as its investment manager
as a Lender (type name of the legal entity)

By:	/s/ Jim Essert
Name:	Jim Essert
Title:	Senior Vice President

Amount of Term A Loans outstanding

5,670,162.64

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

MADISON PARK FUNDING III, LTD.

By:	Credit Suisse Asset Management, LLC,
as collateral manager
as a Lender (type name of the legal entity)

By:	/s/ Thomas Flannery
Name:	Thomas Flannery
Title:	Authorized Signatory

Amount of Term A Loans outstanding

912,951.95

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Avery Street CLO, Ltd.

as a Lender (type name of the legal entity)

By:	/s/ Scott D’Orsi
Name:	Scott D’Orsi
Title:	Portfolio Manager

Amount of Term A Loans outstanding

1,283,980.17

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Manufacturers Bank,
as a Lender

By:	/s/ Sean Walker
Name:	Sean Walker
Title:	Senior Vice President

Amount of Term A Loans outstanding

$8,559,867.80

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

DBS Bank Ltd., Los Angeles Agency,
as a Lender

By:	/s/Aik Lim Kok
Name:	Aik Lim Kok
Title:	Chief Operating Officer

Amount of Term A Loans outstanding

$40,153,561.69

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Centurion CDO 9 Limited

By:	Columbia Management Investment Advisers, LLC,
As Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Steven B. Staver
Name:	Steven B. Staver
Title:	Assistant Vice President

Amount of Term A Loans outstanding

5,751,597.28

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Cent CDO XI Limited

By:	Columbia Management Investment Advisers, LLC,
As Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Steven B. Staver
Name:	Steven B. Staver
Title:	Assistant Vice President

Amount of Term A Loans outstanding

7,120,217.73

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Cent CDO 14 Limited

By:	Columbia Management Investment Advisers, LLC,
As Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Steven B. Staver
Name:	Steven B. Staver
Title:	Assistant Vice President

Amount of Term A Loans outstanding

4,016,988.57

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Cent CDO 10 Limited

By:	Columbia Management Investment Advisers, LLC,
As Collateral Manager
as a Lender (type name of the legal entity)

By:	/s/ Steven B. Staver
Name:	Steven B. Staver
Title	Assistant Vice President

Amount of Term A Loans outstanding

4,028,683.46

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Union Bank, N.A
as a Lender (type name of the legal entity)

By:	/s/ Annabella Guo
Name:	Annabella Guo
Title:	Vice President

[If a second signature is necessary:

By:	/s/ Min Park
Name:	Min Park
Title: ]	Assistant Vice President

Amount of Term A Loans outstanding

$46,223,286 as of 6/23/14

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

PPM GRAYHAWK CLO, LTD
By: PPM America, Inc., as Collateral Manager

By:	/s/ Chris Kappas
Chris Kappas
Managing Director

Amount of Term A Loans outstanding

$2,815,290.30

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Royal Bank of Canada,
as a Lender

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	Authorized Signatory

Amount of Term A Loans outstanding

$78,371,281.49

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Scott McGavin
Name:	Scott McGavin
Title:	Vice President

Amount of Term A Loans outstanding

$8,310,901.02

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

CALLIDUS DEBT PARTNERS CLO FUND V, LTD.

By: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

as a Lender (type name of the legal entity)

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$1,772,796.84

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

as a Lender:

Flagship CLO VI

By:	Deutsche Investment Management Americas, Inc.
As Collateral Manager

By:	/s/ Eric S. Meyer
Eric S. Meyer, Managing Director

By:	/s/ Paula Penkal
Name:	Paula Penkal
Title:	Vice President

Amount of Term A Loans outstanding

$5,725,189.25

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

as a Lender:

Flagship CLO VI

By:	Deutsche Investment Management Americas, Inc.
(as successor in interest to Deutsche Asset
Management, Inc.),
As Collateral Manager

By:	/s/ Eric S. Meyer
Eric S. Meyer, Managing Director

By:	/s/ Paula Penkal
Name:	Paula Penkal
Title:	Vice President

Amount of Term A Loans outstanding

$6,103,583.89

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Keith Winzenried
Name:	Keith Winzenried
Title:	Credit Executive

Amount of Term A Loans outstanding

$67,707,360.47

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

MUFG Union Bank, N.A.
as a Lender (type name of the legal entity)

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

[If a second signature is necessary:

By:
Name:
Title: ]

Amount of Term A Loans outstanding

$46,223,286

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

Amount of Term A Loans outstanding

$42,038,048.45

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

FIRST HAWAIIAN BANK,
as a Lender

By:	/s/ Jan M. Sarn
Name:	Jan M. Sarn
Title:	Vice President

Amount of Term A Loans outstanding

$12,466,351.55 (10,000,000.00 allocated)

Existing Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally (i) approves the Agreement and the certain amendments set forth therein and (ii) consents to convert 100% of the outstanding principal amount of the Existing Term A Loans held by such Lender (or such lesser amount allocated to such Lender by the Joint Lead Arrangers and Bookrunners) into an Amended Term A Loan in a like principal amount and to consent to the Agreement as a Converting Term A Lender.

Comerica Bank ,
as a Lender (type name of the legal entity)

By:	/s/ Mark C. Skrzynski Jr.
Name:	Mark C. Skrzynski Jr.
Title:	Vice President

Amount of Term A Loans outstanding

$12,088,583.30

ANNEX A

Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 8, 2014

among

VERIFONE INTERMEDIATE HOLDINGS, INC.,

VERIFONE, INC.,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, an L/C Issuer and Swing Line Lender,

BANK OF AMERICA, N.A.,

as Syndication Agent,

BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP., RBC CAPITAL MARKETS,

MUFG UNION BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP. and MUFG UNION BANK, N.A.

as Joint Book Runners

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC CAPITAL MARKETS1 AND WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Runners

[1]	RBC Capital Markets is a brand name for the capital markets business activities of Royal Bank of Canada.

TABLE OF CONTENTS2

[2]	The Table of Contents is not part of the Credit Agreement.

i

Schedules:

Schedule 1.01A	-	Consolidated Cash Interest Expense
Schedule 1.01B	-	Consolidated EBITDA
Schedule 2.01	-	Lenders and Commitments
Schedule 5.06	-	Litigation
Schedule 5.12	-	ERISA
Schedule 5.13	-	Subsidiaries
Schedule 5.16	-	Compliance with Law
Schedule 5.17	-	Intellectual Property
Schedule 5.21	-	Ownership
Schedule 6.15	-	Post-Closing Matters
Schedule 7.01	-	Indebtedness
Schedule 7.02	-	Existing Liens
Schedule 7.06	-	Existing Investments
Schedule 10.02	-	Administrative Agent’s Office, Certain Addresses for Notices

Exhibits:

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Extension/Conversion
Exhibit A-3	-	Form of Letter of Credit Request
Exhibit A-4	-	Form of Swing Line Loan Request
Exhibit B-1	-	Form of Revolving Note
Exhibit B-2	-	Form of Term A Note
Exhibit B-3	-	Form of Term B Note
Exhibit B-4	-	Form of Swing Line Note
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	[Reserved]
Exhibit F-1	-	[Reserved]
Exhibit F-2	-	[Reserved]
Exhibit F-3	-	Form of Perfection Certificate
Exhibit G	-	Form of Loan Party Accession Agreement
Exhibit H	-	Form of Discounted Prepayment Option Notice
Exhibit I	-	Form of Lender Participation Notice
Exhibit J	-	Form of Discounted Voluntary Prepayment Notice
Exhibit K-1	-	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-2	-	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-3	-	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-4	-	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-1	-	Form of Opinion of Counsel
Exhibit L-2	-	Form of General Counsel Opinion
Exhibit M	-	Form of Intercompany Note
Exhibit N	-	Form of Intercompany Note Subordination Provisions

v

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement is entered into as of July 8, 2014 among VERIFONE INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), VERIFONE, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent for the Lenders, as Swing Line Lender and as an L/C Issuer.

Holdings, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as co-syndication agents and Barclays Bank PLC and RBC Capital Markets, as co-documentation agents, are party to a Credit Agreement, dated as of December 28, 2011, as amended, modified or supplemented to the date hereof (as so amended, modified or supplemented, the “Predecessor Credit Agreement”), pursuant to which the lenders thereunder have made loans and advances to the Borrower secured by a Lien on the Collateral.

Holdings, the Borrower, the Lenders and JPMCB wish to amend and restate the Predecessor Credit Agreement and each of the other loan documents thereunder in their entirety, without constituting a novation, to continue to make the Loans and to further secure the payment and performance of the Finance Obligations by continuing to pledge and grant, without constituting a novation, a security interest and Lien on the Collateral as security for the Finance Obligations.

Pursuant to the Amendment and Restatement Agreement dated as of July 8, 2014 (the “Amendment Agreement”), among Holdings, the Borrower, the Lenders party thereto and JPMCB and upon satisfaction of the condition contained therein, the Predecessor Credit Agreement shall be deemed to be amended and restated and replaced in its entirety, without constituting a novation, by this Agreement.

Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.09(c)(iii).

“Acceptance Date” has the meaning specified in Section 2.09(c)(ii).

“Accession Agreement” means a Loan Party Accession Agreement, substantially in the form of Exhibit G hereto, executed and delivered by an Additional Subsidiary Guarantor after the Closing Date in accordance with Section 6.12(a) or (d).

“Accounting Change” has the meaning specified in Section 1.03.

“Additional Credit Extension Amendment” means an amendment (or, if agreed by the Borrower and the Administrative Agent, an amendment and restatement) of this Agreement and, if applicable, the other Finance Documents entered into pursuant to Section 2.15 or Section 2.16.

“Additional Collateral Documents” has the meaning specified in Section 6.12(b).

“Additional Facilities” has the meaning specified in Section 7.01(xv).

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Incremental Term Loan, Incremental Revolving Commitment Increase or New Revolving Commitment pursuant to an Additional Credit Extension Amendment in accordance with Section 2.15.

“Additional Subsidiary Guarantor” means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of an Accession Agreement as provided in Section 6.12.

“Adjusted Eurodollar Rate” means, for the Interest Period for each Eurodollar Loan, the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate, in the case of any Eurodollar Loan other than a Foreign Currency Loan, or applicable EURIBOR, in the case of any Foreign Currency Loan, for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage; provided that with respect to Term B Loans only the Adjusted Eurodollar Rate shall not be less than 0.75% per annum.

“Adjusted Total New Revolving Commitment” means, at any time, with respect to any Class of New Revolving Commitments, the aggregate New Revolving Commitment of all Lenders in respect of such Class less the aggregate New Revolving Commitments of all Defaulting Lenders in such Class.

“Adjusted Total Revolving Commitment” means, at any time, the aggregate Revolving Commitments of all Lenders less the aggregate Revolving Commitments of all Defaulting Lenders in such Class.

“Administrative Agent” means JPMCB, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent, each of the Co-Documentation Agents, the Syndication Agent or the Collateral Agent and any successors and assigns in such capacity appointed in accordance with Section 9.09, and “Agents” means any two or more of them.

“Agent-Related Persons” means the Administrative Agent and the Collateral Agent, together with their respective Affiliates (including, in the case of JPMCB in its capacity as the Administrative Agent, J.P. Morgan Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time.

“Amendment Agreement” has the meaning specified in the preliminary statements hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, or corruption.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money-laundering, including, without limitation, (i) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, (ii) the U.S. Patriot Act, (iii) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq., (iv) the Bank Secrecy Act, (v) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. and (vi) any related rules and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control or any other Governmental Authority, in each case as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Applicable Discount” has the meaning specified in Section 2.09(c)(iii).

“Applicable Lending Office” means (i) with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained and (ii) with respect to any L/C Issuer and for each Letter of Credit, the “Lending Office” of such L/C Issuer (or of an Affiliate of such L/C Issuer) designated on the signature pages hereto or such other office of such L/C Issuer (or of an Affiliate of such L/C Issuer) as such L/C Issuer may from time to time specify to the Administrative Agent and the Borrower as the office by which its Letters of Credit are to be issued and maintained.

“Applicable Margin” means a percentage per annum equal to:

(a) With respect to Term A Loans and Revolving Loans, (i) until delivery of the Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) for the first fiscal quarter of Parent Holdings ending after the Closing Date, 2.50% if such Loans are Eurodollar Loans and 1.50% if such Loans are Base Rate Loans and (ii) thereafter, the following percentages based upon the Maintenance Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a); provided, in each case, that if the Borrower shall obtain public corporate ratings from S&P and public corporate family ratings from Moody’s of BB and Ba2 (or better), respectively, for so long as the Borrower maintains such public corporate ratings, the Applicable Margin shall be reduced by 0.25% from the Applicable Margin that would otherwise be applicable:

Applicable Margin for Term A Loans and Revolving Loans
Pricing Level	Maintenance Leverage Ratio	Eurodollar Loans	Base Rate Loans
1	> 3.75:1.00	2.75%	1.75%
2	<3.75:1.00 but > 3.00:1.00	2.50%	1.50%
3	< 3.00:1.00 but > 2.50:1.00	2.25%	1.25%
4	< 2.50:1.00 but > 2.00:1.00	2.00%	1.00%
5	< 2.00:1.00 but > 1.50:1.00	1.75%	0.75%
6	< 1.50:1.00	1.50%	0.50%

(b) With respect to Term B Loans, 2.75% if such Loans are Eurodollar Loans and 1.75% if such Loans are Base Rate Loans.

(c) With respect to (i) the Commitment Fee to be paid pursuant to Section 2.11(a) and (ii) the Standby Letter of Credit Fee and the Trade Letter of Credit Fee (each an “L/C Fee”) to be paid pursuant to Section 2.11(b), in each case (A) until delivery of the Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) for the first fiscal quarter of Parent Holdings ending after the Closing Date, the Commitment Fee shall be 0.375% per annum and each L/C Fee shall be 2.50% per annum and (B) thereafter, the following percentages per annum based upon the Maintenance Leverage Ratio as set forth below; provided, in each case, that if the Borrower shall obtain public corporate ratings from S&P and public corporate family ratings from Moody’s of BB and Ba2 (or better), respectively, for so long as the Borrower maintains such public corporate ratings, the Commitment Fee and the L/C Fee shall be reduced by 0.25% from the Commitment Fee and L/C Fee, respectively, that would otherwise be applicable; provided, further, that in no event shall the Commitment Fee be less than 0.25%:

Commitment Fee and L/C Fee
Pricing Level	Maintenance Leverage Ratio	Commitment Fee	L/C Fee
1	> 3.75:1.00	0.50%	2.75%
2	<3.75:1.00 but > 3.00:1.00	0.375%	2.50%
3	< 3.00:1.00 but > 2.50:1.00	0.375%	2.25%
4	< 2.50:1.00 but > 2.00:1.00	0.375%	2.00%
5	< 2.00:1.00 but > 1.50:1.00	0.30%	1.75%
6	< 1.50:1.00	0.25%	1.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Maintenance Leverage Ratio shall become effective as of the first Business Day immediately following the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) and any increase or decrease in the Applicable Margin resulting from a change in the ratings shall become effective as of the first Business Day immediately following the date on which the Borrower obtains such ratings; provided that (i) at the option of the Administrative Agent or the Required Revolving Lenders, Pricing Level 2 (with respect to Revolving Loans, the Commitment Fee and the L/C Fee) or the Required Term A Lenders (with respect to Term A Loans), in each case shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing otherwise determined in accordance with this definition shall apply) and (ii) if the Maintenance Leverage Ratio as set forth in a Compliance Certificate delivered pursuant to Section 6.02(a) is determined to have been incorrect, then the Applicable Margin for the relevant period shall be adjusted retroactively to reflect the pricing which would have been applied in accordance with this definition for such period based on the corrected Maintenance Leverage Ratio for the relevant period, and any additional interest or fees owing as a result of such readjustment shall be payable on demand.

“Applicable Percentage” has the meaning specified in Section 2.09(b)(ii).

“Approved Currency” means each of Dollars and Euro.

“Approved Fund” has the meaning specified in Section 10.07(g).

“Approved Lender” has the meaning specified in the definition of “Cash Equivalents”.

“Asset Disposition” means any sale, (including any Sale/Leaseback Transaction, whether or not involving a Capital Lease), lease, transfer or other disposition (including any such transaction involving a transfer of assets effected by way of merger or consolidation and including any sale or other disposition by any Group Company of Equity Interests in one or more of its Subsidiaries, but excluding any sale or other disposition by way of Casualty or Condemnation) by any Group Company of any asset. For avoidance of doubt, an Equity Issuance by the Borrower shall not constitute an Asset Disposition.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit C hereto.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, at any date, (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet as Indebtedness of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet as Indebtedness of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction, the lesser of (A) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such Sale/Leaseback Transaction.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent Holdings and its Consolidated Subsidiaries for the fiscal year ended October 31, 2013 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent Holdings and its Consolidated Subsidiaries, including the notes thereto, included in the Parent Holdings’ Annual Report on Form 10-K for the year ended October 31, 2013, filed with the SEC.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.05(c)(iii).

“Available Amount” means, at any time of determination (the “Available Amount Reference Time”), an amount equal to the sum of:

(a) $50,000,000; plus

(b) the amount (which amount shall not be less than zero) equal to 50% of Cumulative Consolidated Net Income as of the Available Amount Reference Time; plus

(c) the amount of (i) any Debt Issuance or (ii) issuance of Debt Equivalents in each case of clauses (i) and (ii) that have been converted into or exchanged for Qualified Capital Stock (other than any debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.06, Section 7.07 or Section 7.08) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower as cash equity) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(d) without duplication and to the extent not already included in the calculation of Consolidated Net Income, the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the sale, transfer or other disposition of any Investment made pursuant to Section 7.06(a)(xiv) to the extent received during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; plus

(e) without duplication and to the extent not already included in the calculation of Consolidated Net Income, returns, profits, distributions and other similar amounts or payments made to or received by the Borrower or any Restricted Subsidiary on account of any Investment made pursuant to Section 7.06(a)(xiv) to the extent of such payments in cash and Cash Equivalents received during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; plus

(f) without duplication and to the extent not already included in the Consolidated Net Income, the amount of any Investment in any Unrestricted Subsidiary by the Borrower or any Restricted Subsidiary pursuant to Section 7.06(a)(xiv) made upon the designation of such Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of such Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, in each case to the extent such designation, merger or consolidation occurs during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; minus

(g) the aggregate amount of (i) any Indebtedness incurred pursuant to Section 7.01(ix)(D)(2) until such Indebtedness is redeemed, purchased, prepaid, retired, defeased or otherwise extinguished, (ii) Investments made pursuant to Section 7.06(a)(x)(A)(II) or Section 7.06(a)(xiv)(B), (iii) any Restricted Payment made pursuant to Section 7.07(vi)(B) and (iv) any payments made pursuant to Section 7.08(b)(iv)(B), in each case, during the period commencing on the Closing Date and ending on or prior to the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Availability Period” means in respect of the Revolving Commitments, the period from and including the Closing Date to the earliest of (A) the Revolving Termination Date, (B) the time of the termination of the Revolving Commitments pursuant to Section 2.10 and (C) the time of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers issue, extend or increase Letters of Credit pursuant to Section 8.02.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” and any successor statute thereto.

“Bank Secrecy Act” means the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Act of 1970, 31 U.S.C. 1051, et seq., as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Base Rate” means, (a) for Dollar denominated Loans, for any day, a rate per annum equal to the highest of (i) the Federal Funds Rate plus  1⁄2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” in effect at its office located at 383 Madison Avenue, New York, New York and (iii) the Adjusted Eurodollar Rate for an Interest Period of one month plus 1.00% and (b) for Foreign Currency Loans (in accordance with the terms of this Agreement, including Section 3.03), the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/100th of 1%) at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Foreign Currency Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period as would be offered by JPMCB’s London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by JPMCB shall be effective from and including the date such change is publicly announced as being effective.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans and identified as such in the Notice of Borrowing with respect thereto.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation; and

(b) with respect to any other Person, the board of directors or other similar body and (except if used in the definition of “Change of Control”) committee or Person of such Person serving a similar function.

“Borrower” means VeriFone, Inc., a Delaware corporation, and its successors.

“Borrowing” has the meaning specified in Section 1.08.

“Business Acquisition” means the acquisition by the Borrower or one or more of its Restricted Subsidiaries of (i) all of the Equity Interests of another Person, (ii) all or substantially all the assets or property of another Person or (iii) any division or line of business (or substantial part thereof) of another Person.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that (i) when used in Section 2.05 with respect to any action taken by or with respect to any L/C Issuer, the term “Business Day” shall not include any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where such L/C Issuer’s Applicable Lending Office is located, (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day shall also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market and (iii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for a Foreign Currency Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day shall not include any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not operating (as determined in good faith by the Administrative Agent).

“Calculation Date” means (a) the last Business Day of each calendar month and (b) solely with respect to any Foreign Currency Borrowing, the second Business Day immediately preceding the date on which such Borrowing is to be made.

“Capital Expenditures” means expenditures that would in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures or cash expenditures for revenue generating assets, in each case, as would be set forth on a consolidated statement of cash flows of such Person.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers.

“Cash Equivalents” means:

(i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii) Dollar-denominated certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from (x) S&P is at least A-1 or the equivalent thereof, or (y) Moody’s is at least P-1 or the equivalent thereof (“Approved Lender”), in each case with maturities of not more than one year from the date of acquisition;

(iii) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Borrower rated (x) A-1 (or the equivalent thereof) or better by S&P, or (y) P-1 (or the equivalent thereof) or better by Moody’s, and maturing within one year of the date of acquisition;

(iv) repurchase agreements with a term of not more than one year with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or one or more of its Restricted Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(vi) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (v);

(vii) auction rate securities, corporate bonds, taxable municipal bonds, tax-exempt municipal bonds and money market funds, in each case, having a maturity within one year of the date of acquisition thereof, so long as such investments are rated at least AAA or the functional equivalent by S&P and Moody’s; and

(viii) Investments that are consistent with the investment policy of the Borrower, as it may be amended from time to time, that has been adopted by the board of directors of the Borrower and provided to the Administrative Agent, in each case to the extent such Investment would be classified as cash or a short term investment on the balance sheet of the Borrower in accordance with GAAP.

“Cash on Hand” means, at any date of determination, the amount in excess of $100,000,000 of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date, it being understood that “Cash on Hand” shall exclude in any event any cash and Cash Equivalents which are “restricted” for purposes of GAAP or are subject to a consensual Lien in favor of any other Person (other than security interests under the Collateral Documents or a statutory right of set-off at any depository institution where held); provided that Cash on Hand shall not exceed $175,000,000.

“Cash Management Agreement” means any agreement or other instrument governing Cash Management Obligations.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or Agent or an Affiliate of a Lender or Agent, in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Cash Management Bank to any Loan Party, including obligations for the payment of agreed interest and reasonable, fees, charges, expenses, Attorney Costs and disbursements in connection therewith.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Proceeds” means all cash insurance proceeds (other than business interruption insurance proceeds) with respect to any Casualty.

“Change of Control” means the occurrence of any of the following events: (A) Parent Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests in the Borrower on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), or (B) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 50% or more of the Equity Interests of Parent Holdings on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable).

“Charges” has the meaning specified in Section 10.10.

“CIP Regulations” has the meaning specified in Section 9.06(b).

“Class” has the meaning specified in Section 1.08.

“Closing Date” means the date when the first Credit Extension occurs in accordance with Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Co-Documentation Agent” means each of Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as a Co-Documentation Agent under this Agreement, and “Co-Documentation Agents” means all of them, collectively.

“Collateral” means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.

“Collateral Agent” means JPMCB, as Collateral Agent for the Lenders under this Agreement and the Collateral Documents, and its permitted successor or successors in such capacity and, if there is no acting Collateral Agent under this Agreement and the Collateral Documents, the Required Lenders.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment, control agreements or other instruments or agreements executed pursuant to the foregoing.

“Commitment” means (i) with respect to each Lender, its Revolving Commitment, Term A Commitment, Term B Commitment, Incremental Term Loan Commitment, New Revolving Commitment and Extended Revolving Commitment as and to the extent applicable, (ii) with respect to each L/C Issuer, its L/C Commitment and (iii) with respect to the Swing Line Lender, the Swing Line Commitment, in each case as set forth on Schedule 2.01 or in the applicable Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as its Commitment of the applicable Class, as any such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.11(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation.

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding cash and Cash Equivalents classified as such in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding the current portion of any Consolidated Funded Indebtedness).

“Consolidated Capital Expenditures” means for any period the aggregate amount of all Capital Expenditures (including the amount of assets leased under any Capital Lease), but excluding (to the extent that they would otherwise be included) any such expenditures financed with the proceeds of Excluded Sources.

“Consolidated Cash Interest Expense” means for any period Consolidated Interest Expense that has been paid or is payable in cash for such period other than (to the extent, but only to the extent, included in the determination of Consolidated Interest Expense for such period in accordance with GAAP and paid in cash for such period): (i) amortization of debt discount and debt issuance fees, (ii) any fees, expenses, discounts or commissions (including underwriting, legal, accounting and advisory fees, discounts, commissions and expenses) paid in connection with the consummation of the Transactions or any Permitted Business Acquisitions (whether or not successful), (iii) any payments made or expenses incurred to obtain Swap Agreements, (iv) any fees paid or required to be paid pursuant to any Loan Document (including any fees or expenses related to any amendment to any Loan Document) and (v) annual agency fees, unused line fees and letter of credit fees and expenses paid hereunder; provided that Consolidated Cash Interest Expense for any fiscal period ending prior to the Closing Date which is identified on Schedule 1.01A hereto shall be deemed to equal the amount set forth on Schedule 1.01A opposite such period.

“Consolidated Cash Taxes” means, for any period, the aggregate amount of all taxes of the Group Companies for such period to the extent the same are paid in cash by any of the Group Companies during such period.

“Consolidated Current Assets” means at any date the consolidated current assets of the Borrower and its Restricted Subsidiaries determined as of such date in accordance with GAAP.

“Consolidated Current Liabilities” means at any date, without duplication, (i) the consolidated current liabilities of the Borrower and its Restricted Subsidiaries plus (ii) all Guaranty Obligations of the Borrower or any Restricted Subsidiary of the Borrower in respect of the current liabilities of any Person (other than the Borrower or a Restricted Subsidiary of the Borrower), determined as of such date in accordance with GAAP.

“Consolidated EBITDA” means for any period the sum of:

(i) Consolidated Net Income for such period (excluding therefrom (x) any unusual or non-recurring items of gain or loss, costs, charges or expenses and (y) any gain or loss from discontinued operations); plus

(ii) to the extent not otherwise included in the determination of Consolidated Net Income for such period, business interruption insurance proceeds in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four fiscal quarter period (it being understood that to the extent not actually received within such fiscal quarters, such amount shall be deducted in calculating Consolidated EBITDA for the applicable future periods)); plus

(iii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for (A) Consolidated Interest Expense, (B) the principal component of Synthetic Lease Obligations paid or payable in cash under leases accounted for as Operating Leases during such period but which constitute Synthetic Lease Obligations hereunder, (C) Federal, state, local and foreign income tax, franchise taxes and state single business unitary and similar taxes imposed in lieu of income tax, (D) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and all other non-cash charges, write-downs, expenses, losses, accruals, provisions or reserves (excluding any such non-cash charge, expense, accrual, provision or reserve to the extent that it represents amortization of a prepaid cash expense that was paid during such period or an accrual of, or a reserve for, cash charges or expenses in any future period), (E) the amount of (x) any expense to the extent that a corresponding amount is received in cash by a Group Company from a Person other than the Borrower or any Restricted Subsidiary of the Borrower under any agreement providing for reimbursement of such expense or (y) any expenses with respect to liability or casualty events, business interruption or product recalls, to the extent covered by insurance (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period such excess amounts received may be carried forward and applied against expenses in future periods), (F) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses, and underwriting fees, discounts and commissions of the Borrower and its Restricted Subsidiaries incurred as a result of any acquisition, disposition, recapitalization, Investment, asset sale, Permitted Business Acquisitions, any equity offering or incurrence or repayment of Indebtedness, refinancing transaction or amendment or modification of any debt instrument (whether or not successful), (G) the amount of any restructuring charge or reserve, integration cost or any expense or cost associated with consolidating facilities, cost-saving initiatives, establishing new facilities or closing facilities, relocation, curtailments or modifications to pension and post-retirement employee benefit plans, retention charges, spin-off costs, business realignment, business optimization, product rationalization, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing and amortization of signing bonuses, or any cost or expense associated with realigning, consolidating or terminating personnel or any cost or expense associated with contract termination or information technology integration or establishment, in each case, (1) to the extent incurred within 18 months of the Closing Date, (2) incurred in connection with restructuring, business realignment, business optimization, product rationalization or other activities described in this clause (G), in each case, previously disclosed to the Administrative Agent in writing and (3) not in excess of $40,000,000 in the aggregate for any four quarter period beginning on or after the Closing Date, (H) the amount of any restructuring charge or reserve, integration cost or any expense or cost associated with acquisitions, consolidating facilities, cost-saving initiatives, establishing new facilities or closing facilities, relocation, curtailments or modifications to pension and post-retirement employee benefit plans, retention charges, spin-off costs, business realignment, business optimization, product rationalization, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing and amortization of signing bonuses, or any cost or expense associated with realigning, consolidating or terminating personnel or any cost or expense associated with contract termination or information technology integration or establishment, including any one-time costs incurred in connection with acquisitions and, together with the aggregate amounts added pursuant to clause (I) for such four quarter period, not in excess of the greater of $50,000,000 and 17.50% of Consolidated EBITDA (prior to giving effect to this clause (H) and clause (I) below or any pro-forma adjustments in accordance with the penultimate paragraph of this definition of “Consolidated EBITDA”) in the aggregate for any four quarter period beginning on or after the Closing Date, (I) cash charges paid or accrued (without duplication) in such four-quarter period in respect of earn-out obligations incurred in connection with any Permitted Business Acquisition and the amount of “run rate” cost savings, operating expense reductions and cost-saving synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of such period (to the extent the Borrower reasonably expects to realize such cost savings, reductions or synergies within 12 months of taking such action) (which cost savings, reductions and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a Pro-Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (1) no cost savings, reductions or synergies shall be added pursuant to this clause (I) to the extent duplicative of any expenses or charges relating to such cost savings, reductions and synergies that are included in clause (H) above or in accordance with the penultimate paragraph of this definition of “Consolidated EBITDA” or otherwise given pro-forma effect and (2) the aggregate amount of cost savings, reductions and synergies added pursuant to this clause (I) and clause (H) above shall not exceed the greater of $50,000,000 and 17.50% of Consolidated EBITDA (prior to giving effect to clause (H) above and this clause (I) or any pro-forma adjustments in accordance with the penultimate paragraph of this definition of “Consolidated EBITDA”) for such four fiscal quarter period (it being understood and agreed that “run rate” shall mean the full recurring net benefit that is associated with any action taken), (J) losses on sales or dispositions of assets outside the ordinary course of business, (K) the amount of any minority interest expense deducted in calculating the Consolidated Net Income of such Person (less the amount of any cash dividends or distributions paid to the holders of such minority interests) and (L) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; minus

(iv) any amount which, in the determination of Consolidated Net Income for such period, has been added for (A) interest income and (B) any non-cash income or non-cash gains, all as determined in accordance with GAAP;

provided that Consolidated EBITDA for any fiscal period ending prior to the Closing Date which is identified on Schedule 1.01B hereto shall be deemed to equal the amount set forth on Schedule 1.01B opposite such period. For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Maintenance Leverage Ratio, Total Leverage Ratio or the Interest Coverage Ratio and without limiting in any way clauses (K) and (L) above, if during such Reference Period (or in the case of pro-forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) any Group Company shall have made an Asset Disposition or a Permitted Business Acquisition or any transactions described in clauses (G) and (H) of this definition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro-Forma Basis and shall give effect, without duplication, to projected or anticipated cost savings and synergies permitted or required to be reflected on a pro-forma statement of income prepared in accordance with Regulations S-K or S-X under the Securities Act and to operating expense reductions to the extent factually supportable and such reductions have been realized or for which all steps necessary for realization have been taken or are expected in good faith to be taken within twelve months, in each case as certified by a Responsible Officer of the Borrower.

“Consolidated Funded Indebtedness” means at any date the Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Secured Funded Indebtedness shall include Indebtedness that is Limited Recourse Indebtedness only to the extent that the aggregate principal amount of such Limited Recourse Indebtedness exceeds $50,000,000 in the aggregate.

“Consolidated Interest Expense” means, for any period, the total interest expense, whether paid or accrued, (including, without limitation, amortization of debt issuance costs and OID, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Borrower and its Restricted Subsidiaries and all commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility), net of interest income, in each case determined on a consolidated basis for such period; provided that any interest on Indebtedness of another Person that is guaranteed by the Borrower or any of its Restricted Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Borrower or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included (but for purposes of calculating the Interest Coverage Ratio for any period only to the extent paid by the Borrower or any Restricted Subsidiary).

“Consolidated Net Income” shall mean, for any period, the net income (or net loss) attributable to the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) any after tax extraordinary items of gain or loss, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses and underwriting fees, discounts and commissions of the Borrower or any of its Affiliates as a result of any Permitted Business Acquisition, (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging arrangements (including hedging arrangements entered into for the purpose of hedging against fluctuations in the price or availability of any currency) or other derivative instruments, (e) accruals and reserves (and any adjustments in such accruals or reserves) that are established or adjusted as a result of Permitted Business Acquisitions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (f) non-cash charges, write-downs, expenses and losses, including non-cash compensation expense, or other non-cash expenses or charges, in each case, arising from the issuance or sale of stock, the granting of stock options, restricted stock units, stock appreciation rights or other similar instruments (including any repricing, amendment, modification, substitution or change of any such stock, stock option, restricted stock unit, stock appreciation rights or similar instruments), (g) any non-cash impairment charge or asset write-off or write-down including impairment charges, or asset write-offs or write-downs related to intangible assets, goodwill or long-lived assets, and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) and (h) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses and underwriting fees, discounts and commissions of the Borrower or any of its Affiliates incurred in connection with a Permitted Business Acquisition or Permitted Joint Venture; provided, that, there shall be excluded from the calculation of Consolidated Net Income for any period (i) the income (or loss) of any Person (other than any Restricted Subsidiary) in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an ownership interest, except to the extent that any such income is actually distributed in cash to the Borrower or such Restricted Subsidiary during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries, except as provided in the definitions of “Consolidated EBITDA” and “Pro-Forma Basis” herein and (iii) the income of any Restricted Subsidiary of the Borrower (other than a Subsidiary

Guarantor) to the extent that the declaration or payment of Restricted Payments or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date and any Permitted Business Acquisition or the amortization or write-off of any amounts thereof.

“Consolidated Secured Funded Indebtedness” means at any date the Consolidated Funded Indebtedness as of such date of the Borrower or a Restricted Subsidiary then secured by Liens that are pari passu with the Liens securing the Obligations if on Collateral or otherwise on a first lien basis if not on Collateral.

“Consolidated Scheduled Debt Payments” means, for any period, the sum of all scheduled payments of principal on the Loans and all other Consolidated Funded Indebtedness (including, without limitation, the principal component of Capital Lease Obligations and Synthetic Lease Obligations (regardless of whether accounted for as indebtedness under GAAP) paid or payable during such period), but excluding payments due on Revolving Loans and Swing Line Loans during such period; provided that Consolidated Scheduled Debt Payments for any period shall not include voluntary prepayments of Consolidated Funded Indebtedness, mandatory prepayments of the Term B Loans pursuant to Section 2.09(b) or other mandatory prepayments (other than by virtue of scheduled amortization) of Consolidated Funded Indebtedness (but Consolidated Scheduled Debt Payments for a period shall be adjusted to reflect the effect on scheduled payments of principal for such period of the application of any prepayments of Consolidated Funded Indebtedness during or preceding such period).

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or their equivalent, by contract or otherwise or (ii) with respect to any Person having voting shares or their equivalent, the possession, directly or indirectly, of the power to vote 15% or more of the Voting Securities of such Person.

“Credit Extension” means a Borrowing or the issuance, renewal, extension or increase of a Letter of Credit.

“Credit Facility” means any of the Initial Term Loans, any Incremental Term Loan Facility, the Revolving Facility, any Extended Term Loan Facility, any Extended Revolving Facility or any New Revolving Facility, as applicable.

“Cumulative Amount Reference Time” has the meaning specified in the definition of “Cumulative Equity Amount”.

“Cumulative Consolidated Net Income” means, as at any date of determination, the cumulative amount of Consolidated Net Income for the period (taken as one accounting period) commencing on May 1, 2014 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Cumulative Equity Amount” means, at any time (the “Cumulative Amount Reference Time”), an amount equal to the sum of:

(a) the amount of Net Cash Proceeds of any capital contributions or other Qualifying Equity Issuances received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower as cash equity) during the period from and including the Business Day immediately following the Closing Date through and including the Cumulative Amount Reference Time; minus

(b) the aggregate amount of (i) any Investment made pursuant to Section 7.06(a)(xviii), (ii) any Restricted Payment made pursuant to Section 7.07(x) and (iii) any payments made pursuant to Section 7.08(b)(v), in each case, during the period from and including the Business Day immediately following the Closing Date through and including the Cumulative Amount Reference Time.

“Debt Equivalents” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, in each case on or prior to the date which is six months after the Latest Maturity Date and (ii) if such Person is a Subsidiary of the Borrower but not a Loan Party, any Preferred Stock of such Person.

“Debt Issuance” means the issuance by any Group Company of any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of applicable grace periods or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Default Rate” means, for any day and with respect to any amount owing under any Loan Document, an interest rate equal to the applicable rate specified in Section 2.06(e).

“Designated Non-Cash Consideration” mean the fair market value (as determined by the Board of Directors of the Borrower in good faith) of non-cash consideration received by the Borrower or its Restricted Subsidiaries in connection with an Asset Disposition pursuant to Section 7.05(xvii) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an authorized officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value (as determined by the Board of Directors of the Borrower in good faith) of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Asset Disposition).

“Discount Range” has the meaning specified in Section 2.09(c)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.09(c)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.09(c)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.09(c)(v).

“Disqualified Lenders” means those Persons that were identified in writing by Parent Holdings to the Joint Lead Arrangers on or prior to July 8, 2014.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event”.

“Dollars” and the sign “$” means lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in Euro, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.09 using the Exchange Rate with respect to Euro at the time in effect under the provisions of such Section.

“Dollar Letter of Credit” means a letter of credit issued by an L/C Issuer on or after the Closing Date denominated in Dollars.

“Dollar Revolving Loans” means the Loans made by the Revolving Lenders denominated in Dollars pursuant to Section 2.01(a)(i).

“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision or any territory thereof, and “Domestic Subsidiaries” means any two or more of them.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“Employee Benefit Arrangements” means in any jurisdiction the material benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than Plans and Foreign Pension Plans.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Engagement Letter” means the letter dated June 9, 2014, addressed to the Borrower from the Administrative Agent and the Joint Lead Arrangers (and certain of their Affiliates) and accepted by the Borrower on the date thereof, with respect to, among other things, certain fees to be paid from time to time to the Administrative Agent and the other Joint Lead Arrangers.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and wastewater discharges.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Group Company directly or indirectly resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the release or threatened release of any Hazardous Material into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

“Equity Issuance” means (i) any sale or issuance by any Group Company to any Person other than a Group Company of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Indebtedness) and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Group Company, from any Person other than a Group Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued thereunder.

“ERISA Affiliate” means each business or entity which is under “common control” with a Group Company within the meaning of Section 4001(a)(14) of ERISA or, for purposes of subsection (viii) of the definition of “ERISA Event,” the definition of “Plan” and Section 6.08, each business or entity which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with a Group Company within the meaning of Section 414(b), (c) or (m) of the Code or required to be aggregated with a Group Company under Section 414(o) of the Code.

“ERISA Event” means:

(i) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(iii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code), the application for a minimum funding waiver under Section 302(c) of ERISA with respect to any Plan, a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(iv) (A) the incurrence of any material liability by a Group Company pursuant to Title I of ERISA or to the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability by a Group Company pursuant to Title I of ERISA or to such penalty or excise tax provisions of the Code; or (B) the incurrence of any material liability by a Group Company or an ERISA Affiliate pursuant to Title IV of ERISA or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability or imposition of any lien on any of the rights, properties or assets of a Group Company or any ERISA Affiliate pursuant to Title IV of ERISA or to Section 436(f) or 412 of the Code;

(v) the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of a Plan by the PBGC, or the appointment of a trustee by the PBGC to administer any Plan;

(vi) the withdrawal of a Group Company or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by a Group Company or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(vii) the imposition of material liability (or the reasonable expectation thereof) on a Group Company or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(viii) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against a Group Company or ERISA Affiliate in connection with any Plan;

(ix) the receipt from the United States Internal Revenue Service of notice of the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code, and, with respect to Multiemployer Plans, notice thereof to any Group Company; and

(x) the establishment or amendment by a Group Company of any Welfare Plan that provides post-employment welfare benefits in a manner that would reasonably be expected to result in a Material Adverse Effect.

“EURIBOR” means for any Interest Period of any Foreign Currency Loan or overdue amount with respect to any Foreign Currency Loan, (a) the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; or (b) if such rate is not available at such time for any reason, then “EURIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate offered by JPMCB to leading banks in the European interbank market, in each case, as of 11:00 A.M. (Brussels time) two Business Days prior to the first day of such Interest Period for the offering of deposits in Euro for a period comparable to that Interest Period.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Equivalent” means, on any date of determination, (a) with respect to any amount in Euro, such amount and (b) with respect to any amount in Dollars, the equivalent in Euro of such amount, determined by the Administrative Agent pursuant to Section 1.09 using the Exchange Rate with respect to Dollars at the time in effect under the provisions of such Section.

“Euro L/C Sublimit” means the Euro Equivalent of $25,000,000, as may be adjusted from time to time in accordance with this Agreement.

“Euro Letter of Credit” means any Letter of Credit issued by an L/C Issuer hereunder on or after the Closing Date denominated in Euro.

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans and identified as such in the Notice of Borrowing with respect thereto.

“Eurodollar Loan” means at any date (x) with respect to any Loan, other than a Foreign Currency Loan, a Loan which bears interest at a rate based on the Eurodollar Rate and (y) with respect to a Foreign Currency Loan, a Loan that bears interest at a rate based on EURIBOR.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Loan (other than a Foreign Currency Loan):

(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate appearing on the Reuters “LIBORO1” screen (or any successor thereto) that displays the London interbank offered rate administered by ICE Benchmark Administration Limited for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

(ii) if the rate referred to in clause (i) above does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays the London interbank offered rate administered by ICE Benchmark Administration Limited for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period; or

(iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period as would be offered by JPMCB’s London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means for any period an amount equal to:

(i) Consolidated EBITDA for such period; plus

(ii) all cash extraordinary, unusual or non-recurring gains and cash gains from discontinued operations, if any, during such period (whether or not accrued in such period) of the Borrower and its Restricted Subsidiaries during such period, in each case to the extent not otherwise included in Consolidated EBITDA for such period and not required to be utilized in connection with a repayment or prepayment of the Loans made or to be made pursuant to Section 2.09(b)(iii); minus

(iii) all cash extraordinary, unusual or non-recurring losses and cash losses from discontinued operations, if any, during such period (whether or not accrued in such period); plus

(iv) (x) the decrease, if any, in Consolidated Adjusted Working Capital less (y) the decrease, if any, in the principal amount of Revolving Loans and Swing Line Loans, in each case from the first day to the last day of such period; minus

(v) the amount, if any, in which the determination of Consolidated EBITDA for such period has been increased for income or cash gains from Casualty Proceeds or Condemnation Awards to any Group Company provided that the Group Companies are in compliance with Section 2.09(b)(iii), minus

(vi) the amount, if any, which, in the determination of Consolidated EBITDA for such period, has been included in respect of income or cash gains from Asset Dispositions of the Borrower and its Restricted Subsidiaries to the extent utilized to repay or prepay Loans pursuant to Section 2.09(b)(iii); minus

(vii) the aggregate amount (without duplication and in each case except to the extent financed with the proceeds of Excluded Sources by any Group Company) of (A) the sum of (x) cash payments during such period in respect of Consolidated Capital Expenditures plus (y) the aggregate amounts of all cash payments in respect of such Consolidated Capital Expenditures made during such next succeeding periods as planned and pursuant to commitments entered into during such period or prior to the date the Excess Cash Flow certificate is required to be delivered for such period pursuant to Section 6.02(d) (it being understood and agreed that any cash payments in respect of Consolidated Capital Expenditures deducted from Excess Cash Flow pursuant to this clause (vii)(A)(y) shall not thereafter be deducted pursuant to clause (vii)(A)(x) above in the determination of Excess Cash Flow for the period during which such payments were actually paid), (B) Investments during such period allowed under Section 7.06 (other than Investments pursuant to Section 7.06(a)(ii), (iii) and (ix)), (C) at the option of the Borrower, optional prepayments of Indebtedness (other than Subordinated Indebtedness); provided that (x) such prepayments are otherwise permitted hereunder, (y) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment during such period and (z) with respect to any prepayment of Term Loans pursuant to Section 2.09(c), in an amount equal to the aggregate prepayment made by the Borrower (as opposed to the aggregate principal amount of Term Loans prepaid), (D) to the extent not included in clause (iv) above, repayments or prepayments of the Revolving Loans and Swing Line Loans to the extent the Revolving Commitments and the Swing Line Commitment are permanently reduced at the time of such payment, (E) Consolidated Scheduled Debt Payments actually paid by Holdings and its Restricted Subsidiaries during such period, (F) Consolidated Cash Interest Expense actually paid by Holdings and its Restricted Subsidiaries during such period, (G) Consolidated Cash Taxes for such period (exclusive of any taxes referred to in clauses (ix) below and deducted in respect of the determination of Excess Cash Flow for a prior period), (H) the aggregate amount of all Restricted Payments allowed under Section 7.07 (other than Restricted Payments made under Section 7.07(i) and (ii)) actually paid in cash during such period or committed on or prior to the date the Compliance Certificate for such period is delivered pursuant to Section 6.02(a) to be paid in cash with respect to such period, (I) the aggregate amount of all financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of the Transaction, any Permitted Business Acquisition or Permitted Joint Venture, any equity offering or incurrence of Indebtedness and actually paid in cash by the Borrower and its Restricted Subsidiaries during such period, in each case to the extent reflected in Consolidated Net Income and in the determination of Consolidated EBITDA for such period, (J) without duplication, Transaction related expenditures (including cash charges in respect of strategic market reviews, management bonuses, early retirement of Indebtedness, restructuring, consolidation, severance of discontinuance of any portion of operations, employees and/or management) which are actually paid in cash by the Borrower and its Restricted Subsidiaries during such period, in each case to the extent reflected in Consolidated Net Income and in the determination of Consolidated EBITDA for such period, and (K) to the extent reflected in Consolidated Net Income and in the determination of Consolidated EBITDA for such period, earn-out obligations incurred in connection with Permitted Business Acquisitions; minus

(viii) all cash extraordinary or non-recurring losses and losses from discontinued operations, if any, during such period (whether or not accrued in such period); minus

(ix) (x) the increase, if any, in Consolidated Adjusted Working Capital less (y) the increase, if any, in the principal amount of Revolving Loans and Swing Line Loans, in each case from the first day to the last day of such period; minus

(x) an amount equal to the income and withholding taxes (as estimated in good faith by a senior financial or senior accounting officer of the Borrower giving effect to the overall tax position of Parent Holdings and its Subsidiaries) payable in the period following the period for which Excess Cash Flow is determined in respect of that amount of Excess Cash Flow as is attributable to the actual repatriation to the Borrower of undistributed earnings of those Subsidiaries of the Borrower that are “controlled foreign corporations” under Section 957 of the Code to enable it to prepay the Term B Loans as required under Section 2.09(b)(ii) in respect of Excess Cash Flow for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of Euro, the rate at which Euro may be exchanged into Dollars, as set forth at approximately 11:00 A.M., London time, on such day on the Reuters World Currency Page for Euro. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct in the absence of facts or circumstances indicating that it has been made in error.

“Excluded Asset Disposition” means an Asset Disposition permitted pursuant to any one or more of clauses (i) through (xv) of Section 7.05.

“Excluded Sources” means the (a) proceeds of any incurrence or issuance of Long-Term Indebtedness, (b) proceeds of any issuance or sale of Equity Interests in, or a contribution to the equity capital of, the Borrower and (c) proceeds of any Asset Disposition.

“Excluded Subsidiary” means:

(i) any Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Subsidiary Guarantor pursuant to the requirements of Section 6.12 (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary),

(ii) any Subsidiary that is prohibited by applicable Law or Contractual Obligation existing on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (so long as such prohibition is not incurred in contemplation of such prohibition), on the date such Subsidiary is so acquired, in each case from guaranteeing the Finance Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restrictions or any replacement or renewal thereof is in effect),

(iii) any Subsidiary which would require governmental (including regulatory) consent, approval, license or authorization to incur a Guaranty Obligation unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts by such Subsidiary to obtain the same, which efforts may be requested by the Administrative Agent,

(iv) any Domestic Subsidiary that is (i) a FSHCO or (ii) a direct or indirect Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code,

(v) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from incurring a Guaranty Obligation to the extent that (i) the aggregate amount of consolidated gross revenue for all Immaterial Subsidiaries excluded by this clause (e) exceeds 10% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (e) exceeds 10% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as at the end of the most recent four fiscal quarter period ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b)),

(vi) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent in consultation with the Borrower (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any material adverse tax consequence) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Finance Parties therefrom,

(vii) any Foreign Subsidiary,

(viii) any other Domestic Subsidiary acquired pursuant to a Permitted Business Acquisition financed with secured Indebtedness incurred pursuant to Section 7.01(v) and each Restricted Subsidiary acquired in such Permitted Business Acquisition that guarantees such Indebtedness to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing the Finance Obligations (so long as such prohibition is not incurred in contemplation of such acquisition),

(ix) any Subsidiary to the extent that Guaranty Obligations would result in a material adverse tax consequence to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Agent, and

(x) any Securitization Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Contract (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.14 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Contract by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Contract. If a Swap Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Contract that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Indebtedness” has the meaning specified in Section 7.01(i).

“Extended Repayment Date” has the meaning specified in Section 2.08(d).

“Extended Revolving Commitment” has the meaning specified in Section 2.16(a).

“Extended Revolving Facility” means each Class of Extended Revolving Commitments established pursuant to Section 2.16(a).

“Extended Term Loan Facility” means each tranche of Extended Term Loans made pursuant to Section 2.16.

“Extended Term Loan Repayment Amount” has the meaning specified in Section 2.08(d).

“Extended Term Loans” has the meaning provided in Section 2.16(a).

“Extension” has the meaning specified in Section 2.16(a).

“Extension Offer” has the meaning specified in Section 2.16(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (including any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to JPMCB on such day on such transactions as determined by the Administrative Agent.

“Finance Document” means (i) each Loan Document, (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations permitted hereunder and (iii) each Cash Management Agreement, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor and (iii) all Cash Management Obligations; provided that the “Finance Obligations” shall exclude any Excluded Swap Obligations.

“Finance Party” means each Senior Credit Party, each Swap Creditor and each Cash Management Bank and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“First Priority Liens” means, valid and perfected first priority security interests in favor of the Collateral Agent for the benefit of the Finance Parties and securing the Finance Obligations.

“First Refused Proceeds” has the meaning specified in Section 2.09(b)(x).

“Final Refused Proceeds” has the meaning specified in Section 2.09(b)(x)(A).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Cash Equivalents” means:

1. securities issued or fully guaranteed by the United Kingdom or any instrumentality thereof (as long as that the full faith and credit of the United Kingdom is pledged in support of those securities);

2. certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-I” by S&P or “P-I” by Moody’s, and (ii) certificates of deposit, eurodollar time deposits, banker’s acceptances and overnight bank deposits, in each case of any non-U.S. commercial bank having capital and surplus in excess of $500,000,000 and a Thomson BankWatch Rating of at least “B”;

3. repurchase obligations with a term of not more than seven days with respect to securities or other instruments of the types described in clause (i) or (ii) with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 in which the Borrower or one or more of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

4. investments, classified in accordance with GAAP as current assets, in shares of any money market fund that has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iii) above which are administered by reputable financial institutions having capital of at least $500,000,000; provided, however, that the maturities of all obligations of the type specified in clauses (i) through (iii) above shall not exceed the lesser of the time specified in such clauses.

“Foreign Currency Borrowing” means Foreign Currency Revolving Loans made on the same day by the Revolving Lenders ratably according to their respective Foreign Currency Sublimits then in effect or Foreign Currency Swing Line Loans made on the same day by the Swing Line Lender.

“Foreign Currency Loans” means the Foreign Currency Revolving Loan and the Foreign Currency Swing Line Loans.

“Foreign Currency Market Disruption Lenders” has the meaning specified in Section 3.03(b)(ii).

“Foreign Currency Market Disruption Event” has the meaning specified in Section 3.03(b)(ii).

“Foreign Currency Market Disruption Notice” has the meaning specified in Section 3.03(b).

“Foreign Currency Ratable Portion” means, with respect to any Revolving Lender (a) at any time prior to the reduction of the Foreign Currency Sublimits to zero, the percentage obtained by dividing (i) the Foreign Currency Sublimit of such Revolving Lender in effect at such time by (ii) the aggregate Foreign Currency Sublimits of all Revolving Lenders in effect at such time and (b) at any time thereafter, the percentage obtained by dividing (i) the aggregate outstanding principal amount of all Foreign Currency Loans outstanding at such time and owing to such Revolving Lender by (ii) the aggregate outstanding principal amount of all Foreign Currency Loans outstanding at such time.

“Foreign Currency Revolving Loans” means the Loans made by the Revolving Lender’s denominated in Euro pursuant to Section 2.01(a)(ii).

“Foreign Currency Revolving Outstandings” means, as of any Calculation Date, the aggregate outstanding Dollar Equivalent principal amount of all Foreign Currency Revolving Loans and Foreign Currency Swing Line Loans plus the outstanding amount of L/C Obligations in respect of Euro Letter of Credit.

“Foreign Currency Sublimit” means, with respect to each Revolving Lender, the Dollar amount set forth opposite such Revolving Lender’s name on Schedule 2.01 under the caption “Foreign Currency Sublimit,” as such amount may be adjusted or modified in connection with any assignment made in accordance with the provisions of Section 10.07(b) and as such amount may be reduced pursuant to this Agreement; provided, however, that no Revolving Lender or Eligible Assignee thereof shall acquire a Foreign Currency Sublimit to the extent, after giving effect to such Revolving Lender acquiring a proposed Foreign Currency Sublimit, the aggregate Foreign Currency Sublimit of all Revolving Lenders would exceed the Maximum Foreign Currency Sublimit. The aggregate Foreign Currency Sublimits on the Closing Date shall be the Maximum Foreign Currency Sublimit.

“Foreign Currency Swing Line Loans” means Swing Line Loans denominated in Euro.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any material plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Group Company primarily for the benefit of employees of any Group Company residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Total Assets” means, as of any date of determination, the total amount of all assets of all Foreign Subsidiaries of the Borrower, determined on a consolidated basis in accordance with GAAP as of such date.

“FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests of Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Fund” has the meaning specified in Section 10.07(g).

“Funded Indebtedness” means, with respect to any Person and without duplication, (i) all Indebtedness of such Person of the types referred to in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of the definition of “Indebtedness” in this Section 1.01, (ii) all Indebtedness of others of the type referred to in clause (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not the obligations secured thereby have been assumed by such Person, (iii) all Guaranty Obligations of such Person with respect to Indebtedness of others of the type referred to in clause (i) above and (iv) all Indebtedness of the type referred to in clause (i) above of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under any applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. If the Borrower notifies the Administrative Agent that Parent Holdings is required by applicable Law, including by SEC rule or regulation, to report under IFRS, “GAAP” shall mean international financial reporting standards pursuant to IFRS.

“Government Acts” has the meaning specified in Section 2.05(m)(i).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Group Company” means any of the Borrower or its Restricted Subsidiaries, and “Group Companies” means all of them, collectively.

“Group Company Materials” has the meaning specified in Section 6.02(j)(i).

“Guarantor” means each of Holdings and the Subsidiary Guarantors.

“Guaranty” means the Guaranty, dated as of December 28, 2011, by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent, as amended, modified or supplemented as of the date hereof, and as the same may be further amended, modified or supplemented from time to time.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, support agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (iv) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants or environmental contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes regulated pursuant to any Environment Law because of their hazardous or deleterious properties.

“Holdings” means VeriFone Intermediate Holdings, Inc., a Delaware corporation, and its successors.

“Honor Date” has the meaning specified in Section 2.05(e)(i).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently ended four full fiscal quarters on or prior to such determination date for which financial statements have been delivered pursuant to Section 6.01(a) or (b) were less than 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such four full fiscal quarters were less than 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Incremental Facilities” has the meaning provided in Section 2.15(a).

“Incremental Revolving Commitment Increase” has the meaning provided in Section 2.15(a).

“Incremental Revolving Commitment Increase Lender” has the meaning provided in Section 2.15(i).

“Incremental Term Loan Commitment” means the Commitment of any Lender to make Incremental Term Loans of a particular tranche pursuant to Section 2.15(a).

“Incremental Term Loan Facility” means each tranche of Incremental Term Loans made pursuant to Section 2.15.

“Incremental Term Loans” has the meaning provided in Section 2.15(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the ordinary course of business and due within six months of the incurrence thereof), (v) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations and Synthetic Lease Obligations (regardless of whether accounted for as indebtedness under GAAP), (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all obligations, contingent or otherwise, of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument, (viii) all Indebtedness of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Indebtedness of others that constitutes Indebtedness of such Person solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien, (ix) all Guaranty Obligations of such Person, (x) all Debt Equivalents of such Person and (xii) the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefor; provided that (i) Indebtedness shall not include (A) deferred compensation arrangements, (B) earn-out obligations until matured or earned (whether or not represented by a note or other instrument), (C) non-compete or consulting obligations incurred in connection with Permitted Business Acquisitions, (D) Merchant Funds and (E) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset and (ii) the amount of any Limited Recourse Indebtedness of any Person shall be equal to the lesser of (A) the aggregate principal amount of such Limited Recourse Indebtedness for which such Person provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise or is the lender and (B) the fair market value of any assets securing such Indebtedness or to which such Indebtedness is otherwise recourse.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Term Loans” has the meaning specified in Section 2.15(c).

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note contemplated by Section 7.06(a)(ix) or (x), substantially in the form of Exhibit M hereto, and “Intercompany Notes” means any two or more of them.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for such period.

“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date for Loans of the applicable Class and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Class, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the respective dates that fall every three months after the beginning of such Interest Period.

“Interest Period” means with respect to each Eurodollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one, two, three, six (or if deposits of such duration are available to all of the Lenders having Commitments or Loans of the applicable Class, twelve or a period shorter than one month) months thereafter; provided that:

(i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (5) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period having a duration of one or more months which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) no Interest Period in respect of Term Loans may be selected which extends beyond a Principal Amortization Payment Date for Loans of the applicable Class unless, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans of the applicable Class which are comprised of Base Rate Loans together with such Term Loans comprised of Eurodollar Loans with Interest Periods expiring on or prior to such Principal Amortization Payment Date are at least equal to the aggregate principal amount of Term Loans of the applicable Class due on such date;

(iv) if so provided in written notice to the Borrower by the Administrative Agent at the direction of the Required Lenders, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(v) no Interest Period may be selected which would end after the Maturity Date for Loans of the applicable Class.

“Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than inventory, machinery, equipment and other assets in the ordinary course of business), Equity Interests, Equity Equivalents, Debt Equivalents, Indebtedness or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment, inventory or services in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or in the case of any Subsidiary of the Borrower, any release, cancellation, compromise or forgiveness in whole or in part of any Indebtedness owing by such Person. The amount of any Investment at any time shall be deemed to equal the difference of (i) the aggregate initial amount of such Investment less (ii) all returns of principal thereof or capital with respect thereto prior to such time and all liabilities expressly assumed by another Person (and with respect to which the Borrower and its Restricted Subsidiaries, as applicable, shall have received a novation) in connection with the sale of such Investment.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joint Lead Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets and Wells Fargo Securities, LLC.

“Judgment Currency” has the meaning specified in Section 10.22(a).

“Judgment Currency Conversion Date” has the meaning specified in Section 10.22(a).

“Latest Maturity Date” means, with respect to any Indebtedness, the latest maturity date applicable to any Credit Facility that is outstanding hereunder on the date such Indebtedness is incurred.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Borrowing” means a Revolving Borrowing made pursuant to Section 2.05(e)(iv) and (v) to refinance Unreimbursed Amounts in respect of drawn Letters of Credit.

“L/C Cash Collateral Account” has the meaning specified in the Security Agreement.

“L/C Commitment” means the commitment of one or more L/C Issuers to issue Letters of Credit in an aggregate face amount at any one time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the L/C Sublimit.

“L/C Credit Extension” means the issuance, renewal, extension or increase of a Letter of Credit.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any other documents delivered in connection therewith, any application therefor and any agreements, instruments, Guaranties or other documents (whether general in application to Letters of Credit generally or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“L/C Fee” has the meaning specified in the definition of “Applicable Margin”.

“L/C Issuer” means (i) JPMCB in its capacity as issuer of Letters of Credit under Section 2.05(a), and its permitted successor or successors in such capacity and (ii) any other Lender, with the consent of such Lender, which the Borrower shall have designated as an “L/C Issuer” by notice to the Administrative Agent.

“L/C Issuer Fees” has the meaning specified in Section 2.11(b)(iv).

“L/C Obligations” means at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all L/C Disbursements not yet reimbursed by the Borrower as provided in Section 2.05(e)(ii), (iii), (iv) or (v) to the applicable L/C Issuers in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(e)(vi). For all purposes of this Agreement and all other Loan Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The foregoing shall be calculated on a Dollar Equivalent basis with respect to any Euro Letter of Credit.

“L/C Sublimit” means an amount equal to $50,000,000. The L/C Sublimit is a part of, and not in addition to, the Revolving Committed Amount.

“Lender” means (i) each bank or other lending institution identified on Schedule 2.01 as having a Revolving Commitment or a Swing Line Commitment, each bank or other lending institution having a Term A Commitment or a Term B Commitment and each Eligible Assignee which acquires a Revolving Loan or a Term Loan pursuant to Section 10.07(b) and their respective successors and (ii) each Person that becomes a party hereto as a “Lender” pursuant to the terms of Section 2.15, in each case other than a Person who ceases to be a “Lender.”

“Lender Default” means (i) the refusal (in writing) or failure of any Revolving Lender to make available its portion of any incurrence of Revolving Loans or participations in any L/C Disbursement or Swing Line Loan, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Revolving Lender to pay over to the Administrative Agent, any L/C Issuer or any other Revolving Lender any other amount required to be paid by such Revolving Lender pursuant to the terms of this Agreement or any other Loan Document within two Business Days of the date when due; (iii) a Revolving Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Revolving Facility; (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Revolving Facility or (v) a Distressed Person has admitted in writing that it is unable to pay its debts as they become due or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender Participation Notice” has the meaning specified in Section 2.09(c)(iii).

“Lender-Related Distress Event” means, with respect to any Revolving Lender, that such Revolving Lender or any person that directly or indirectly controls such Revolving Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary bankruptcy or insolvency case or proceeding with respect to such Distressed Person under any Debtor Relief Laws, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Revolving Lender or any person that directly or indirectly controls such Revolving Lender by a Governmental Authority or an instrumentality thereof or (ii) an undisclosed administration pursuant to the laws of the Netherlands.

“Letter of Credit” means any Dollar Letter of Credit, Euro Letter of Credit or both, as the context requires.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Termination Date then in effect.

“Letter of Credit Exposure” shall mean, subject to Section 2.17, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) Revolving Loans pursuant to Section 2.05 at such time and (b) such Lender’s Revolving Commitment Percentage of the L/C Obligations at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) Revolving Loans pursuant to Section 2.05).

“Letter of Credit Request” has the meaning specified in Section 2.05(c)(i).

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other) or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction). Solely for the avoidance of doubt, the filing of a Uniform Commercial Code financing statement that is a protective lease filing in respect of an Operating Lease that does not constitute a security interest in the leased property or otherwise give rise to a Lien does not constitute a Lien solely on account of being filed in a public office.

“Limited Recourse Indebtedness” means, with respect to any Person, Indebtedness to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Loan” means a Dollar Revolving Loan, a Foreign Currency Revolving Loan, a Foreign Currency Swing Line Loan, a New Revolving Loan, a Term Loan or a Swing Line Loan (or swing line loan pursuant to a New Revolving Facility) (or a portion of any Dollar Revolving Loans, Foreign Currency Revolving Loans, Foreign Currency Swing Line Loans, New Revolving Loans, Term Loans or Swing Line Loans (or swing line loans pursuant to a New Revolving Facility)), individually or collectively as appropriate; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Documents” means, collectively, this Agreement, the Amendment Agreement, the Notes, the Guaranty, the Engagement Letter, the Collateral Documents, the Perfection Certificate, the Intercompany Notes, each Accession Agreement and each L/C Document, in each case as the same may be amended, modified or supplemented from time to time, and all other related agreements, certificates and documents executed by a Loan Party and delivered to any Senior Credit Party in connection with or pursuant to any of the foregoing.

“Loan Party” means each of Holdings, the Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“Long-Term Indebtedness” of any Person means any Indebtedness that, in accordance with GAAP, is classified (or, when incurred, was classified) as a long-term liability on the balance sheet of such Person.

“Maintenance Leverage Ratio” means on any day the ratio of (i) Consolidated Secured Funded Indebtedness as of the last day of the fiscal quarter of the Borrower ending on, or most recently preceding, such date, less Cash on Hand, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such day.

“margin stock” means “margin stock” as such term is defined in Regulation U.

“Market Disruption Event” has the meaning specified in Section 3.03(a)(ii).

“Market Disruption Lenders” has the meaning specified in Section 3.03(a)(ii).

“Market Disruption Notice” has the meaning specified in Section 3.03(a).

“Material Adverse Effect” means (i) any material adverse effect upon the business, assets, liabilities (actual or contingent), operations, properties or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (ii) a material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, which materially impairs the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole, (iii) a material impairment of the rights and remedies of the Lenders under any Loan Document, which materially impairs the rights or benefits of the Lenders under the Loan Documents, taken as a whole.

“Material Subsidiary” means (i) each Domestic Subsidiary (a) the Consolidated Total Assets of which (excluding assets of, and investments in, Foreign Subsidiaries) equal 5% or more of the Consolidated Total Assets of the Borrower (excluding assets of, and investments in, Foreign Subsidiaries) or (b) the consolidated revenues of which (excluding consolidated revenues attributable to Foreign Subsidiaries) account for 5% or more of the consolidated revenues of the Borrower (excluding consolidated revenues attributable to Foreign Subsidiaries), (ii) any Foreign Subsidiary (a) the Consolidated Total Assets of which equal 5% or more of the Consolidated Total Assets of the Borrower or (b) the consolidated revenues of which accounts for 5% or more of the consolidated revenues of the Borrower, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the Audited Financial Statements); and (iii) any group of Restricted Subsidiaries of the Borrower that account in the aggregate for 20% of the Consolidated Total Assets of the Borrower or 20% of the consolidated revenues of the Borrower.

“Maturity Date” means (i) as to Revolving Loans and Swing Line Loans, the Revolving Termination Date, (ii) as to New Revolving Commitments, any maturity date related to any Class of New Revolving Commitments, (iii) as to the Term A Loans, the Term A Maturity Date, (iv) as to the Term B Loans, the Term B Maturity Date, (v) any maturity date related to any Class of Incremental Term Loans and (vi) any maturity date related to any Class of Extended Term Loans, as applicable.

“Maximum Foreign Currency Sublimit” means $250,000,000 or such greater or lesser amount as may be adjusted from time to time in accordance with this Agreement.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merchant Funds” means any amounts on deposit with or under the control of the Borrower or a Subsidiary thereof, or in which the Borrower or a Subsidiary thereof has an interest, which are owned by a customer of the Borrower or such Subsidiary, or in which the customer has an interest, and which are held by the Borrower or applicable Subsidiary (i) as security for the obligations of the customer to the Borrower or applicable Subsidiary or (ii) while in the process of payment to the applicable customer. The term “Merchant Funds” shall include all amounts reflected as “suspended funds” on the consolidated financial statements of the Borrower.

“Minimum Extension Condition” has the meaning specified in Section 2.16(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.16(b).

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (without duplication):

(i) with respect to any Asset Disposition (other than an Asset Disposition consisting of a lease where one or more Group Companies is acting as lessor entered into in the ordinary course of business), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including cash Casualty Proceeds and cash Condemnation Awards, except to the extent and for so long as such Casualty Proceeds or Condemnation Awards constitute Reinvestment Funds) actually received by any Group Company in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as income or other proceeds of any non-cash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the sum of (1) the amount, if any, of all taxes (other than income taxes) and all income taxes (as estimated in good faith by a senior financial or senior accounting officer of the Borrower giving effect to the overall tax position of Parent Holdings and its Restricted Subsidiaries), and customary fees, legal fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Group Company or to Affiliates of any Group Company except for those payable on terms and conditions as favorable to the applicable Group Company as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party) that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by any Group Company, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, (2) appropriate amounts set aside as a reserve in good faith against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation, (3) if applicable, the amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation; and (4) any payments to be made by any Group Company as agreed between such Group Company and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith; and

(ii) with respect to any Debt Issuance, the gross amount of cash proceeds paid to or received by any Group Company in respect of such Debt Issuance as the case may be (including cash proceeds subsequently as and when received at any time in respect of such Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts, fees and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees, printing fees, SEC filing fees and other customary fees and expenses directly incurred by any Group Company in connection therewith (including fees and expenses relating to any customary A/B exchange offer in connection with and following a Debt Issuance) (other than those payable to any Group Company or any Affiliate of any Group Company except for those payable on terms and conditions as favorable to the applicable Group Company as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party).

“New Revolving Commitments” has the meaning specified in Section 2.15(a).

“New Revolving Facility” means each Class of New Revolving Commitments established pursuant to Section 2.15.

“New Revolving Loans” means any loan (other than a swingline loan) made to the Borrower under a Class of New Revolving Commitments.

“Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” has the meaning specified in Section 2.05(c)(iii).

“Note” means a Revolving Note, a Term A Note, a Term B Note or a Swing Line Note, and “Notes” means any combination of the foregoing.

“Notice of Borrowing” means a request by the Borrower for a Borrowing, substantially in the form of Exhibit A-1 hereto.

“Notice of Extension/Conversion” has the meaning specified in Section 2.07(a).

“Obligation Currency” has the meaning specified in Section 10.22(a).

“Offered Loans” has the meaning specified in Section 2.09(c)(iii).

“OID” has the meaning specified in Section 2.15(c).

“Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Financing Obligations” has the meaning specified in Section 1.11(a).

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (i) with respect to Term Loans, Revolving Loans or Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swing Line Loans, as the case may be, occurring on such date, and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of L/C Disbursements.

“paid in full” and “payment in full” means, with respect to any Finance Obligation, the occurrence of all of the foregoing: (i) with respect to such Finance Obligations other than (A) contingent indemnification obligations, Swap Obligations and Cash Management Obligations not then due and payable and (B) to the extent covered by clause (ii) below, obligations with respect to undrawn Letters of Credit, payment in full thereof in cash (or otherwise to the written satisfaction of the Finance Parties owed such Finance Obligations), (ii) with respect to any undrawn Letter of Credit, the obligations under which are included in such Finance Obligations, (A) the cancellation thereof and payment in full of all resulting Finance Obligations pursuant to clause (i) above or (B) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the applicable L/C Issuer and the Administrative Agent) in an amount at least equal to 103% of the L/C Obligations for such Letter of Credit and (iii) if such Finance Obligations consist of all the Senior Credit Obligations under or in respect of the Revolving Commitments, termination of all Commitments and all other obligations of the Lenders in respect of such Commitments under the Loan Documents.

“Parent Holdings” means VeriFone Systems, Inc., a Delaware corporation, and its successors.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.

“Participation Interest” means a Credit Extension by a Lender by way of a purchase of a participation interest in Letters of Credit or L/C Obligations as provided in Section 2.05(d), in Swing Line Loans as provided in Section 2.01(c)(vi) or in any Loans as provided in Section 2.13.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means a certificate, substantially in the form of Exhibit F-3 to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent and duly executed by the chief executive officer and the chief legal officer or other authorized officer of each Loan Party.

“Performance Guarantee” means any guarantee by any Person of the performance of the obligations of another Person (other than obligations in respect of Indebtedness for borrowed money), including guarantees of performance under contracts of such other Person to design, develop, manufacture, construct or produce products or production facilities or to provide services or with respect to acquisitions, investments or other strategic transactions.

“Permit” means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

“Permitted Business Acquisition” means a Business Acquisition; provided that:

(i) the Equity Interests or property or assets acquired in such acquisition are in a similar, ancillary, complementary or related line of business as the Borrower and its Restricted

Subsidiaries as of the Closing Date or otherwise are, in the good faith judgment of the Borrower consistent with the Borrower’s strategic vision as determined from time to time by the Borrower’s Board of Directors;

(ii) the Administrative Agent or the Collateral Agent, as applicable, shall have received all items in respect of the Equity Interests or property or assets acquired in such acquisition (and/or the seller thereof) required to be delivered by Section 6.12; and

(iii) no Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition, and the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro-Forma Basis, the Borrower shall be in compliance with the financial covenants set forth in Section 7.11, in each case as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

and provided, further, that the term “Permitted Business Acquisition” shall include a Business Acquisition not otherwise meeting the requirements of the foregoing definition the terms and provisions of which have been approved by the Required Lenders.

“Permitted Call Spread Swap Agreement” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which Parent Holdings acquires an option requiring the counterparty thereto to deliver to Parent Holdings shares of common stock of Parent Holdings, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Contract pursuant to which Parent Holdings issues to the counterparty thereto warrants to acquire common stock of Parent Holdings (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by Parent Holdings in connection with the issuance of Equity Equivalents; provided that (i) the terms, conditions and covenants of each such Swap Agreement are customary for Swap Agreements of such type (as reasonably determined by the Board of Directors of Parent Holdings in good faith) and (ii) in the case of clause (b) above, such Swap Agreement is classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require Parent Holdings to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument. For purposes of this definition, for the avoidance of doubt, the term “Swap Agreement” shall include any stock option or warrant agreement for the purchase of Equity Interests of Parent Holdings.

“Permitted Joint Venture” means a joint venture, in the form of a corporation, limited liability company, business trust, joint venture, association, company or partnership, entered into by the Borrower or any of its Subsidiaries which is either (A) engaged in a line of business similar, ancillary, complementary or related to those engaged in by the Borrower and its Restricted Subsidiaries or (B) otherwise are, in the good faith judgment of the Borrower consistent with the Borrower’s strategic vision as determined from time to time by the Borrower’s Board of Directors.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.01; provided that any customary A/B exchange offer for any notes issued under this subclause shall be deemed to meet the requirements of this subclause (i) and subclauses (iii) and (iv) hereof, (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to any Senior Credit Obligation, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the applicable Senior Credit Obligations on terms at least as favorable to the applicable Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable, taken as a whole, to the Loan Parties or the Lenders than the terms and conditions, taken as a whole, of the Indebtedness being modified, refinanced, refunded, renewed or extended, as determined by the Borrower in good faith, (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (vi) at the time thereof, no Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by any Group Company or any ERISA Affiliate including a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02(j)(i).

“Pledge Agreement” means the Pledge Agreement, dated as of December 28, 2011, among Holdings, the Borrower, the Subsidiary Guarantors and the Collateral Agent, as amended, modified or supplemented as of the date hereof, and as the same may be further amended, modified or supplemented from time to time.

“Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Pre-Commitment Information” means, taken as an entirety, the information with respect to the Borrower and its Subsidiaries contained in the Lender Presentation dated June 10, 2014.

“Predecessor Credit Agreement” has the meaning specified in the introductory paragraph hereto.

“Predecessor Loan Documents” has the meaning specified in Section 1.12.

“Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Prepayment Account” has the meaning specified in Section 2.09(b)(viii).

“Principal Amortization Payment” means a scheduled principal payment on any Class of the Term Loans and the Incremental Term Loans, if any, pursuant to Section 2.08.

“Principal Amortization Payment Date” means (i) with respect to any Class of the Term Loans, the last Business Day of each calendar quarter, commencing with the last Business Day of the first full calendar quarter commencing after the Closing Date, and (ii) the Maturity Date of such Class of Term Loans.

“Proceeds” has the meaning specified for such term in the Uniform Commercial Code as in effect from time to time in the State of New York.

“Pro-Forma Basis” means, for purposes of determining compliance with or performing calculations pursuant to any provision hereof, including the calculation of Consolidated EBITDA, that the applicable Specified Transaction or other transaction shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower which most recently precedes or ends on the date of such Specified Transaction and with respect to which the Administrative Agent has received the financial information required under Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.02(a) for such period. In connection with any calculation of the financial covenants set forth in Section 7.11 upon giving effect to a transaction on a “Pro-Forma Basis,” (i) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with such Specified Transaction (or any other transaction which occurred during the relevant four fiscal quarter period) shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations, (iii) income statement items (whether positive or negative) attributable to all property acquired in such Specified Transaction or to the Investment constituting such Specified Transaction, as applicable, shall be included as if such Specified Transaction has occurred as of the first day of the relevant four-fiscal-quarter period, (iv) such other pro-forma adjustments which would be permitted or required by Regulations S-K and S-X under the Securities Act shall be taken into account and (v) such other adjustments made by the Borrower with the consent of the Administrative Agent (not to be unreasonably withheld) shall be taken into account.

“Pro-Forma Compliance Certificate” means a certificate of the chief financial officer or chief accounting officer of the Borrower delivered to the Administrative Agent in connection with any Specified Transaction for which a calculation on a “Pro-Forma Basis” is permitted or required hereunder and containing reasonably detailed calculations demonstrating, upon giving effect to the applicable Specified Transaction on a Pro-Forma Basis, compliance, as applicable, with the Total Leverage Ratio and the Interest Coverage Ratio specified in Section 7.11 as of the last day of the most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of the applicable Specified Transaction and with respect to which the Administrative Agent shall have received the consolidated financial information required under Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.02(a) for such period.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.09(c)(ii).

“Public Lender” has the meaning specified in Section 6.02(j)(ii).

“Purchase Money Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Borrower or such Subsidiary.

“Purchasing Borrower Party” means the Borrower or any Restricted Subsidiary of the Borrower that becomes an assignee pursuant to Section 10.07(b).

“Qualified Capital Stock” means Equity Interests of the Borrower, other than Equity Interests constituting Debt Equivalents.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility in respect of which all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at reasonably equivalent value (as determined in good faith by the Borrower) or (2) constituting a receivables financing facility, in each case to the extent such Qualified Securitization Facility, together with all other Qualified Securitization Facilities then outstanding, has outstanding commitments and/or purchasing limit of no more than $50,000,000 at any time outstanding.

“Qualifying Equity Issuance” means any issuance of Equity Interests by the Borrower or any receipt by the Borrower of a capital contribution (or any direct or indirect parent thereof and contributed to the Borrower as cash equity), if, after giving effect thereto, no Change of Control shall have occurred.

“Qualifying Lenders” has the meaning specified in Section 2.09(c)(iv).

“Qualifying Loans” has the meaning specified in Section 2.09(c)(iv).

“Ratings Trigger Date” means the first date when the Borrower shall obtain public corporate ratings from S&P and public corporate family ratings from Moody’s of BB and Ba1 (or better) or BB+ and Ba2 (or better), respectively, in each case with a stable outlook; provided that no Default or Event of Default shall have occurred or is continuing as of such date.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures.

“Reference Period” means any period of four consecutive fiscal quarters.

“Refinancing Debt Securities” means debt securities of the Borrower that are designated in an officer’s certificate delivered to the Administrative Agent prior to the date of issuance thereof as “Refinancing Debt Securities”; provided that (A) the terms of such debt securities do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (B) such debt securities are not secured by any Lien on any assets of the Borrower or any of its Restricted Subsidiaries other than a Lien permitted by Section 7.02(xviii) and such debt securities are not guaranteed by any Subsidiary other than a Subsidiary Guarantor and (C) the covenants, events of default and other terms for such Indebtedness (provided that such Indebtedness shall have interest rates, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be market rates and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Borrower to be market terms on the date of issuance and in any event are not more restrictive on the Borrower and its Restricted Subsidiaries than the terms, taken as a whole, of this Agreement (as in effect on the Closing Date), as determined by the Borrower in good faith.

“Refinancing Term Loans” means Incremental Term Loans that have been designated by the Borrower as “Refinancing Term Loans” in the applicable Additional Credit Extension Amendment.

“Refunded Swing Line Loan” has the meaning specified in Section 2.01(c)(iii).

“Register” has the meaning specified in Section 10.07(c).

“Reinvestment Funds” means, with respect to any Casualty Proceeds or any Condemnation Award exceeding $10,000,000 in respect of the single event or series of related events giving rise thereto, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days after the occurrence of the Casualty or Condemnation giving rise thereto (and in any case prior to the receipt thereof by any Group Company), be reinvested within 365 days after the occurrence of the Casualty or Condemnation giving rise thereto or an agreement is entered to reinvest such proceeds within such 365 day period and such proceeds are reinvested in accordance with the terms of such agreement no later than 180 days of the end of such 365 day period, in each case, in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation; provided that (i) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced, (ii) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Collateral Agent for the benefit of the Finance Parties, over which the Collateral Agent shall have sole control and exclusive right of withdrawal (which may include the Reinvestment Funds Account (as defined and established under the Security Agreement), (iii) from and after the date of delivery of such certificate, the Borrower or one or more of its Subsidiaries shall proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation as described in such certificate and (iv) no Event of Default shall have occurred and be continuing or, if the Borrower or one or more of its Restricted Subsidiaries shall have then entered into one or more continuing agreements with a Person not an Affiliate of any of them for the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation, none of the Administrative Agent or the Collateral Agent shall have commenced any action or proceeding to exercise or seek to exercise an right or remedy with respect to any Collateral (including any action of foreclosure, enforcement, collection or execution or by and proceeding under any Debtor Relief Law with respect to any Loan Party); and provided, further, that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Loans in accordance with Section 2.09(b).

“Related Obligations” has the meaning specified in Section 9.12.

“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Materials into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Replacement Revolving Commitments” means any New Revolving Commitments established pursuant to Section 2.15 that are designated as “Replacement Revolving Commitments” in the applicable Additional Credit Extension Amendment relating thereto.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term B Loans with the incurrence by any Loan Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term B Loans and having an effective interest cost or weighted average yield (as determined by the Board of Directors of the Borrower in good faith and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the effective interest cost for or weighted average yield (as determined by the Board of Directors of the Borrower on the same basis) of the Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the effective interest cost for, or weighted average yield of, the Term B Loans.

“Required Lenders” means at any date of determination, Lenders holding more than 50% of the sum of (i) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (ii) the Adjusted Total Revolving Commitment at such date and the Adjusted Total New Revolving Commitment of all Classes. For the avoidance of doubt, the Total Outstandings or Commitments of any Defaulting Lender shall not be included in the numerator or the denominator for the calculation of the “Required Lenders” for purposes hereof.

“Required Revolving Lenders” means, collectively, Revolving Lenders having more than 50% of the Adjusted Total Revolving Commitment at such date and the Adjusted Total New Revolving Commitment of all Classes or, after the Revolving Termination Date, more than 50% of the aggregate Revolving Outstandings. For the avoidance of doubt, the Commitments of a Defaulting Lender shall not be included in the numerator or the denominator for the calculation of “Required Revolving Lenders” for purposes hereof.

“Required Term A Lenders” means, collectively, Term A Lenders having more than 50% of the principal amount of the Term A Loans then outstanding. For the avoidance of doubt, the principal amount of Term A Loans outstanding of any Defaulting Lender shall not be included in the numerator or the denominator for the calculation of “Required Term A Lenders” for purposes hereof.

“Required Term B Lenders” means, collectively, Term B Lenders having more than 50% of the principal amount of the Term B Loans then outstanding. For the avoidance of doubt, the principal amount of Term B Loans outstanding of any Defaulting Lender shall not be included in the numerator or the denominator for the calculation of “Required Term B Lenders” for purposes hereof.

“Required Term Lenders” means, collectively, Term Lenders having more than 50% of the principal amount of the Term Loans then outstanding. For the avoidance of doubt, the principal amount of Term Loans outstanding of any Defaulting Lender shall not be included in the numerator or the denominator for the calculation of “Required Term Lenders” for purposes hereof.

“Reset Date” has the meaning specified in Section 1.09(a).

“Responsible Officer” means the chief executive officer, president, executive vice president, chief financial officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of any Group Company or any of their direct or indirect parent companies, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests or Equity Equivalents of any Group Company or any of their direct or indirect parent companies, now or hereafter outstanding.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 7.06(a).

“Revolving Base Rate Loans” means Revolving Loans that are Base Rate Loans.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans and identified as such in the Notice of Borrowing with respect thereto.

“Revolving Commitment” means, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (A) to make Revolving Loans in accordance with the provisions of Section 2.01(a), (B) to purchase Participation Interests in Swing Line Loans in accordance with the provisions of Section 2.01(c) and (C) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.05(d).

“Revolving Commitment Percentage” means, for each Lender, the percentage (carried out to the ninth decimal place) identified as its Revolving Commitment Percentage on Schedule 2.01 hereto, as such percentage may be adjusted or modified in connection with any assignment made in accordance with the provisions of Section 10.07(b), or as otherwise adjusted from time to time in accordance with this Agreement.

“Revolving Committed Amount” means $500,000,000, of which aggregate amount up to the Maximum Foreign Currency Sublimit is in the form of commitments to make, at the Borrower’s request, Foreign Currency Loans, or such greater or lesser amount to which the Revolving Committed Amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Exposure” means, with respect to any Lender, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s Letter of Credit Exposure, plus the aggregate amount at such time of such Lender’s Swing Line Exposure.

“Revolving Facility” means the Revolving Commitments as in effect on the Closing Date and as modified from time to time in accordance with this Agreement.

“Revolving Lender” means each Lender identified in Schedule 2.01 as having a Revolving Commitment and each Eligible Assignee which acquires a Revolving Commitment or Revolving Loan pursuant to Section 10.07(b) and their respective successors.

“Revolving Loan” means a Foreign Currency Loan or a Dollar Revolving Loan, as the context requires.

“Revolving Note” means a promissory note, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay outstanding Revolving Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Revolving Outstandings” means at any date the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate outstanding amount of all L/C Obligations.

“Revolving Termination Date” means the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person (other than the Borrower or any of its Restricted Subsidiaries) or to which any such Person is a party providing for the leasing to the Borrower or any of its Restricted Subsidiaries of any property, whether owned by the Borrower or any of its Restricted Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person to the Borrower or any if its Restricted Subsidiaries on the security of such property.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions broadly prohibiting dealings with such government, country or territory.

“Sanctioned Person” means, at any time, (a) any Person that is listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person described in clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any of one or more receivables or securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are Limited Recourse Indebtedness (except for customary representations, warranties, covenants, performance guarantees, payments of fees and expenses and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement, dated as of December 28, 2011, among Holdings, the Borrower, the Subsidiary Guarantors and the Collateral Agent, as amended, modified or supplemented as of the date hereof, and as the same may be further amended, modified or supplemented from time to time.

“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:

(i) in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Revolving Loan, Term Loan or L/C Obligation under, or any Revolving Note, Term A Note, Term B Note or Swing Line Note issued pursuant to, this Agreement or any other Loan Document;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party under any Loan Document in respect of any Revolving Loan, Term Loan or L/C Obligation under, or any Revolving Note, Term A Note, Term B Note or Swing Line Note issued pursuant to, this Agreement or any other Loan Document (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii) all expenses of the Administrative Agent or the Collateral Agent as to which such Agent have a right to reimbursement by such Loan Party under Section 10.04 of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv) all amounts paid by any Indemnitee in respect of any Revolving Loan, Term Loan or L/C Obligation under, or any Revolving Note, Term A Note, Term B Note or Swing Line Note issued pursuant to, this Agreement or any other Loan Document as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.05 of this Agreement or under any other similar provision of any other Loan Document; and

(v) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, Holdings or such Subsidiary Guarantor under or in respect of any Revolving Loan, Swing Line Loan, Term Loan or L/C Obligation under, or any Revolving Note, Swing Line Note, Term A Note or Term B Note issued pursuant to, this Agreement or any other Loan Document, whether or not allowed or allowable as a claim in any such proceeding) on the part of Parent Holdings, Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Senior Credit Party” means each Lender (including any Affiliate in respect of any Cash Management Obligations), each L/C Issuer, the Administrative Agent, the Collateral Agent and each Indemnitee in respect of Loans and their respective successors and assigns, and “Senior Credit Parties” means any two or more of them, collectively.

“Solvent” means, with respect to any Person as of a particular date, that on such date (i) such Person is able generally to pay its recorded liabilities and contingent obligations as they mature or become payable in the normal course of business, (ii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (iii) the present fair saleable value (i.e., the amount that could be obtained for such Person’s assets within a commercially reasonable time, through sale by a willing seller to a willing buyer under ordinary selling conditions for comparable business enterprises insofar as such conditions can be reasonably evaluated) of the assets of such Person exceeds the amount that will be required to pay the recorded liabilities and contingent obligations of such Person as they become absolute and matured. In computing the amount of any contingent obligation at any time, such obligation shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Transaction” means, with respect to any period, any (i) Investment, (ii) sale or transfer of assets or property or other Asset Disposition, (iii) incurrence or repayment of Indebtedness, (iv) Restricted Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) Incremental Term Loan, (vii) provision of Incremental Revolving Commitment Increases, (viii) creation of Extended Term Loans or (ix) other event, in each case that by the terms of the Loan Documents requires pro-forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro-Forma Basis.”

“Standby Letter of Credit” has the meaning specified in Section 2.05(a).

“Standby Letter of Credit Fee” has the meaning specified in Section 2.11(b)(i).

“Subordinated Indebtedness” of any Person means all unsecured Indebtedness (i) the principal of which by its terms is not required to be repaid, in whole or in part, before the first anniversary of the Latest Maturity Date at the time incurred, (ii) which is subordinated in right of payment to such Person’s indebtedness, obligations and liabilities to the Senior Credit Parties under the Loan Documents pursuant to payment and subordination provisions reasonably satisfactory in form and substance to the Administrative Agent and (iii) is issued pursuant to documents having covenants, subordination provisions and events of default that, taken as a whole, are in the good faith judgment of the Borrower in no event less favorable, including with respect to rights of acceleration, to such Person than the terms hereof, taken as a whole, or are otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than 50% of the Voting Securities or the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower on the Closing Date (other than an Excluded Subsidiary) and each Subsidiary of the Borrower (other than an Excluded Subsidiary, except to the extent otherwise provided in Section 6.12(d)) that becomes a party to the Guaranty after the Closing Date by execution of an Accession Agreement, and “Subsidiary Guarantors” means any two or more of them.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract” means with respect to any Guarantor any Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Creditor” means any Lender or Agent or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements permitted hereunder with a Loan Party (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Swap Termination Value” means, at any date and in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include any Lender).

“Swing Line Borrowing” means a Borrowing comprised of Swing Line Loans and identified as such in the Swing Line Loan Request with respect thereto.

“Swing Line Commitment” means the agreement of the Swing Line Lender to make Loans pursuant to Section 2.01(c). The Swing Line Commitment is a part of, and not in addition to, the Revolving Committed Amount.

“Swing Line Committed Amount” means $100,000,000, as such Swing Line Committed Amount may be reduced from time to time in accordance with this Agreement.

“Swing Line Exposure” means, subject to Section 2.17, with respect to any Lender, at any time, such Lender’s Revolving Commitment Percentage of the Swing Line Loans outstanding at such time.

“Swing Line Lender” means JPMCB, in its capacity as the Swing Line Lender under Section 2.01(c), and its successor or successors in such capacity.

“Swing Line Loan” means a Base Rate Loan made by the Swing Line Lender pursuant to Section 2.01(c), and “Swing Line Loans” means any two or more of such Base Rate Loans.

“Swing Line Loan Request” has the meaning specified in Section 2.02(b).

“Swing Line Note” means a promissory note, substantially in the form of Exhibit B-4 hereto, evidencing the obligation of the Borrower to repay outstanding Swing Line Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swing Line Termination Date” means the earlier of (i) the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement and (ii) the date on which the Swing Line Commitment is terminated in its entirety in accordance with this Agreement.

“Syndication Agent” means Bank of America, N.A., in its capacity as Syndication Agent under this Agreement.

“Syndication Date” means the earlier of (i) the date which is 60 days after the Closing Date and (ii) the date on which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of Lenders pursuant to Section 10.07(b)) has been completed.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Taxes” has the meaning specified in Section 3.01(a).

“Term A Borrowing” means a Borrowing comprised of Term A Loans and identified as such in the Notice of Borrowing with respect thereto.

“Term A Commitment” means, with respect to any Lender, as applicable, the commitment of such Lender to make Term A Loans on the Closing Date in a principal amount equal to such Lender’s Term A Commitment Percentage of the Term A Committed Amount.

“Term A Commitment Percentage” means, for each Lender, the percentage (carried out to the ninth decimal place) identified as its Term A Commitment Percentage on Schedule 2.01.

“Term A Committed Amount” means $600,000,000.

“Term A Lender” means each bank or other lending institution identified on Schedule 2.01 as having a Term A Commitment and (ii) each Eligible Assignee which acquires a Term A Loan pursuant to Section 10.07(b) and their respective successors.

“Term A Loan” means a Loan made under Section 2.01(b)(i) and “Term A Loans” means two or more of them, collectively.

“Term A Maturity Date” means the fifth anniversary of the Closing Date (or if such day is not a Business Day, the next preceding Business Day).

“Term A Note” means a promissory note, dated as of the date of issue and substantially in the form of Exhibit B-2 hereto, evidencing the obligation of the Borrower to repay outstanding Term A Loans, as such note may be amended, modified or supplemented from time to time.

“Term B Borrowing” means a Borrowing comprised of Term B Loans and identified as such in the Notice of Borrowing with respect thereto.

“Term B Commitment” means, with respect to any Lender, as applicable, the commitment of such Lender to make Term B Loans on the Closing Date in a principal amount equal to such Lender’s Term B Commitment Percentage of the Term B Committed Amount.

“Term B Commitment Percentage” means, for each Lender, the percentage (carried out to the ninth decimal place) identified as its Term B Commitment Percentage on Schedule 2.01.

“Term B Committed Amount” means $200,000,000.

“Term B Lender” means each bank or other lending institution identified on Schedule 2.01 as having a Term B Commitment and (ii) each Eligible Assignee which acquires a Term B Loan pursuant to Section 10.07(b) and their respective successors.

“Term B Loan” means a Loan made under Section 2.01(b)(ii) and “Term B Loans” means two or more of them, collectively.

“Term B Maturity Date” means the seventh anniversary of the Closing Date (or if such day is not a Business Day, the next preceding Business Day).

“Term B Note” means a promissory note, dated as of the date of issue and substantially in the form of Exhibit B-3 hereto, evidencing the obligation of the Borrower to repay outstanding Term B Loans, as such note may be amended, modified or supplemented from time to time.

“Term Commitment” means a Term A Commitment or a Term B Commitment, as the context may require.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loans” means, collectively, Term A Loans, Term B Loans or Incremental Term Loan, as the context requires, including any Extended Term Loan.

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means on any day the ratio of (i) Consolidated Funded Indebtedness as of the last day of the fiscal quarter of the Borrower ending on, or most recently preceding, such date, less Cash on Hand, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such day.

“Total Outstandings” means, at any date the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trade Letter of Credit” has the meaning specified in Section 2.05(a).

“Trade Letter of Credit Fee” has the meaning specified in Section 2.11(b)(ii).

“Tranche B Incremental Term Loans” means Incremental Term Loans on customary terms for senior secured Term B Loans syndicated to institutional term loan investors, as determined by the Board of Directors of the Borrower in good faith based on the expected lenders, amortization, tenor and other material terms of such Incremental Term Loans.

“Transactions” means the borrowing of the Loans on the Closing Date and the other events contemplated hereby and thereby to occur in connection therewith.

“Type” has the meaning specified in Section 1.08.

“UCP” has the meaning specified in Section 2.05(j).

“Unaudited Financial Statements” means the unaudited financial statements and other financial data of Parent Holdings and its Consolidated Subsidiaries as at and for the three and six month periods ended April 30, 2014.

“Unfunded Liabilities” means, except as otherwise provided in Section 5.12(a)(i)(B), (i) with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA) and (ii) with respect to each Foreign Pension Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Foreign Pension Plan exceeds the current value of such Foreign Pension Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using the most recent actuarial assumptions and methods being used by the Foreign Pension Plan’s actuaries for financial reporting under applicable accounting and reporting standards.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time (except as other-wise specified) in any applicable state or jurisdiction.

“United States” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

“Unpaid Drawing” has the meaning specified in Section 2.17(a)(iv).

“Unreimbursed Amount” has the meaning specified in Section 2.05(e)(iv).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.14 subsequent to the Closing Date, (b) any existing Restricted Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.14 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary.

“Unused Revolving Commitment Amount” means, for any period, the amount by which (i) the then applicable Revolving Committed Amount exceeds (ii) the daily average sum for such period of (A) the aggregate principal amount of all outstanding Revolving Loans plus (B) the aggregate amount of all outstanding L/C Obligations. For the avoidance of doubt, no deduction shall be made on account of outstanding Swing Line Loans in calculating the Unused Revolving Commitment Amount.

“U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning specified in Section 10.15(b)(iv).

“Voting Securities” means Equity Interests of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and other nominal amounts of capital stock or other ownership interests that are required to be held by other Persons under applicable Law) are at the time directly or indirectly owned by such Person. “Wholly-Owned Domestic Subsidiary” means a Wholly-Owned Subsidiary that is also a Domestic Subsidiary.

“Withholding Agent” means any Loan Party, the Administrative Agent or any other applicable withholding agent.

Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. The term “including” is by way of example and not limitation (i.e., “including” shall be deemed to mean “including, without limitation”). The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.01 (or, prior to the delivery of the first financial statements pursuant to Section 6.01, consistent with the financial statements described in Section 5.05(a) (but without giving effect to any deviations from GAAP disclosed therein)); provided, however, that (i) if (A) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto (an “Accounting Change”) or (B) either the Administrative Agent or the Required Lenders shall so object to such Accounting Change in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of such Accounting Change), then, in each case, such calculations shall be made as if such Accounting Change had not been effected and on a basis consistent with how GAAP or the rules promulgated pursuant thereto that are the subject of such Accounting Change were calculated in the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made, and the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations made before and after giving effect to such change in GAAP, (ii) if a change in GAAP or the rules promulgated with respect thereto occurs or GAAP shall mean IFRS in accordance with the definition of GAAP, the parties hereto agree to enter into negotiations in order to amend such provisions so as equitably to reflect such change such that the criteria for evaluation compliance with such covenants shall be the same after such changes as if such change had not been made and (iii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), or under any similar accounting standard, to value any Indebtedness of the Borrower or any Subsidiary at “fair value” or any similar valuation standard, as defined therein.

Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Maintenance Leverage Ratio, the Total Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro-Forma Basis.

Section 1.04 Rounding. Any financial ratios required to be maintained by any Group Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (i) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C Documents related thereto, whether or not such maximum face amount is in effect at such time.

Section 1.08 Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to the Borrower pursuant to ARTICLE II on the same date, all of which Loans are of the same Class and Type (subject to ARTICLE III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type.” The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Dollar Revolving Loan, Foreign Currency Revolving Loan, New Revolving Loan, Term A Loan, Term B Loan, Incremental Term Loan, Extended Revolving Commitments or Extended Term Loans. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Term B Eurodollar Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Term B Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.

Section 1.09 Exchange Rates.

(a) Not later than 1:00 P.M. on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Euro and (ii) give written notice thereof to the Lenders and the Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for purposes of this Agreement (other than Section 10.22 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Euro.

(b) Not later than 5:00 P.M. on each Reset Date and on each date on which Foreign Currency Loans are made or Euro Letters of Credit are issued, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalent of the Outstanding Amount of all Dollar Revolving Loans, Swing Line Loans and L/C Obligations and the Euro L/C Sublimit, Foreign Currency Sublimits and the Maximum Foreign Currency Sublimit then outstanding (after giving effect to all Revolving Loans repaid, all reimbursements of L/C Disbursements made, and all Refunded Swing Line Loans paid concurrently with the making of any Revolving Loans) and (ii) notify the Lenders and the Borrower of the results of such determination.

Section 1.10 Certain Determinations. For purposes of determining compliance with any of the covenants set forth in ARTICLE VII (including in connection with any Incremental Facility), but subject to any limitation expressly set forth therein, as applicable, at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or any other transaction meets the criteria of more than one of the categories permitted pursuant to ARTICLE VII (including in connection with any Incremental Facility), as applicable, the Borrower may, in its sole discretion, determine under which category all or a portion of such Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or any other transaction (or, in each case, any portion thereof) is permitted or to be applied; provided that the Borrower may not reclassify any Indebtedness incurred pursuant to Section 7.01(ii) or Section 7.01(xv) or Liens incurred pursuant to Section 7.02(ii) following the Closing Date; provided, further, that the Borrower may not reclassify Indebtedness incurred under Section 7.01(xvi), Investments made under Section 7.06(a)(xv) or Restricted Payments paid under Section 7.07(vii) to the extent that such Indebtedness, Investments and Restricted Payments, as the case may be, could not have been incurred, made or paid under such clauses on the date of the incurrence of such Indebtedness, the making of such Investment or payment of such Restricted Payment, as the case may be.

Section 1.11 Amendment and Restatement of Predecessor Credit Agreement; Effect on Predecessor Credit Agreement.

(a) Subject to the terms and conditions set forth in this Agreement, effective as of the date hereof, the Predecessor Credit Agreement is hereby amended and restated in its entirety without any novation thereof. It is expressly understood and agreed by each of the parties hereto that (i) the “Financing Obligations” (as such term is defined in this Agreement) mean and include all “Financing Obligations” (as such term is defined in the Predecessor Credit Agreement) outstanding or otherwise existing on and as of the date hereof after giving effect to the Transactions (such Financing Obligations being herein referred to as the “Original Financing Obligations”); (ii) the Original Financing Obligations shall be payable hereafter in accordance with the respective terms and provisions hereof; and (iii) this Agreement (1) merely re-evidences, ratifies and confirms the Original Financing Obligations and (2) is in no way intended and shall not be deemed or construed to constitute a novation of the Predecessor Credit Agreement.

(b) All indemnification obligations of each party pursuant to the Predecessor Credit Agreement arising as a result of a third party claim (including any such claim arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Predecessor Credit Agreement pursuant to this Agreement. On and after the date of this Agreement, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the “Credit Agreement” shall mean and be a reference to this Agreement.

Section 1.12 Reaffirmation of Predecessor Loan Documents. The Borrower in its capacity under the Predecessor Credit Agreement and each of the other “Loan Documents” (as such term is defined in the Predecessor Credit Agreement, and herein referred to as the “Predecessor Loan Documents”) to which the Borrower is a party (including the respective capacities of accommodation party, assignor, grantor, guarantor, indemnitor, mortgagor, obligor and pledgor, as applicable, and each other similar capacity, if any, in which the Borrower granted Liens on all or any part of its properties and assets, or otherwise acted as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Original Financing Obligations), hereby (i) agrees that, except as otherwise expressly set forth herein, the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower hereunder or under any of the other Predecessor Loan Documents, all of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects, and (ii) to the extent the Borrower has granted Liens on any of its properties or assets pursuant to any of the Predecessor Loan Documents to secure the payment, performance and/or observance of all or any part of the Original Financing Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Financing Obligations under and as defined in this Agreement as hereafter amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time.

ARTICLE II

THE CREDIT FACILITIES

Section 2.01 Commitments to Lend.

(a) Revolving Loans. Each Revolving Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to (i) make Dollar Revolving Loans to the Borrower pursuant to this Section 2.01(a) from time to time during the Availability Period for Revolving Loans in amounts such that its Revolving Outstandings shall not exceed (after giving effect to all Revolving Loans repaid, all reimbursements of L/C Disbursements made, and all Refunded Swing Line Loans paid concurrently with the making of any Revolving Loans) its Revolving Commitment; provided that, immediately after giving effect to each such Dollar Revolving Loan, (x) the aggregate Revolving Outstandings shall not exceed the Revolving Committed Amount and (y) with respect to each Revolving Lender individually, such Lender’s outstanding Revolving Loans plus its Participation Interests in outstanding Swing Line Loans (other than the Swing Line Lender’s in its capacity as such) plus its Participation Interests in outstanding L/C Obligations (other than an L/C Issuer’s in its capacity as such) shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (ii) make Foreign Currency Revolving Loans to the Borrower pursuant to this Section 2.01(a) from time to time during the Availability Period in amounts such that each Lender’s Foreign Currency Revolving Loans shall not (after giving effect to all Revolving Loans repaid, all reimbursements of L/C Disbursements made, and all Refunded Swing Line Loans paid concurrently with the making of any Revolving Loans) exceed such Lender’s Foreign Currency Sublimit; provided that immediately after giving effect to any Foreign Currency Revolving Loan, the aggregate Foreign Currency Revolving Outstandings shall not exceed the Maximum Foreign Currency Sublimit. Each Revolving Borrowing comprised of Dollar denominated Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000, each Revolving Borrowing comprised of Dollar denominated Base Rate Loans shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 and each Revolving Loan comprised of Foreign Currency Revolving Loans shall be in an aggregate principal amount of €1,000,000 or any larger multiple of €500,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments and any L/C Borrowing may be in the aggregate amount of any outstanding Unreimbursed Amounts owed to one or more L/C Issuers as provided in Section 2.05(e)(iv)) and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.09, prepay, Revolving Loans and reborrow under this Section 2.01(a).

(b) Term Loans.

(i) Each Term A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Term A Loans to the Borrower on the Closing Date in an aggregate principal amount not exceeding its Term A Commitment. The Term A Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Term A Maturity Date may not be reborrowed.

(ii) Each Term B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Term B Loans to the Borrower on the Closing Date in an aggregate principal amount not exceeding its Term B Commitment. The Term B Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Term B Maturity Date may not be reborrowed.

(c) Swing Line Loans.

(i) The Swing Line Lender agrees, on the terms and subject to the conditions set forth herein and in the other Loan Documents and, subject to Section 2.17(a)(vi), to make a portion of the Revolving Commitments available to the Borrower from time to time during the Availability Period by making loans in Dollars or Euro to the Borrower (each such loan, a “Swing Line Loan” and, collectively, the “Swing Line Loans”); provided that (A) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount, (B) with respect to each Lender individually, such Lender’s outstanding Revolving Loans plus its Participation Interests in outstanding Swing Line Loans (other than the Swing Line Lender in its capacity as such) plus its Participation Interests in outstanding L/C Obligations (other than an L/C Issuer’s in its capacity as such) shall not at any time exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (C) with respect to the Revolving Lenders collectively, the sum of the aggregate principal amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding shall not exceed the Revolving Committed Amount, (D) the Swing Line Committed Amount shall not exceed the aggregate of the Revolving Commitments then in effect, (E) with respect to each Lender individually, such Lender’s outstanding Foreign Currency Revolving Loans plus its Participation Interests in outstanding Foreign Currency Swing Line Loans (other than the Swing Line Lender in its capacity as such) plus its outstanding Euro L/C Obligations (other than an L/C Issuer’s in its capacity as such) shall not at any time exceed such Lender’s Foreign Currency Sublimit and (F) with respect to the Revolving Lenders collectively, the sum of the aggregate principal amount of Foreign Currency Swing Line Loans outstanding plus the aggregate amount of the Foreign Currency Revolving Loans outstanding plus the aggregate amount of the Euro L/C Obligations outstanding shall not exceed the Maximum Foreign Currency Sublimit. Swing Line Loans denominated in Dollars shall be made and maintained as Base Rate Loans and Foreign Currency Swing Line Loans shall be made and maintained as Eurodollar Loans and shall bear interest at EURIBOR plus the Applicable Margin for Eurodollar Revolving Loans. Swing Line Loans may be repaid and reborrowed in accordance with the provisions hereof prior to the Swing Line Termination Date. Swing Line Loans may be made notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender’s other Revolving Outstandings, exceeds its Revolving Commitment. The proceeds of a Swing Line Borrowing may not be used, in whole or in part, to refund any prior Swing Line Borrowing.

(ii) The principal amount of all Swing Line Loans shall be due and payable on the earliest of (A) the maturity date agreed to by the Swing Line Lender and the Borrower with respect to such Swing Line Loan (which maturity date shall not be more than seven Business Days from the date of advance thereof), (B) at the request of the Swing Line Lender, the last day of the current calendar quarter, (C) the Swing Line Termination Date, (D) the occurrence of any proceeding with respect to the Borrower under any Debtor Relief Law or (E) the acceleration of any Loan or the termination of the Revolving Commitments pursuant to Section 8.02.

(iii) With respect to any Swing Line Loans that have not been voluntarily prepaid by the Borrower or paid by the Borrower when due under clause (ii) above, the Swing Line Lender (by request to the Administrative Agent) or the Administrative Agent at any time may, and shall at any time Swing Line Loans in an amount of (x) $1,000,000, in the case of Dollar denominated Swing Line Loans or (y) € 1,000,000 in the case of Foreign Currency Swing Line Loans shall have been outstanding for more than seven days, on one Business Day’s notice, require each Revolving Lender, including the Swing Line Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which with respect to Dollar denominated Swing Line Loans shall be initially funded as a Base Rate Loan and with respect to Foreign Currency Swing Line Loans shall be funded as a Foreign Currency Loan) in an amount equal to such Lender’s Revolving Commitment Percentage or Foreign Currency Ratable Portion, as applicable, of the amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date notice is given.

(iv) In the case of Revolving Loans made by Lenders other than the Swing Line Lender under clause (iii) above, each such Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds in the Approved Currency in which such Swing Line Loan was made, at the Administrative Agent’s Office, not later than (x) 1:00 P.M. with respect to Dollar denominated Swing Line Loans or (y) 11:00 A.M., London time with respect to Foreign Currency Swing Line Loans, in each case on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swing Line Lender (and not to the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender’s Revolving Commitment Percentage of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall instead be outstanding as Revolving Loans. With respect to Dollar denominated Swing Line Loans only, the Borrower authorizes the Administrative Agent and the Swing Line Lender to charge the Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swing Line Lender the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Lenders, including amounts deemed to be received from the Swing Line Lender, are not sufficient to repay in full such Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.13.

(v) A copy of each notice given by the Swing Line Lender pursuant to this Section 2.01(c) shall be promptly delivered by the Swing Line Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Revolving Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of its Participation Interest in the related Refunded Swing Line Loans.

(vi) If as a result of any proceeding under any Debtor Relief Law, Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swing Line Lender as a result of a nonpayment of outstanding Swing Line Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swing Line Loans in an amount equal to its Revolving Commitment Percentage or Foreign Currency Ratable Portion, as applicable, of the unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the Swing Line Lender, each Revolving Lender shall deliver to the Swing Line Lender an amount in Dollars equal to the Dollar Equivalent of its respective Participation Interest in such Swing Line Loans in same day funds at the office of the Swing Line Lender specified or referred to in Section 10.02. In order to evidence such Participation Interest each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to all parties. On such date, any Foreign Currency Swing Line Loans shall, without further action or notice being required, be converted to and become denominated in Dollars in an amount equal to the Dollar Equivalent of the amount thereof on such date. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Revolving Lender’s Participation Interest as provided in this Section 2.01(c)(vi), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the customary rate set by the Swing Line Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Base Rate plus the then Applicable Margin for Base Rate Loans.

(vii) Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to purchase Participation Interests in outstanding Swing Line Loans pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swing Line Lender, the Borrower, Holdings or any other Loan Party, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Commitments after any such Swing Line Loans were made, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender, (v) whether any condition specified in ARTICLE IV is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the forgoing. If such Lender does not pay such amount forthwith upon the Swing Line Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid Participation Interest for all purposes of the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the Participation Interest in Swing Line Loans that such Lender failed to purchase pursuant to Section 2.01(c)(vi) until such amount has been purchased (as a result of such assignment or otherwise).

(viii) If the maturity date shall have occurred in respect of any tranche of Revolving Commitments at a time when a tranche or tranches of Extended Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(p)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.02 Notice of Borrowings.

(a) Borrowings Other Than Swing Line Loans. Except in the case of Swing Line Loans and L/C Borrowings, the Borrower shall give the Administrative Agent a Notice of Borrowing not later than (x) with respect to Loans denominated in Dollars, 1:00 P.M. on (i) the Business Day immediately preceding each Base Rate Borrowing and (ii) the third Business Day before each Eurodollar Borrowing and (y) in the case of Foreign Currency Revolving Loans, not later than 11:00 A.M., London time, four Business Days before the date of the proposed borrowing (unless the Borrower wishes to request an Interest Period for such Borrowing other than one, two, three or six months in duration as provided in the definition of “Interest Period,” in which case the Borrower shall give such notice on the fourth Business Day (or fifth Business Day with respect to Foreign Currency Revolving Loans) before each such Eurodollar Borrowing), specifying:

(i) the date of such Borrowing, which shall be a Business Day;

(ii) the aggregate amount and Approved Currency of such Borrowing;

(iii) the Class and initial Type of the Loans comprising such Borrowing; provided all Foreign Currency Revolving Loans shall be Eurodollar Loans;

(iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and to Section 2.06(a); and

(v) the location (which must be in the United States) and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

If no election as to the Type of Loans is specified with respect to Dollar denominated Loans, then the requested Borrowing shall be for Base Rate Loans. The Borrower shall not be permitted to elect Base Rate for any Foreign Currency Revolving Loan. If the duration of the initial Interest Period is not specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an initial Interest Period of one month, subject to the provisions of the definition of Interest Period and to Section 2.06(a).

(b) Swing Line Borrowings. The Borrower shall request a Swing Line Loan by written notice (or telephone notice promptly confirmed in writing) substantially in the form of Exhibit A-4 hereto (a “Swing Line Loan Request”) to the Swing Line Lender and the Administrative Agent not later than 1:30 P.M. (New York time), in the case of Dollar denominated Swing Line Loans, and 10:00 A.M. (London time), in the case of Foreign Currency Swing Line Loans, on the Business Day of the requested Swing Line Loan. Each such notice shall be irrevocable and shall specify (i) that a Swing Line Loan is requested, (ii) the date of the requested Swing Line Loan (which shall be a Business Day) and (iii) the principal amount and currency of the Swing Line Loan requested. Each Swing Line Loan denominated in Dollars shall be made as a Base Rate Loan and each Swing Line Loan denominated in Euro shall be made as a Eurodollar Loan and, subject to Section 2.01(c)(ii), each Swing Line Loan shall have such maturity date as agreed to by the Swing Line Lender and the Borrower upon receipt by the Swing Line Lender of the Swing Line Loan Request from the Borrower.

(c) L/C Borrowings. Each L/C Borrowing shall be made as specified in Section 2.05(e)(iv) without the necessity of a Notice of Borrowing.

Section 2.03 Notice to Lenders; Funding of Loans.

(a) Notice to Lenders. If the Borrower has requested an Interest Period of twelve months or less than one month in duration, the Administrative Agent shall give prompt notice of such request to the Lenders having Commitments of the applicable Class and determine whether the requested Interest Period is acceptable to all of them. Not later than (x) with respect to Loans denominated in Dollars, 2:00 P.M. on the third Business Day before the requested date of such a Eurodollar Borrowing and (y) in the case of Foreign Currency Revolving Loans, not later than 11:00 A.M., London time, on the fourth Business Day before the requested date of the proposed borrowing of such Foreign Currency Revolving Loan, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Funding of Loans.

(i) Not later than 3:00 P.M., or, with respect to any Foreign Currency Revolving Loan, at the place and time specified by the Administrative Agent from time to time, on the date of each Borrowing (other than a Swing Line Borrowing and a L/C Borrowing), each Lender participating therein shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in ARTICLE IV has not been satisfied, the Administrative Agent shall make the funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent, wire transfer of such funds to such other account as may be specified for such purpose from time to time by the Borrower to the Administrative Agent or as may have been otherwise specified by the Borrower in the applicable Notice of Borrowing or, if a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.

(ii) Not later than 3:00 P.M., or, with respect to any Foreign Currency Swing Line Loan, at the place and time specified by the Administrative Agent from time to time, on the date of each Swing Line Borrowing, the Swing Line Lender shall, unless the Administrative Agent shall have notified the Swing Line Lender that any applicable condition specified in ARTICLE IV has not been satisfied, make available the amount of such Swing Line Borrowing, in Federal or other immediately available funds, to the Borrower at the Swing Line Lender’s address referred to in Section 10.02.

(iii) Not later than 3:00 P.M., or, with respect to any Euro Letters of Credit, at the place and time specified by the Administrative Agent from time to time, on the date of each L/C Borrowing, each Revolving Lender shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in ARTICLE IV has not been satisfied (other than the delivery of a Notice of Borrowing), the Administrative Agent shall remit the funds so received to the L/C Issuer which has issued Letters of Credit having outstanding Unreimbursed Amounts as contemplated by Section 2.05(e)(v).

(c) Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06, in the case of the Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to purchase Participation Interests in Letters of Credit and Swing Line Loans are several and not joint. Other than as expressly provided herein with respect to a Defaulting Lender, the failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder or to fund and Participation Interest shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing or fund any such Participation Interest, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing or fund its Participation Interest.

Section 2.04 Evidence of Loans.

(a) Lender Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender may make any Credit Extension to the Borrower through any Applicable Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.

(b) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it will record (i) the amount and Approved Currency of each Loan made hereunder, the Class and Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) Evidence of Indebtedness. The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section 2.04 shall be prima facie evidence absent demonstrable error of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(d) Notes. Notwithstanding any other provision of this Agreement, if any Lender shall request and receive a Note or Notes as provided in Section 10.07 or otherwise, then the Loans of such Lender shall be evidenced by a single Revolving Note, Term A Note or Term B Note, as applicable, in each case, substantially in the form of Exhibit B-1, B-2 or B-3, as applicable, payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Revolving Loans, Term A Loans or Term B Loans, as applicable. If requested by the Swing Line Lender, the Swing Line Loans shall be evidenced by a single Swing Line Note (“Swing Line Note”), substantially in the form of Exhibit B-4, payable to the order of the Swing Line Lender in an amount equal to the aggregate unpaid principal amount of the Swing Line Loans.

(e) Note Endorsements. Each Lender having one or more Notes shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any permitted transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

Section 2.05 Letters of Credit.

(a) Issuance of Letters of Credit. Subject to the terms and conditions set forth herein, (i) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Dollar Letters of Credit and Euro Letters of Credit for the account, and upon the request, of the Borrower or one or more of its Restricted Subsidiaries and in support of (x) trade obligations of the Borrower and/or its Restricted Subsidiaries, which shall be payable at sight in Dollars or Euro, as applicable (each such letter of credit, a “Trade Letter of Credit” and collectively, the “Trade Letters of Credit”) and (y) such other obligations of the Borrower incurred for its general corporate purposes (each such letter of credit, a “Standby Letter of Credit” and collectively, the “Standby Letters of Credit”), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (c) below, and (B) to honor drawings under its Letters of Credit, and (ii) each Revolving Lender severally agrees to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawing thereunder in accordance with the provisions of subsection (e) below; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the L/C Obligations shall not exceed the L/C Sublimit, (ii) the aggregate amount of Euro L/C Obligations shall not exceed the Euro L/C Sublimit (iii) the Revolving Outstandings shall not exceed the Revolving Committed Amount, (iv) the Foreign Currency Revolving Outstandings shall not exceed the Maximum Foreign Currency Sublimit, (v) with respect to each individual Revolving Lender, the aggregate outstanding principal amount of such Revolving Lender’s Revolving Loans plus its Participation Interests in outstanding L/C Obligations (other than an L/C Issuer in its capacity as such) plus its Participation Interests in outstanding Swing Line Loans (other than the Swing Line Lender’s in its capacity as such) shall not exceed such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (vi) with respect to each individual Revolving Lender, the aggregate outstanding principal amount of such Revolving Lender’s Foreign Currency Revolving Loans plus its Participation Interests in outstanding Euro L/C Obligations (other than an L/C Issuer in its capacity as such) plus its Participation Interests in outstanding Foreign Currency Swing Line Loans (other than the Swing Line Lender’s in its capacity as such) shall not exceed such Revolving Lender’s Foreign Currency Sublimit. Each request by the Borrower or a Restricted Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower and such Restricted Subsidiary that the issuance or amendment of such Letter of Credit complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the period specified in clause (i)(A) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b) Certain Limitations on Issuances of Letters of Credit.

(i) No L/C Issuer shall issue any Letter of Credit, if (A) subject to subsection (c) below with respect to Auto-Extension Letters of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months (or 24 months for Letters of Credit having an aggregate stated or face amount not exceeding (x) $10,000,000 in the case of Dollar Letters of Credit or (y) €10,000,000, in the case of Euro Letters of Credit, in each case at any time outstanding) after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date, (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Lenders have approved such expiry date or (y) such Letter of Credit is Cash Collateralized or back stopped on terms and pursuant to an arrangement reasonably satisfactory to the L/C Issuer or (C) such Letter of Credit is to be used for any purpose other than for its general corporate purposes unless the Required Revolving Lenders have consented thereto.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having a force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit shall violate any Laws or one or more policies of such L/C Issuer; (C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial face amount the Dollar Equivalent of which is less than $100,000, in the case of a Trade Letter of Credit, or $250,000, in the case of a Standby Letter of Credit; (D) such Letter of Credit is to be denominated in a currency other than Dollars or Euro; or (E) a default of any Revolving Lender’s obligations to fund under subsection (e)(iv) or (vi) below exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s risk with respect to such Revolving Lender.

(iii) No L/C Issuer shall amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(c) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) substantially in the form of Exhibit A-3 hereto (a “Letter of Credit Request”), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Request

must be received by the L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and Approved Currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. If requested by the applicable L/C Issuer, the Borrower shall also submit a letter of credit application on such L/C Issuer’s standard form in connection with any request for the issuance or amendment of a Letter of Credit. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions thereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

(iii) If the Borrower so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the provisions of subsection (b)(i) or (ii) above or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (y) from the Administrative Agent, any Revolving Lender or any Loan Party that one or more of the applicable conditions specified in 0 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If any Letter of Credit contains provisions providing for automatic reinstatement of the stated amount after any drawing thereunder, (A) unless otherwise directed by the L/C Issuer to permit such reinstatement, and (B) the Administrative Agent and the Revolving Lenders hereby authorize and direct the L/C Issuer to permit such automatic reinstatement, whether or not a Default then exists, unless the L/C Issuer has received a notice (which may be by telephone or in writing) on or before the date that is two Business Days before the reinstatement date from the Administrative Agent, the Required Revolving Lenders or any Loan Party that one or more of the applicable conditions specified in 0 is not then satisfied and directing the L/C Issuer to cease permitting such automatic reinstatement of such Letter of Credit.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d) Purchase and Sale of Letter of Credit Participations. Immediately upon the issuance by an L/C Issuer of an Letter of Credit, such L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such L/C Issuer, without recourse or warranty, an undivided participation interest in such Letter of Credit and the related L/C Obligations in the proportion its Revolving Commitment Percentage bears to the Revolving Committed Amount (although any fronting fee payable under Section 2.11 shall be payable directly to the Administrative Agent for the account of the applicable L/C Issuer, and the Lenders (other than such L/C Issuer) shall have no right to receive any portion of any such fronting fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 10.07 or as otherwise adjusted from time to time in accordance with this Agreement, there shall be an automatic adjustment to the Participation Interests in all outstanding Letters of Credit and all L/C Obligations to reflect the adjusted Revolving Commitments of the assigning and assignee Lenders or of all Lenders having Revolving Commitments, as the case may be.

(e) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the L/C Issuer determines that any such drawing shall be honored, such L/C Issuer shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Borrower and the Administrative Agent as to the amount to be paid as a result of such drawing and the payment date (each such date, an “Honor Date”).

(ii) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each L/C Issuer through the Administrative Agent for any amounts paid by such L/C Issuer upon any drawing under any Letter of Credit (in the Approved Currency in which such Letter of Credit is issued), together with any and all reasonable charges and expenses which the L/C

Issuer may pay or incur relative to such drawing calculated as of the date such L/C Issuer paid such amounts or paid or incurred such charges or expenses. Such reimbursement payment shall be due and payable at or before (x) 1:00 P.M., New York City time, with respect to Dollar Letters of Credit or (y) 11:00 A.M., London time with respect to Euro Letters of Credit, in each case two Business Days after the Honor Date; provided that no payment otherwise required by this sentence to be made by the Borrower at or before (x) 1:00 P.M., New York City time, with respect to Dollar Letters of Credit or (y) 11:00 A.M., London time with respect to Euro Letters of Credit, in each case on any day shall be overdue hereunder if arrangements for such payment by virtue of a Borrowing of Revolving Loans or a Swing Line Loan or other arrangements satisfactory to the applicable L/C Issuer, in its reasonable discretion, shall have been made by the Borrower at or before (x) 1:00 P.M., New York City time, with respect to Dollar Letters of Credit or (y) 11:00 A.M., London time with respect to Euro Letters of Credit, in each case on such day and such payment is actually made at or before (x) 3:00 P.M., New York City time, with respect to Dollar Letters of Credit or (y) 12:00 P.M., London time with respect to Euro Letters of Credit, in each case on such day. In addition, the Borrower agrees to pay to the L/C Issuer interest in the Approved Currency in which the Letter of Credit giving rise to such interest is issued, payable on demand, on any and all amounts not paid by the Borrower to the L/C Issuer when due under this subsection (e)(ii), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Revolving Base Rate Loans for such day. Each reimbursement and other payment to be made by the Borrower pursuant to this clause (ii) shall be made to the L/C Issuer in Federal or other funds immediately available to it at its address referred to in Section 10.02.

(iii) Subject to the satisfaction of all applicable conditions set forth in ARTICLE IV, the Borrower may, at its option, utilize the Swing Line Commitment or the Revolving Commitments, or make other arrangements for payment satisfactory to the L/C Issuer, for the reimbursement of all L/C Disbursements as required by clause (ii) above.

(iv) With respect to any L/C Disbursement that have not been reimbursed by the Borrower when due under clauses (ii) and (iii) above (an “Unreimbursed Amount”), the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the Unreimbursed Amount and the amount of such Revolving Lender’s pro-rata share thereof such Revolving Lender’s pro-rata share of such unreimbursed L/C Disbursement (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount). In such event, the Borrower shall be deemed to have requested a Borrowing (a “L/C Borrowing”) of Dollar denominated Revolving Base Rate Loans to be disbursed on the Honor Date in an aggregate amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01(a), but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in 0 (other than the delivery of a Notice of Borrowing), and each such Revolving Lender hereby agrees to make a Revolving Loan (which shall be initially funded as a Dollar denominated Base Rate Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the Unreimbursed Amount outstanding on the date notice is given. Any such notice given by a L/C Issuer or the Administrative Agent given pursuant to this clause (iv) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(v) Each Revolving Lender (including any Revolving Lender acting as L/C Issuer in respect of any Unreimbursed Amount) shall, upon any notice from the Administrative Agent pursuant to clause (iv) above, make the amount of its Revolving Loan available to the Administrative Agent, in Dollars in Federal or other immediately available funds same day funds, at the Administrative Agent’s Office, not later than (x) 1:00 P.M., New York City time, with respect to Dollar Letters of Credit or (y) 11:00 A.M., London time with respect to Euro Letters of Credit, in each case on the Business Day specified in such notice, whereupon, subject to clause (vi) below, each Revolving Lender that so makes funds available shall be deemed to have made a Dollar denominated Revolving Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in satisfaction of the Unreimbursed Amount to the extent of such funds.

(vi) With respect to any Unreimbursed Amount that is not fully refinanced by a L/C Borrowing pursuant to clauses (iv) and (v) above because the conditions set forth in 0 cannot be satisfied or for any other reason, the L/C Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender (other than the relevant L/C Issuer), and each such Revolving Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such L/C Issuer, such Revolving Lender’s pro-rata share of such Unreimbursed Amount (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) in Dollars in Federal or other immediately available funds. Such payment from the Revolving Lenders shall be due (i) at or before 1:00 P.M. on the date the Administrative Agent so notifies a Revolving Lender, if such notice is given at or before 10:00 A.M. on such date or (ii) at or before 10:00 A.M. on the next succeeding Business Day, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to the applicable L/C Issuer). Each payment by a Revolving Lender to the Administrative Agent for the account of an L/C Issuer in respect of an Unreimbursed Amount shall constitute a payment in respect of its Participation Interest in related Letter of Credit purchased pursuant to subsection (d) above. The failure of any Revolving Lender to make available to the Administrative Agent for the account of an L/C Issuer its pro-rata share of any Unreimbursed Amount shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such L/C Issuer its pro-rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the L/C Issuer such other Lender’s pro-rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this clause (vi), such Lender shall be subrogated to the rights of the L/C Issuer against the Borrower to the extent of such Lender’s pro-rata share of the related L/C Obligation so paid (including interest accrued thereon).

(vii) Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to make payments in respect of its Participation Interests in Unreimbursed Amounts pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans as a part of a L/C Borrowing pursuant to clause (iv) above is subject to the conditions set forth in 0 (other than delivery by the Borrower of a Notice of Borrowing). No such making by a Revolving Lender of a Revolving Loan or a payment by a Revolving Lender of an amount in respect of its Participation Interest in Unreimbursed Amounts shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(viii) If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this subsection (e) by the time specified therefor, the applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the Federal Funds Rate for such day. Any payment made by any Lender after 3:00 P.M. on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.

(f) Repayment of Funded Participations in Respect of Drawn Letters of Credit.

(i) Whenever the Administrative Agent receives a payment of an L/C Obligation as to which the Administrative Agent has received for the account of an L/C Issuer any payments from the Revolving Lenders pursuant to subsection (e) above (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall promptly pay to each Revolving Lender which has paid its pro-rata share thereof an amount equal to such Lender’s pro-rata share of the amount thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which the payments from the Revolving Lenders were received) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to clause (i) above is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its pro-rata share thereof (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate for such day.

(g) Obligations Absolute. The obligations of the Borrower under Section 2.05(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any other Loan Document;

(iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iv) the existence of any claim, counterclaim, set-off, defense or other rights that the Borrower or any Subsidiary may have at any time against a beneficiary or any transferee of a Letter of Credit (or any Person for whom the beneficiary or transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(v) any draft, demand, certificate, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(vi) any payment by the L/C Issuer under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vii) any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other act or omission to act or delay of any kind by any L/C Issuer or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (viii), constitute a defense to, or a legal or equitable discharge of, the Borrower’s or any Subsidiary’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(h) Role of L/C Issuers; Reliance. Each Revolving Lender and the Borrower agree that, in determining whether to pay under any Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of subsection (g) of this Section 2.05; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the

Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s bad faith, willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of 0 to establish whether the conditions specified in paragraphs (b) and (c) of 0 are met in connection with any issuance or extension of a Letter of Credit. Each L/C Issuer shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such L/C Issuer and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrower shall have notified such L/C Issuer that such documents do not comply with the terms and conditions of the Letter of Credit. Each L/C Issuer shall be fully justified in refusing to take any action requested of it under this Section 2.05 in respect of any Letter of Credit unless it shall first have received such advice or concurrence of the Required Revolving Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section 2.05, each L/C Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Section 2.05 in respect of any Letter of Credit in accordance with a request of the Required Revolving Lenders, and such request and any action taken or failure to act pursuant hereto shall be binding upon all Revolving Lenders and all future holders of participations in such Letter of Credit.

(i) Cash Collateral. If the Borrower is required pursuant to the terms of this Agreement or any other Loan Document to Cash Collateralize any L/C Obligations, the Borrower shall deposit in an account (which may be the L/C Cash Collateral Account under the Security Agreement) with the Collateral Agent an amount in cash equal to 103% of the Dollar Equivalent amount of such L/C Obligations. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the L/C Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Collateral Agent will, at the request of the Borrower, invest amounts deposited in such account in Cash Equivalents or, in the case of Euro Letters of Credit, Foreign Cash Equivalents; provided, however, that (i) the Collateral Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any Law, (ii) such Cash Equivalents or Foreign Cash Equivalents, as applicable, shall be subjected to a first priority perfected security interest in favor of the Collateral Agent and (iii) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents or Foreign Cash Equivalents, as applicable, shall be in the sole discretion of the Collateral Agent. The Borrower shall indemnify the Collateral Agent for any losses relating to such investments in Cash Equivalents or Foreign Cash Equivalents, as applicable. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the L/C Issuers immediately for drawings under the applicable Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the L/C Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09(b)(i), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the aggregate Revolving Outstandings would not exceed the Revolving Committed Amount and (ii) no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to deposit an amount of cash collateral hereunder pursuant to Section 2.09(b)(ii), (iv), (v) or (vi), interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Borrower after the full amount of such deposit has been applied by the Collateral Agent to reimburse the L/C Issuer for drawings under Letters of Credit. The Borrower hereby pledges and assigns to the Collateral Agent, for its benefit and the benefit of the L/C Issuers and the Revolving Lenders, the cash collateral account established hereunder (and all monies and investments held therein) to secure all L/C Obligations and Revolving Loans.

(j) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Trade Letter of Credit.

(k) Conflict with L/C Documents. In the event of any conflict between this Agreement and any L/C Document, this Agreement shall govern.

(l) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) Indemnification of L/C Issuers.

(i) In addition to its other obligations under this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save each L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable Attorney Costs) that such L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such L/C Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”); provided that such indemnity shall not be available to the extent that such claims, demands, liabilities, damages, losses, costs, charges and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such L/C Issuer.

(ii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an L/C Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the L/C

Issuer under any resulting liability to the Borrower or any other Loan Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the L/C Issuers against any and all risks involved in the issuance of any Letter of Credit, all of which risks are hereby assumed by the Loan Parties, including, without limitation, any and all risks, whether rightful or wrongful, of any present or future Government Acts. The L/C Issuers shall not, in any way, be liable for any failure by the L/C Issuers or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the L/C Issuers.

(iii) Nothing in this subsection (m) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.05. The obligations of the Borrower under this subsection (m) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any L/C Issuer to enforce any right, power or benefit under this Agreement.

(iv) Notwithstanding anything to the contrary contained in this subsection (n), the Borrower shall have no obligation to indemnify any L/C Issuer in respect of any liability incurred by the L/C Issuer arising solely out of the gross negligence or willful misconduct of the L/C Issuer, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve any L/C Issuer of any liability to the Borrower in respect of any action taken by the L/C Issuer which action constitutes gross negligence or willful misconduct of the L/C Issuer or a violation of the UCP or Uniform Commercial Code, as applicable, as determined by a court of competent jurisdiction.

(n) Resignation of an L/C Issuer. An L/C Issuer may resign at any time by giving 60 days’ notice to the Administrative Agent, the Revolving Lenders and the Borrower; provided, however, that any such resignation shall not affect the rights or obligations of the L/C Issuer with respect to Letters of Credit issued by it prior to such resignation. Upon any such resignation, the Borrower shall (within 60 days after such notice of resignation) either appoint a successor, or terminate the unutilized L/C Commitment of such L/C Issuer; provided, however, that, if the Borrower elects to terminate such unutilized L/C Commitment, the Borrower may at any time thereafter that the Revolving Commitments are in effect reinstate such L/C Commitment in connection with the appointment of another L/C Issuer. Upon the acceptance of any appointment as an L/C Issuer hereunder by a successor L/C Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring L/C Issuer and the retiring L/C Issuer shall be discharged from its obligations to issue additional Letters of Credit hereunder. The acceptance of any appointment as L/C Issuer hereunder by a successor L/C Issuer shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation of an L/C Issuer hereunder the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation but shall not be required to issue additional Letters of Credit.

(o) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face Dollar Equivalent amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date, amount or Dollar Equivalent amount, as applicable, of such failure.

(p) If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more tranche or tranches of Extended Revolving Commitments is or are in effect with a longer maturity date, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(d) and (e)) under (and ratably participated in by Lenders pursuant to) the Extended Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(i). Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the L/C Sublimit shall be agreed with the Lenders under the extended tranches.

Section 2.06 Interest.

(a) Rate Options Applicable to Loans. Each Borrowing made prior to the Syndication Date shall be comprised of (except in the case of Foreign Currency Loans, which shall be made and maintained as Eurodollar Loans and shall bear interest at EURIBOR plus the Applicable Margin for Eurodollar Revolving Loans) Base Rate Loans or (except in the case of Swing Line Loans denominated in Dollars, which shall be made and maintained as Base Rate Loans, and L/C Borrowings, which shall be made initially as Base Rate Loans) Eurodollar Loans with a one, three or six-month (or of a duration less than one month as may be agreed to by all of the Lenders having Commitments or Loans of the applicable Class) Interest Period (ending on the same date), as the Borrower may request pursuant to Section 2.02. Each Borrowing made on or after the Syndication Date shall be comprised of (except in the case of Foreign Currency Loans, which shall be made and maintained as Eurodollar Loans and shall bear interest at EURIBOR plus the Applicable Margin for Eurodollar Revolving Loans) Base Rate Loans or (except in the case of Swing Line Loans denominated in Dollars, which shall be made and maintained as Base Rate Loans) Eurodollar Loans, as the Borrower may request pursuant to Section 2.02. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower may not request any Borrowing that, if made, would result in an aggregate of more than ten Borrowings of Eurodollar Loans being outstanding hereunder at any one time. For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Borrowings. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Base Rate Loans. Each Loan of a Class which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Base Rate for such day plus the then Applicable Margin. Such interest shall be payable in arrears on each Interest Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Eurodollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of and, to the extent permitted by Law, interest on any Base Rate Loan of any Class shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day plus the Applicable Margin for Base Rate Loans of the same Class for such day.

(c) Eurodollar Loans. Each Eurodollar Loan of a Class shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of (x) the Adjusted Eurodollar Rate for such Interest Period, in the case of any Dollar denominated Eurodollar Loan or (y) EURIBOR for such Interest Period, in the case of any Foreign Currency Loan, plus the then Applicable Margin. Such interest shall be payable for each Interest Period on each Interest Payment Date. Any overdue principal of and, to the extent permitted by Law, interest on any Eurodollar Loan of any Class shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Eurodollar Loans of the same Class for such day (or, if the circumstances described in Section 3.02 and Section 3.03 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day plus the Applicable Margin for Base Rate Loans of the same Class for such day). Except as set forth in Section 3.02, Section 3.03 and Section 3.06, Foreign Currency Loans shall not bear interest at the Base Rate.

(d) Determination and Notice of Interest Rates. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to Eurodollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to the provisions of the definition of “Applicable Margin” providing for adjustments in the Applicable Margin applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Margin applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error.

(e) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a) or (f), the overdue principal of and, to the extent permitted by Law, interest on the Loans and any other amounts owing herein or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of principal of any Loan, the rate otherwise applicable to such Loan during such period pursuant to this Section 2.06 plus 2.00% (without duplication of any amount owing in respect of Base Rate Loans under the third sentence of Section 2.06(b) or in respect of Eurodollar Loans under the third sentence of Section 2.06(c)), (ii) in the case of interest on any Loan, the rate specified in the third sentence of Section 2.06(b) in respect of Base Rate Loans, or in the third sentence of Section 2.06(c) in respect of Eurodollar Loans, and (iii) in the case of any other amount, if expressly provided for herein, at the rate so provided and otherwise at the Base Rate plus the Applicable Margin for Revolving Base Rate Loans plus 2.00% interest paid in the same Approved Currency as Loan.

(f) Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in the Approved Currency in which the Loan giving rise to such interest is denominated.

Section 2.07 Extension and Conversion.

(a) Continuation and Conversion Options. The Loans included in each Borrowing shall bear interest initially at the type of rate allowed by Section 2.06 and as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by any Loans (subject in each case to the provisions of ARTICLE III and Section 2.07(d)), as follows:

(i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Dollar denominated Eurodollar Loans as of any Business Day; and

(ii) if such Loans are Eurodollar Loans, the Borrower may (x) in the case of Dollar denominated Eurodollar Loans, elect to convert such Loans to Base Rate Loans or (y) in the case of any Eurodollar Loans, elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Except to the extent required by Section 3.03, Foreign Currency Loans may not be converted to Euro denominated Base Rate Loans. Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 hereto (a “Notice of Extension/Conversion”) (which may be by telephone if promptly confirmed in writing, which notice shall not thereafter be revocable by the Borrower, to the Administrative Agent not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective; provided, however, that if the Borrower wishes to request to continue Loans as Eurodollar Loans or convert Loans to Eurodollar Loans in either case having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” then the applicable Notice of Extension/Conversion must be received by the Administrative Agent not later than 11:00 A.M. on the fourth Business Day before the conversion or continuation selected in such notice is to be effective, whereupon the Administrative Agent shall (i) give prompt notice to the Lenders having Commitments or Loans of the applicable Class and determine whether the requested Interest Period is acceptable to all of them and (ii) notify the Borrower not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the Lenders having Commitments or Loans of the applicable Class. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Loans; provided that (i) such portion is allocated ratably among the Loans subject to such Notice and (ii) the portion to which such Notice of Extension/Conversion applies, and the remaining portion to which it does not apply, are each (x) in the case of Dollar denominated Loans, $2,000,000 or any larger multiple of $500,000 or (y) in the case of Foreign Currency Loans, €2,000,000 or any larger multiple of €500,000.

(b) Contents of Notice of Extension/Conversion. Each Notice of Extension/Conversion shall specify:

(i) the Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

(iii) if the Loans to which such notice applies are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto;

(iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period; and

(v) if such Loans are Foreign Currency Loans.

Each Interest Period specified in a Notice of Extension/Conversion shall comply with the provisions of the definition of the term “Interest Period.” If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Dollar denominated Eurodollar Loans, the Borrower shall be deemed to have elected that such Loans be converted to Dollar denominated Base Rate Loans as of the last day of such Interest Period.

(c) Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof.

(d) Limitation on Conversion/Continuation Options. The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if (i) the aggregate principal amount of Eurodollar Loans created or continued as a result of such election would be less than (x) $2,000,000, in the case of Dollar denominated Loans or (y) €2,000,000, in the case of Foreign Currency Loans or (ii) other than with respect to Foreign Currency Loans, a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent and the Required Lenders have directed the Administrative Agent during the period of such Event of Default that Dollar denominated Eurodollar Loans shall no longer be made available to the Borrower.

(e) Accrued Interest. Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the Borrower (i) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last Business Day of the first fiscal quarter of the Borrower ending on or after the date of conversion, (ii) with respect to any Foreign Currency Loan being continued, on the last Business Day of the Interest Period and (iii) otherwise, on the date of extension or conversion.

Section 2.08 Maturity of Loans.

(a) Maturity of Revolving Loans. The Revolving Loans shall mature on the Revolving Termination Date, and any Revolving Loans (including Foreign Currency Loans), Swing Line Loans and L/C Obligations then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.

(b) Scheduled Amortization of Term A Loans. The Borrower shall repay, and there shall become due and payable (together with accrued interest thereon) on each Principal Amortization Payment Date and on the Term A Maturity Date (i) a principal amount of the Term A Loans equal to the product of (x) the principal amount of Term A Loans outstanding immediately after the Term A Borrowing on the Closing Date multiplied by (y) the percentage set forth in the table below opposite the applicable

Principal Amortization Payment Date (as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made in accordance with Section 2.09 or as contemplated by Section 2.16) and (ii) the remaining outstanding principal amount of all Term A Loans on the Term A Maturity Date.

Principal Amortization Payment Date	Percentage
September 30, 2014	1.25%
December 31, 2014	1.25%
March 31, 2015	1.25%
June 30, 2015	1.25%
September 30, 2015	1.25%
December 31, 2015	1.25%
March 31, 2016	1.25%
June 30, 2016	1.25%
September 30, 2016	2.50%
December 31, 2016	2.50%
March 31, 2017	2.50%
June 30, 2017	2.50%
September 30, 2017	2.50%
December 31, 2017	2.50%
March 31, 2018	2.50%
June 30, 2018	2.50%
September 30, 2018	2.50%
December 31, 2018	2.50%
March 31, 2019	2.50%
June 30, 2019	2.50%

(c) Scheduled Amortization of Term B Loans. The Borrower shall repay, and there shall become due and payable (together with accrued interest thereon) on each Principal Amortization Payment Date and on the Term B Maturity Date (i) a principal amount of the Term B Loans equal to the product of (x) the principal amount of Term B Loans outstanding immediately after the Term B Borrowing on the Closing Date multiplied by (y) 0.25% (as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made in accordance with Section 2.09 or as contemplated by Section 2.16) during such period and (ii) the remaining outstanding principal amount of all Term B Loans on the Term B Maturity Date.

(d) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Additional Credit Extension Amendment, subject to the requirements set forth in Section 2.15. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.16, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Additional Credit Extension Amendment. In the event any New Revolving Commitments are established, such New Revolving Commitments shall, subject to the requirements of Section 2.15, be terminated (and all New Revolving Loans of the same Class repaid) on dates set forth in the applicable Additional Credit Extension Amendment.

Section 2.09 Prepayments.

(a) Voluntary Prepayments.

(i) The Borrower shall have the right voluntarily to prepay Loans in whole or in part from time to time, without premium or penalty, subject to clause (ii) of this Section 2.09(a) and to Section 3.05; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, in the case of Dollar denominated Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof, in the case of Base Rate Loans, €1,000,000 or whole multiples of €500,000 in the case of Foreign Currency Loans) and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, in the case of any Revolving Loan which is a Base Rate Loan or any Swing Line Loan, by 1:00 P.M. (or 1:30 P.M. (New York time) in the case of Dollar denominated Swing Line Loans and 10:00 A.M. (London time) in the case of Foreign Currency Swing Line Loans), on the date of prepayment and, in the case of any other Loan, by 1:00 P.M., at least three Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Revolving Loan (and which Class), Term Loan (and which Class), or Swing Line Loan, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Subject to the foregoing amounts, prepaid under this Section 2.09(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of a voluntary prepayment, then (x) in the case of a prepayment in Dollars, such prepayment shall be applied first to Revolving Base Rate Loans, then on a pro rata basis to Dollar denominated Eurodollar Revolving Loans and Foreign Currency Revolving Loans, then to Dollar denominated Swing Line Loans, then to Foreign Currency Swing Line Loans and then to the Term Loans pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (in each case ratably to the remaining Principal Amortization Payments thereof), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period and (y) in the case of a prepayment in Euro, such prepayment shall be applied first to Foreign Currency Revolving Loans and then to Foreign Currency Swing Line Loans. All prepayments of Eurodollar Loans under this Section 2.09(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.09, such prepayment shall not be applied to any Loan of a Defaulting Lender.

(ii) Notwithstanding Section 2.09(a)(i) above, in the event that on or prior to the twelve month anniversary of the Closing Date, the Borrower (x) makes any prepayment of Term B Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (I) in the case of clause (ii)(x), a prepayment premium of 1% of the amount of the Term B Loans being prepaid and (II) in the case of clause (ii)(y), a payment equal to 1% of the aggregate amount of Term B Loans outstanding immediately prior to such amendment.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. If on any date the aggregate Revolving Outstandings exceed the Revolving Committed Amount, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on such date an aggregate principal amount of Swing Line Loans equal to such excess. If the outstanding Swing Line Loans have been repaid in full, the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), Revolving Loans in such amounts as are necessary so that, after giving effect to the repayment of the Swing Line Loans and the repayment of Revolving Loans, the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount. If the outstanding Revolving Loans and Swing Line Loans have been repaid in full, the Borrower shall Cash Collateralize L/C Obligations so that, after giving effect to the repayment of Swing Line Loans and Revolving Loans and the Cash Collateralization of L/C Obligations pursuant to this subsection (i), the aggregate Revolving Outstandings does not exceed the Revolving Committed Amount. In determining the aggregate Revolving Outstandings for purposes of this subsection (i), L/C Obligations shall be reduced to the extent that they are Cash Collateralized as contemplated by this subsection (i). In the event and on such occasion that the aggregate Foreign Currency Revolving Outstandings exceeds the Maximum Foreign Currency Sublimit, the Borrower shall prepay Foreign Currency Swing Line Loans in an aggregate amount equal to such excess. If the outstanding Foreign Currency Swing Line Loans have been repaid in full and the aggregate Foreign Currency Revolving Outstandings still exceeds the Maximum Foreign Currency Sublimit, the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), Foreign Currency Revolving Loans in such amounts as are necessary so that, after giving effect to the repayment of the Foreign Currency Swing Line Loans and the repayment of Foreign Currency Revolving Loans, the aggregate Foreign Currency Revolving Outstandings do not exceed the Maximum Foreign Currency Sublimit. Each prepayment of Revolving Loans required pursuant to this subsection (i) shall be applied ratably among outstanding Revolving Loans based on the respective amounts of principal then outstanding; provided, that no prepayment made of Revolving Loans shall be applied to Revolving Loans of any Defaulting Lender. Each Cash Collateralization of L/C Obligations required by this subsection (i) shall be applied ratably among L/C Obligations based on the respective amounts thereof then outstanding.

(ii) Excess Cash Flow. Subject to clause (xi) below, within 100 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending October 31, 2015), the Borrower shall prepay the Term B Loans in an amount equal to the Applicable Percentage of the Excess Cash Flow for such prior fiscal year. As used in this Section 2.09(b)(ii), the term “Applicable Percentage” for any fiscal year means (i) 50% or (ii) if the Total Leverage Ratio as of the last day of the fiscal year in respect of which Excess Cash Flow is being determined is equal to or less than 3.75 to 1.00, then the Applicable Percentage shall be zero for that fiscal year.

(iii) Asset Dispositions, Casualties and Condemnations, etc. (1) Subject to clause (xi) below, within five Business Days after receipt by any Group Company of Net Cash Proceeds from any Asset Disposition (other than any Excluded Asset Disposition), Casualty or Condemnation, the Borrower shall prepay the Term Loans and/or any Incremental Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation; provided, that (x) no such prepayment caused by the receipt of Net Cash Proceeds from any Asset Disposition shall be required to the extent that (1) the Net Cash Proceeds from such Asset Disposition or any series of related Asset Dispositions shall not exceed $5,000,000 and (2) the sum of such Net Cash Proceeds and all other Net Cash Proceeds from Asset Dispositions occurring after the Closing Date and during the same fiscal year does not exceed $30,000,000 (it being understood that a prepayment shall only be required of such excess) and (y) that no such prepayment shall be required pursuant to this Section 2.09(b)(iii)(1) in respect of any Asset Disposition if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.09(b)(iii)(2) (which election may only be made if no Event of Default has occurred and is then continuing).

(2) With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition (other than any Excluded Asset Disposition), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds in (A) in assets used or useful in the business of the Borrower or its Restricted Subsidiaries or (B) to finance Permitted Business Acquisitions, Permitted Joint Ventures and other Investments in third party companies or businesses permitted hereunder, within three hundred sixty-five (365) days of the receipt of such Net Cash Proceeds (provided if prior to the expiration of such three hundred sixty-five (365)-day period, the Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds, such three hundred sixty-five (365)-day reinvestment period shall be extended by one-hundred eighty (180) days); provided that if any Net Cash Proceeds are not so reinvested within such reinvestment period or are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.09.

(iv) Debt Issuances. Within five Business Days after receipt by any Group Company of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement, other than Refinancing Term Loans and Refinancing Debt Securities), the Borrower shall prepay the Term Loans and/or any Incremental Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

(v) Payments in Respect of Subordinated Indebtedness. Immediately upon receipt by the Administrative Agent or any Lender of any amount so payable pursuant to the subordination provision of any Indebtedness of the Borrower or any of its Restricted Subsidiaries that is subordinate to the Senior Credit Obligations, all proceeds thereof shall be applied as set forth in subsection (vi)(C) below.

(vi) Application of Mandatory Prepayments. Subject to Section 8.03, all amounts required to be paid pursuant to this Section 2.09(b) shall be applied as follows:

(A) with respect to all amounts paid pursuant to Section 2.09(b)(i), first to Swing Line Loans, second to Revolving Loans and third to Cash Collateralize L/C Obligations;

(B) with respect to all amounts paid pursuant to Section 2.09(b)(ii), to the Term B Loans (ratably to the remaining Principal Amortization Payments thereof or, at the option of the Borrower, in direct order for not more than the next four Principal Amortization Payments and then ratably to the remaining Principal Amortization Payments thereof), in each case subject to clause (x) below; and

(C) with respect to all amounts paid pursuant to Section 2.09(b)(iii), (iv), or (v), first to the Term Loans pro rata according to the respective outstanding principal amounts of the Term Loans (or, at the option of the Borrower, first to the outstanding principal amounts of the Term B Loans and second to the outstanding principal amounts of the Term A Loans and third to any Incremental Term Loans) (in each case, within each Class of Term Loans ratably to the remaining Principal Amortization Payments thereof or, at the option of the Borrower, in direct order for not more than the next four Principal Amortization Payments and then ratably to the remaining Principal Amortization Payments thereof), in each case subject to clause (x) and (xi) below.

(vii) Order of Applications. Any amounts required to be applied to Revolving Outstandings as provided in Section 2.09(b)(i) above remaining after such application shall be applied to the Term Loans pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (in each case, within each Class of Term Loans ratably to the remaining Principal Amortization Payments thereof), subject to clause (xi) below. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then, subject to subsection (ix) below, to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 2.09(b) shall be subject to Section 3.05. All prepayments under this Section 2.09(b) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Notwithstanding anything else in this Agreement to the contrary, no prepayment made of Loans shall be applied to Loans of any Defaulting Lender.

(viii) Prepayment Accounts. Amounts to be applied as provided in subsection (vi) or (vii) above to the prepayment of Loans of any Class shall be applied first to reduce outstanding Base Rate Loans of such Class. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans of such Class immediately and/or shall be deposited in a separate Prepayment Account (as defined below) for the Loans of such Class. The Administrative Agent shall apply any cash deposited in the Prepayment Account for any Class of Loans, upon withdrawal by the Collateral Agent, to prepay Eurodollar Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans of such Class have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Class has been exhausted. For purposes of this Agreement, the term “Prepayment Account” for any Class of Loans shall mean an account (which may include the Prepayment Account established under the Security Agreement) established by the Borrower with the Collateral Agent and over which the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection (viii). The Collateral Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans of such Class to be prepaid; provided, however, that (i) the Collateral Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any Law, (ii) such Cash Equivalents shall be subjected to a First Priority Lien in favor of the Collateral Agent and (iii) if any Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Collateral Agent. The Borrower shall indemnify the Collateral Agent for any losses relating to such investments in Cash Equivalents so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account until all outstanding Loans of any applicable Class with respect to which amounts have been deposited in the Prepayment Accounts have been prepaid in full, at which time so much thereof as is not required to make payment of the Senior Credit Obligations which have become due and payable (whether by scheduled maturity, acceleration or otherwise) shall be withdrawn by the Collateral Agent on the next Business Day following the day on which the Collateral

Agent considers the funds deposited therein to be collected funds and disbursed to the Borrower or its order. If the maturity of the Loans has been accelerated pursuant to Section 8.02, the Administrative Agent may, in its sole discretion, cause the Collateral Agent to withdraw amounts on deposit in the Prepayment Account for the applicable Class of Loans and, subject to Section 8.03, apply such funds to satisfy the Senior Credit Obligations of the applicable Class or Classes.

(ix) Notice. The Borrower shall give to the Administrative Agent and the Lenders at least five Business Days’ prior written or telecopy notice of each and every event or occurrence requiring a prepayment under Section 2.09(b)(ii), (iii), (iv), or (v), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, however, that in the case of any prepayment event consisting of a Casualty or Condemnation, the Borrower shall give such notice within five Business Days after the occurrence of such event.

(x) Notwithstanding anything else to the contrary in this Agreement, each Lender will have the right to refuse any mandatory prepayment (other than a prepayment pursuant to Section 2.09(b)(iv) with the proceeds of any Refinancing Term Loans or Refinancing Debt Securities) by giving written notice of such refusal to the Borrower within five Business Days after such Lender’s receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any Loans until the date that is specified in clause (B) below) (such refused amounts, the “First Refused Proceeds”), (A) the First Refused Proceeds will be re-offered for prepayment to the applicable Lenders that have accepted and did not refuse their allocated portion of such prepayment under this Section 2.09(b)(x) above by the Administrative Agent promptly providing notice of such re-offer to each such Lender, each such Lender will have the right to refuse any such re-offer of prepayment by giving written notice of such refusal to the Borrower within five Business Days after such Lender’s receipt of notice from the Administrative Agent of such re-offer of prepayment (and the Borrower shall not prepay any Loans until the date that is specified in clause (B) below) (such refused amounts, the “Final Refused Proceeds”), (B) the Borrower will make all such prepayments not so refused upon the earlier of (x) the fifth Business Day after the Lender received first notice of such prepayment from the Administrative Agent and (y) such time as the Borrower has received notice from any Lender that it consents to such prepayment, and (C) thereafter, any remaining Final Refused Proceeds may be retained by the Borrower. For the avoidance of doubt, (A) with respect to First Refused Proceeds relating to prepayments under Section 2.09(b)(i) and (ii), such First Refused Proceeds may only be offered to Lenders eligible to initially receive such prepayments, and (B) no Lender may refuse any voluntary prepayment otherwise permitted hereunder.

(xi) Notwithstanding any other provisions of this Section 2.09(b), to the extent that any of or all the Net Cash Proceeds of any Asset Disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.09(b)(iii), the Net Cash Proceeds of any Casualty from a Foreign Subsidiary, or Excess Cash Flow attributable to a Foreign Subsidiary that either is (A) prohibited or delayed by applicable local Law from being repatriated to the United States, or (B) would, in the good faith judgment of the Borrower, result in a material adverse tax consequence to Parent Holdings, Holdings, the Borrower or any of their respective Subsidiaries from such repatriation, in each case, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.09(b)(vii), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.09(b)(vi), as the case may be. Instead, such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local Law to permit such repatriation) or, in the good faith judgment of the Borrower, a material adverse tax consequence to Parent Holdings, Holdings, the Borrower or any of their respective Subsidiaries would result from such repatriation, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law and, in the good faith judgment of the Borrower, no material adverse tax consequence to Parent Holdings, Holdings, the Borrower or any of their respective Subsidiaries would result from such repatriation, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.09(b) to the extent provided herein.

(c) Discounted Voluntary Prepayments.

(i) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Term Loans of any Class to the applicable Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.09(c) and Section 10.07(j); provided that (A) no proceeds from Revolving Loans, Swing Line Loans or New Revolving Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all applicable Term Lenders on a pro rata basis, (C) at least five (5) Business Days shall have passed since the consummation of the most recent Discounted Voluntary Prepayment as a result of a prepayment made by the Borrower or at least three (3) Business Days shall have passed since the Borrower was notified that no applicable Lender was willing to accept any prepayment of any Term Loans at the specified discount price or within the Discount Range or at any discount to par value, as applicable and (D) the Purchasing Borrower Party shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that no Event of Default under Section 8.01(a) or under Section 8.01(f) (in each case, with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.09(c) and Section 10.07(j) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of each Class to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit H hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of the Class stipulated therein in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans of each Class to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”) (it being understood that the Borrower may specify a different Discount Range for each Class of Loan offered to be prepaid), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Borrower, in consultation with the Administrative Agent, shall determine the applicable discount for such Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.09(c)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower will pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrower shall make a Discounted Voluntary Prepayment by prepaying in accordance with Section 10.07(j) those Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit J hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M., three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall (x) specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent and (y) shall include a representation from the Borrower that, at the time of delivery of such Discounted Voluntary Prepayment Notice and as of the date of such Discounted Voluntary Prepayment date, it is not in possession of material non-public information with respect to Parent Holdings, the Borrower, their respective Subsidiaries or their respective securities for purposes of the United States securities laws that has not been disclosed to any Lender participating in such Discounted Voluntary Prepayment, other than because such Lender does not wish to receive material non-public information with respect to Parent Holdings, the Borrower, their respective Subsidiaries or their respective securities. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.09(c)(ii) above) established by the Administrative Agent and the Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii) Nothing in this Section 2.09(c) shall require the Borrower to undertake any Discounted Voluntary Prepayment.

(d) Currency for Prepayments. Except as provided in Section 2.09(a), all prepayments of Loans made pursuant to this Section 2.09 shall be paid in the Approved Currency in which such Loan is denominated.

Section 2.10 Revolving Commitments.

(a) Optional Termination or Reduction of Commitments (Pro-Rata). The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or any whole multiple of $500,000 in excess thereof , in the case of Dollar Revolving Loans, or in minimum aggregate amounts of €2,000,000 or any whole multiple of €500,000 in excess thereof, in the case of Foreign Currency Revolving Loans (or, in each case, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days’ prior written notice to the Administrative Agent; provided, however, that no such termination or reduction shall be made which would cause the Revolving Outstandings to exceed the Revolving

Committed Amount or cause the Foreign Currency Revolving Outstandings to exceed the Maximum Foreign Currency Sublimit as so reduced, unless, concurrently with such termination or reduction, the Revolving Loans are repaid (and, after the Revolving Loans have been paid in full, the Swing Line Loans are repaid and, after the Swing Line Loans have been paid in full, the L/C Obligations are Cash Collateralized) to the extent necessary to eliminate such excess; provided, further, that the Maximum Foreign Currency Sublimit shall be reduced ratably at any time that Revolving Commitments are terminated pursuant to this Section 2.10, such that the Maximum Foreign Currency Sublimit shall not exceed 50% of the aggregate Revolving Committed Amount. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 2.11, on the date of each termination or reduction of the Revolving Committed Amount, any fees accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced. The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 2.10(a). Any partial reduction of the Revolving Committed Amount pursuant to this Section 2.10(a) shall be applied to the Revolving Commitments of the Lenders pro-rata based upon their respective Revolving Commitment Percentages; provided that (A) any such termination or reduction shall apply proportionately and permanently to reduce the Revolving Commitments of each of the Revolving Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any New Revolving Commitments pursuant to Section 2.15, the Revolving Commitments of any one or more Lenders providing any such New Revolving Commitments on such date shall be reduced in an amount equal to, greater than or less than (as determined by the Borrower and such Lender) the amount of the New Revolving Commitments provided on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Loans made on such date, the Revolving Exposure of any such Lender does not exceed the Revolving Commitment and (y) in connection with any such non-pro rata termination or reduction, to the extent necessary, the participations hereunder in outstanding Letters of Credit and Swing Line Loans may be required to be reallocated and related loans outstanding prepaid and then reborrowed, in each case in the manner contemplated by Section 2.15(f)(ii) (as modified to account for a termination or reduction, as opposed to an increase, of the Revolving Commitments); provided, further, that the Maximum Foreign Currency Sublimit shall be reduced ratably at any time that Revolving Commitments are terminated pursuant to this Section 2.16, such that the Maximum Foreign Currency Sublimit shall not exceed 50% of the aggregate Revolving Committed Amount.

(b) Termination; Pro Rata Application. The Revolving Commitments (other than any Extended Revolving Commitments) of the Lenders and the L/C Commitments of the L/C Issuers shall terminate automatically on the Revolving Termination Date. The Swing Line Commitment of the Swing Line Lender shall terminate automatically on the Swing Line Termination Date. The Extended Revolving Commitments shall terminate on the respective maturity dates applicable thereto.

(c) Replacement of Lenders. If (i) any Lender has demanded compensation or indemnification pursuant to Section 3.01 or Section 3.04, (ii) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 3.02, (iii) any Lender is a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.01 or any other provision of any Loan Document requires the consent of all of the Lenders of a Class or Classes and with respect to which the Required Lenders for such Class or Classes shall have granted their consent, the Borrower shall have the right, if no Default or Event of Default then exists, to (i) remove such Lender by terminating such Lender’s Commitment in full or (ii) replace such Lender by causing such Lender to assign its Commitment to one or more existing Lenders or Eligible Assignees pursuant to Section 10.07; provided, however, that (x) if the Borrower elects to exercise such right with respect to any Lender pursuant to clause (i) or (ii) above, it shall be obligated to remove or replace, as the case may be, all Lenders that have similar requests then outstanding for compensation pursuant to Section 3.01 or 3.04 or whose obligation to make Eurodollar Loans has been similarly suspended and (y) in the case of any replacement of Lenders under the circumstances described in clause (iv) above, the applicable amendment, waiver, discharge or termination that the Borrower has requested shall become effective upon giving effect to such replacement (and any related Assignment and Assumptions required to be effected in connection therewith in accordance with this paragraph (e)). The replacement of a Lender pursuant to this Section 2.10(c) shall be effective on the tenth Business Day following the date of notice of such replacement to the Lenders through the Administrative Agent, subject to the satisfaction of the following conditions:

(i) each replacement Lender and/or Eligible Assignee, and the Administrative Agent acting on behalf of each Lender subject to replacement, shall have satisfied the conditions to an Assignment and Assumption set forth in Section 10.07(b) and, in connection therewith, the replacement Lender(s) and/or Eligible Assignee(s) shall pay:

(A) to each Lender subject to replacement an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, its outstanding Loans, (y) all L/C Disbursements that have been funded by (and not reimbursed to) it under Section 2.05, together with all accrued but unpaid interest with respect thereto, and (z) all accrued but unpaid fees owing to it pursuant to Section 2.11; and

(B) to the L/C Issuers an amount equal to the aggregate amount owing by the replaced Lenders to the L/C Issuers as reimbursement pursuant to Section 2.05, to the extent such amount was not theretofore funded by such replaced Lenders; and

(ii) the Borrower shall have paid to the Administrative Agent for the account of each replaced Lender all obligations owing to such replaced Lenders by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in clause (i)(A) above).

In the case of the removal of a Lender pursuant to this Section 2.10(c), upon (i) payment by the Borrower to the Administrative Agent for the account of the Lender subject to such removal of an amount equal to the sum of (A) the aggregate principal amount of all Loans and L/C Obligations held by such Lender and (B) all accrued interest, fees and other amounts owing to such Lender hereunder, including, without limitation, all amounts payable by the Borrower to such Lender under ARTICLE III or Section 10.04 and Section 10.05, and (ii) provision by the Borrower to the Swing Line Lender and each L/C Issuer of appropriate assurances and indemnities (which may include letters of credit) as each may reasonably require with respect to any continuing obligation of such removed Lender to purchase Participation Interests in any L/C Obligations or Swing Line Loans then outstanding, such Lender shall, without any further consent or other action by it, cease to constitute a Lender hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of ARTICLE III, Section 10.04 and Section 10.05) shall continue to govern the rights and obligations of a removed Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such removed Lender while it was a Lender.

(d) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of this Section 2.10, on the date of each termination of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination on the amount of the Revolving Committed Amount so terminated.

Section 2.11 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.17(a)) a fee (the “Commitment Fee”) on such Lender’s Revolving Commitment Percentage of the daily Unused Revolving Commitment Amount, computed at a per annum rate for each day at a rate equal to the then applicable rate per annum set forth under clause (c) of the definition of “Applicable Margin” in Section 1.01. The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on the Revolving Termination Date) for the quarter or portion thereof ending on each such date, beginning with the first of such dates to occur after the Closing Date with the first such payment due no earlier than the last Business Day of March following the Closing Date.

(b) Letter of Credit Fees.

(i) Standby Letter of Credit Issuance Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.17(a)) a fee (the “Standby Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Standby Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the L/C Fee in effect from time to time. The Standby Letter of Credit Fee will be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first of such dates to occur after the date of issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(ii) Trade Letter of Credit Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.17(a)) a fee (the “Trade Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Trade Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the L/C Fee in effect from time to time. The Trade Letter of Credit Fee will be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(iii) Fronting Fees. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee in the amount (A) with respect to each Trade Letter of Credit, equal to 0.125% of the amount of such Trade Letter of Credit (or such higher amount as may be agreed to between the Borrower and the L/C Issuer), due and payable upon the issuance thereof and (B) with respect to each Standby Letter of Credit, equal to 0.125% per annum (or such higher amount as may be agreed to between the Borrower and the L/C Issuer) on the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(iv) L/C Issuer Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above and any fronting fees payable pursuant to clause (iii) above, the Borrower promises to pay to the L/C Issuer for its own account without sharing by the other Lenders the customary charges from time to time of the L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “L/C Issuer Fees”). L/C Issuer Fees are due and payable on demand and are nonrefundable.

(v) Computation of Certain Fees after Default. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), the Standby Letter of Credit Fee and the Trade Letter of Credit Fee payable under subsections (i) and (ii) above shall be computed at a rate per annum equal to the relevant Applicable Margin with respect to the L/C Fee (including both the Standby Letter of Credit Fee and the Trade Letter of Credit Fee) as set forth in the applicable table in the definition of “Applicable Margin” in Section 1.01 hereof plus 2.00%.

(c) Other Fees. The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times as they may agree. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.12 Pro-rata Treatment.

(a) Loans. Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Term Loans at different times as a result of any amendment effected in accordance with Section 2.15 or Section 2.16), each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than the L/C Issuer Fees retained by an L/C Issuer for its own account and the administrative fees retained by the Agents for their own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Loan, shall be allocated pro-rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, or with respect to Term Loans, according to the respective outstanding principal amounts of the applicable Term Loans then held by the applicable Term Lenders, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2.00% per annum.

(b) Letters of Credit. Except to the extent otherwise provided herein, each payment of L/C Obligations shall be allocated to each Revolving Lender pro-rata in accordance with its Revolving Commitment Percentage; provided that, if any Revolving Lender shall have failed to pay its applicable pro-rata share of any L/C Disbursement as required under Section 2.05(e)(iv) or (vi), then any amount to which such Revolving Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the L/C Issuer.

Section 2.13 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan, unreimbursed L/C Disbursements or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Laws or otherwise, or by any other means, in excess of its pro-rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, unreimbursed L/C Disbursements and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement; provided that nothing in this Section 2.13 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrower other than its indebtedness hereunder. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by Law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, L/C Obligation or other obligation in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan, L/C Obligation or other obligation purchased to the same extent as though the purchasing Lender were the original owner of the obligations purchased. If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.13 to share in the benefits of any recovery on such secured claim.

Section 2.14 Payments; Computations.

(a) Payments by the Borrower. Each payment of principal of and interest on Loans, L/C Obligations and fees hereunder (other than fees payable directly to the L/C Issuers) shall be paid not later than 2:00 P.M. on the date when due, in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Borrower. Each such payment shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and irrespective of any claim or defense to payment which might in the absence of this provision be asserted by the Borrower or any Affiliate against the any Agent or any Lender. All prepayments and repayments of Loans made pursuant to this Section 2.14(a) shall be made in the Approved Currency in which such Loan is denominated. Payments received after 2:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of paragraph (d) below or required to be applied in accordance with Section 2.09(b)(vi), the Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the Loan, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to paragraph (d) below, to Section 2.08, to Section 2.09(b)(vi) and to Section 2.12 , distribute such payment to the Lenders in such manner as the Administrative Agent may deem reasonably appropriate). The Administrative Agent may in its sole discretion, distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M.; otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Other than with respect to Foreign Currency Swing Line Loans, the Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by the Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.

(b) Distributions by the Administrative Agent. Unless the Administrative Agent shall have received notice (which may be by telephone if promptly confirmed in writing) from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(c) Computations. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” and all computations of fees thereof shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue from and including the date of borrowing (or continuation or conversion) but excluding the date of payment; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day.

(d) Certain Payments after an Event of Default. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Finance Obligations and any Proceeds of Collateral after the occurrence and during the continuance of an Event of Default, and agrees that, notwithstanding the provisions of Section 2.09(b)(vi) and paragraph (a) above, the Administrative Agent may, and (upon either (i) the written direction of the Required Lenders or (ii) acceleration of the Senior Credit Obligations pursuant to Section 8.02), shall apply all payments in respect of any Finance Obligation, all funds in any Prepayment Account or other cash collateral account and all other Proceeds of Collateral according to Section 8.03 hereof.

Section 2.15 Incremental and Refinancing Facilities.

(a) The Borrower may at any time or from time to time after the Syndication Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments or any previously established Class of New Revolving Commitments (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more new revolving credit commitments (the “New Revolving Commitments” and together with the Incremental Term Loans and Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that both at the time of any such request and after giving effect to the effectiveness of any Additional Credit Extension Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or New Revolving Commitment is made or effected (and after giving effect thereto) no Default or Event of Default shall exist; provided, further, that the aggregate principal amount of all Incremental Facilities shall not exceed at any time the sum of (x) an amount that, after giving effect to the incurrence of such Incremental Term Loans or the establishment of such Incremental Revolving Commitment Increase or New Revolving Commitments (and after giving effect to any Specified Transaction to be consummated in connection therewith) and assuming all Incremental Revolving Commitment Increases and New Revolving Commitments were fully borrowed, the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries is no greater than 3.50:1.00 and the Borrower is in compliance on a Pro-Forma Basis with the Interest Coverage Ratio specified in Section 7.11(b) hereof, in each case as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 prior to the incurrence of any such Incremental Facility and (y) $275,000,000.

(b) Each tranche of Incremental Term Loans (other than Refinancing Term Loans), each Incremental Revolving Commitment Increase and each class of New Revolving Commitments (other than Replacement Revolving Commitments) shall be in an aggregate principal amount that is not less than $5,000,000 (and in minimum increments of $1,000,000 in excess thereof); provided that (i) Refinancing Term Loans shall be permitted to refinance or replace, in whole, and not in part, any Class of Term Loans or previously borrowed Incremental Term Loans outstanding as of the date of incurrence of such Refinancing Term Loans and shall be in an aggregate principal amount not greater than the aggregate principal amount of each Class of existing Term Loans to be replaced or refinanced by such Refinancing Term Loans (plus the amount of all accrued and unpaid interest, reasonable fees and premiums thereon and fees and expenses in connection therewith) and (ii) Replacement Revolving Commitments shall be permitted to refinance or replace, in whole, and not in part, any Revolving Commitments, Revolving Loans or previously established New Revolving Commitments or New Revolving Loans, in each case outstanding as of the date of the establishment of such Replacement Revolving Commitments and shall be in an aggregate principal amount not greater than the aggregate principal amount of the each Class of Revolving Commitments, Revolving Loans or previously established New Revolving Commitments or New Revolving Loans to be replaced or refinanced by such Replacement Revolving Commitments (plus the amount of all accrued and unpaid interest, reasonable fees and premiums thereon and fees and expenses in connection therewith), and Incremental Term Loans (other than Refinancing Term Loans), Incremental Revolving Commitment Increases or New Revolving Commitment (other than in respect of Replacement Revolving Commitments) shall be permitted in an aggregate amount not to exceed the sum of (x) an amount such that, at the time of incurrence thereof and after giving effect thereto and the use of the proceeds thereof and assuming all Incremental Revolving Commitment Increases and New Revolving Commitments were fully borrowed, the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries is no greater than 3.50:1.00 and the Borrower shall be in compliance on a Pro-Forma Basis with the Interest Coverage Ratio specified in Section 7.11(b) hereof, in each case as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 prior to the incurrence of any such Incremental Facility and (y) after giving effect thereto, the sum of (I) the aggregate principal amount of all Incremental Term Loans (other than Refinancing Term Loans) plus (II) the aggregate principal amount of all Incremental Revolving Commitment Increases plus (III) the aggregate principal amount of Indebtedness previously issued pursuant to Section 7.01(xiv) (other than Permitted Refinancing in respect thereof previously incurred pursuant to Section 7.01(xiv) to the extent already included in this subclause III) plus (IV) the aggregate principal amount of all New Revolving Commitments (other than in respect of Replacement Revolving Commitments) would not exceed $275,000,000.

(c) The Incremental Term Loans (i) shall rank pari passu in right of payment and in security with the Term Loans borrowed on the Closing Date (such Term Loans, the “Initial Term Loans”), (ii) shall not have a final maturity date earlier than the Latest Maturity Date with respect to the Initial Term Loans, (iii) shall not have a shorter Weighted Average Life to Maturity than the Initial Term Loans, (iv) shall have an amortization schedule (subject to clause (iii) above), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts (“OID”) and premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans; provided that in the event that interest rate margins for any Tranche B Incremental Term Loans (other than Refinancing Term Loans) are higher than the interest rate margin for the Term B Loans by more than 0.50% (as determined by the Board of Directors of the Borrower), then, subject to the second proviso of this clause (c), the Applicable Margins for the Term B Loans shall be increased to the extent necessary so that the interest rate margins for such Tranche B Incremental Term Loans are equal to the interest rate margins for the Term B Loans minus 0.50%; provided that for purposes of this clause (iv), in determining the interest rate margins applicable to the Tranche B Incremental Term Loans and the Term B Loans (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Term B Loans or any Tranche B Incremental Term Loans, in the initial primary syndication thereof shall be included (with OID or upfront fees being equated to interest based on assumed four-year life to maturity and assuming all Incremental Revolving Commitment Increases and New Revolving Commitments were fully borrowed), (y) customary arrangement or commitment fees payable to any of the Joint Lead Arrangers (or their respective Affiliates) in connection with the Term B Loans or to one or more arrangers (or their Affiliates) of any Tranche B Incremental Term Loan shall be excluded and (z) if the Tranche B Incremental Term Loan includes an interest rate floor greater than the applicable interest rate floor under the Term B Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin solely for purposes of determining whether the interest rate margin of such Tranche B Incremental Term Loans is higher than the interest rate margin under the Term B Loans by more than 0.50% and to the extent the difference in the interest rate floors would cause the interest rate margins of such Tranche B Incremental Term Loans to be higher than the interest rate margins for the Term B Loans by more than 0.50%, the interest rate floor (but not in any event the interest rate margin) applicable to the Term B Loans shall be increased to the extent of such differential between interest rate floors (for the avoidance of doubt, in no event shall the difference in interest rate floor result in an Applicable Margin), (v) shall not participate in any mandatory prepayment on a greater than pro rata basis with the Initial Term Loans and (vi) may otherwise have terms and conditions different from those of the Initial Term Loans; provided that (except with respect to the matters contemplated by clauses (ii), (iii), (iv) and (v) above) any differences shall be reasonably satisfactory to the Administrative Agent.

(d) Each Incremental Revolving Commitment Increase shall be treated the same as the Revolving Commitments or the previously established Class of New Revolving Commitments (including with respect to maturity date thereof), as applicable and shall be considered to be part of the Revolving Facility or the applicable existing New Revolving Facility.

(e) With respect to New Revolving Commitments, (i) extensions of credit thereunder shall rank pari passu in right of payment and in security with the Revolving Loans and any previously established New Revolving Loans, (ii) such New Revolving Commitments (and the extensions of credit thereunder) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, OIDs and premiums as determined by the Borrower and the lenders providing such commitments, (iii) shall contain borrowing, optional repayment and optional termination of Revolving Commitment procedures as determined by the Borrower and the lenders of such commitments, (iv) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the swingline lender and L/C Issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable L/C Issuers and swingline lenders and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Additional Credit Extension Amendment) to the terms relating to Swing Line Loans and Letters of Credit with respect to the Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent, (v) may include additional or different financial or other covenants to be applicable only during the periods after the Latest Maturity Date as of the date of establishment of such New Revolving Commitments, and (vi) may otherwise have terms and conditions different from those of the Revolving Facility; provided that (except with respect to matters contemplated by clauses (ii), (iii), (iv) and (v) above) any differences shall be reasonably satisfactory to the Administrative Agent.

(f) Each notice from the Borrower pursuant to this Section 2.15 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Commitment Increases or New Revolving Commitments. Incremental Term Loans may be made and Incremental Revolving Commitment Increases or New Revolving Commitments may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld) by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Term Loan or to provide a portion of any Incremental Revolving Commitment Increase or New Revolving Commitment) or by any Additional Lender; provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender, (ii) the L/C Issuer and the Swing Line Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing such Incremental Revolving Commitment Increases or New Revolving Commitments, as applicable, if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender and (iii) the existing Lenders shall be offered an opportunity to provide any Incremental Facility prior to any Additional Lender.

(g) Commitments in respect of Incremental Term Loans and Incremental Revolving Commitment Increases or New Revolving Commitments shall become Commitments under this Agreement pursuant to an Additional Credit Extension Amendment, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Additional Credit Extension Amendment may, subject to Section 2.15(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. The effectiveness of any Additional Credit Extension Amendment pursuant to this Section 2.15 shall be subject to the satisfaction on the date thereof and such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans, Incremental Revolving Commitment Increases and New Revolving Commitments for any purpose not prohibited by this Agreement.

(h) No Lender shall be obligated to provide any Incremental Term Loans, Incremental Revolving Commitment Increases or New Revolving Commitments, except as they may separately agree.

(i) Upon each increase in the Revolving Commitments or any existing Class of New Revolving Commitments pursuant to this Section 2.15, each Lender with a Commitment of the applicable Class immediately prior to such increase shall automatically and without further action be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment Increase (each, an “Incremental Revolving Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Commitment Increase Lender shall automatically acquire, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans (or letters of credit or swing line loans under the applicable Class of New Revolving Commitments, as the case may be) such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit (or such letters of credit) and (B) participations hereunder in Swing Line Loans (or such swing line loans) held by each Lender with a Commitment of the applicable Class (including each such Incremental Revolving Commitment Increase Lender) will equal the percentage of the aggregate Commitments of such Class of all Lenders represented by such Lender’s Commitment of such Class. If, on the date of such increase, there are any Revolving Loans or New Revolving Loans of the applicable Class outstanding, as applicable, such Revolving Loans or New Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans or New Revolving Loans made hereunder pursuant to the Class of Commitments being increased (reflecting such increase in the Commitments of the applicable Class), which prepayment shall be accompanied by accrued interest on the Revolving Loans or New Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(j) This Section 2.15 shall supersede any provisions in Section 2.10 or Section 2.13 to the contrary.

Section 2.16 Extensions of Term Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a “tranche”; any Extended Term

Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.01(c)(viii) and Section 2.05(p) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Revolving Commitment Percentages (and except as provided in Section 2.01(c)(viii) and Section 2.05(p), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments ) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date and the amortization schedule applicable to Term Loans pursuant to Section 2.08 for periods prior to the Maturity Date for Term B Loans may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.09 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.09, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the L/C Issuer, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Senior Credit Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Senior Credit Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

(e) This Section 2.16 shall supersede any provisions in Section 2.10 or Section 2.13 to the contrary.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(ii) the Commitment of and the Revolving Outstandings of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01); provided that (x) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (y) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender;

(iii) if any Swing Line Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (v) all or any part of such Letter of Credit Exposure of such Defaulting Lender and such Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Letter of Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (w) to the extent that all or any portion of the Defaulting Lender’s Letter of Credit Exposure and Swing Line Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.17(a)(iii)(v) above or otherwise, the Borrower shall within two Business Days for Term Loans, and for Revolving Loans that are Eurodollar Loans, three Business Days, following notice by the Administrative Agent (I) first, prepay such Swing Line Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (II) second, Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 2.05 for so long as such Letter of Credit Exposure is outstanding, (x) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to the requirements of this Section 2.17(a)(iii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (y) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.17(a)(iii), then the fees payable to the Lenders pursuant to Section 2.11(a) and (b) shall be adjusted to give effect to such reallocation and the Borrower shall not be required to pay any fees to the Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (z) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.17(a)(iii), then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all fees payable under Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the L/C Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(iv) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each L/C Issuer and the Swing Line Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or any L/C Disbursement that has not been reimbursed in accordance with Section 2.05 (any such L/C Disbursement, an “Unpaid Drawing”), such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.17(a). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to Cash Collateralize pursuant to Section 2.05 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(v) the L/C Issuer will not be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the L/C Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Commitments of the Non-Defaulting Lenders or Cash Collateralized or a combination thereof in accordance with the requirements of Section 2.17(a)(iii) above or otherwise in a manner reasonably satisfactory to the L/C Issuer; and

(vi) the Swing Line Lender will not be required to fund any Swing Line Loans unless the Swing Line Lender is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.17(a)(iii) above.

(b) If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure and Swing Line Exposure of such Lender reallocated pursuant to the requirements of Section 2.17(a)(iii) above shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Net of Certain Taxes. Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender (x) taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, (y) any U.S. branch profits taxes or any similar taxes imposed by any other jurisdiction referred to in clause (x) above and (z) in the case of a Foreign Lender other than an assignee pursuant to a request by the Borrower under Section 2.10(c)), any U.S. federal withholding taxes resulting from any Law (including FATCA) in effect on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 10.15, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding taxes pursuant to this Section 3.01 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being herein referred to as “Taxes”). If a Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions, (iii) the Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment by the Borrower, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies (including mortgage recording taxes) that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document except any taxes that are imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower under Section 2.10(c) as a result of a present or former connection between the assigning Lender and the Governmental Authority imposing such tax, charge or levy, other than a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) Gross-Up. Without duplication by amounts, if any, paid by the Borrower under Section 3.01(a)(i) if the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) Indemnification by Borrower. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

(e) Indemnification by Lenders. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender and such failure to withhold or backup withhold was directly caused by such Lender’s failure to comply with Section 10.15 hereof, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Senior Credit Obligations hereunder and the resignation of the Administrative Agent.

(f) Certain Recoveries. If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection (f) shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02 Illegality.

(a) If, on or after the date of this Agreement, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund any of its Eurodollar Loans at the Adjusted Eurodollar Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make

Dollar denominated Eurodollar Loans, or to convert outstanding Dollar denominated Base Rate Loans into Dollar denominated Eurodollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 3.02(a), such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Dollar denominated Eurodollar Loan of such Lender then outstanding shall be converted to a Dollar denominated Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Dollar denominated Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

(b) If, on or after the date of this Agreement, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund any of its Eurodollar Loans at EURIBOR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro denominated Eurodollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 3.02(b), such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro denominated Eurodollar Loan of such Lender then outstanding shall be converted to a Euro denominated Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro denominated Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 3.03 Inability to Determine Rates.

(a) If on or prior to the first day of any Interest Period for any Eurodollar Loan made at the Adjusted Eurodollar Rate:

(i) the Administrative Agent determines that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period; or

(ii) Lenders having 50% or more of the aggregate amount of the Commitments (“Market Disruption Lenders”) advise in writing the Administrative Agent (with copies of such writings provided to the Borrower) that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Dollar denominated Eurodollar Loans for such Interest Period ((i) or (ii), a “Market Disruption Event”);

the Administrative Agent shall forthwith give notice (“Market Disruption Notice”) thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Dollar denominated Eurodollar Loans, or to continue or convert outstanding Loans as or into Dollar denominated Eurodollar Loans, shall be suspended and (ii) each outstanding Dollar denominated Eurodollar Loan shall be converted into a Dollar denominated Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any Dollar denominated Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Dollar denominated Base Rate Borrowing in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Revolving Base Rate Loans for such day.

(b) If on or prior to the first day of any Interest Period for any Eurodollar Loan made at EURIBOR:

(i) the Administrative Agent determines that by reason of circumstances affecting the relevant market,(x) adequate and reasonable means do not exist for ascertaining the applicable EURIBOR for such Interest Period or (y) or that the Euro is not available to the Lenders in sufficient amounts to fund any Foreign Currency Borrowing; or

(ii) Lenders having 50% or more of the aggregate amount of the Commitments (“Foreign Currency Market Disruption Lenders”) advise in writing the Administrative Agent (with copies of such writings provided to the Borrower) that the EURIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro denominated Eurodollar Loans for such Interest Period ((i) or (ii), a “Foreign Currency Market Disruption Event”);

the Administrative Agent shall forthwith give notice (“Foreign Currency Market Disruption Notice”) thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro denominated Eurodollar Loans, or to continue or convert outstanding Loans as or into Euro denominated Eurodollar Loans, shall be suspended and (ii) each outstanding Euro denominated Eurodollar Loan shall be converted into a Euro denominated Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any Euro denominated Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Euro denominated Base Rate Borrowing in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Revolving Base Rate Loans for such day.

(c) If, during any period in which a Market Disruption Event or Foreign Currency Market Disruption Event, as applicable, is in effect, the Borrower believes in good faith that the circumstances giving rise to such Market Disruption Event or Foreign Currency Market Disruption Event, as applicable, are no longer applicable, the Borrower may request, through the Administrative Agent, that either (i) the Administrative Agent or (ii) the Market Disruption Lenders or Foreign Currency Market Disruption Lenders, in each case, as applicable, confirm that the circumstances giving rise to the Market Disruption Event or Foreign Currency Market Disruption Event, as applicable, continue to be in effect. If, upon five Business Days following such confirmation request, the Market Disruption Lenders or Foreign Currency Market Disruption Lenders, as applicable, or Administrative Agent have not confirmed the continued effectiveness of such Market Disruption Notices or Foreign Currency Market Disruption Notices, as applicable, then the applicable Market Disruption Event or Foreign Currency Market Disruption Event, as applicable, shall be deemed to be no longer effective as of the last day of the applicable Interest

Period for any outstanding Eurodollar Loan, as applicable; provided, that (A) the Borrower shall not be permitted to submit each such request more than once in any 30 day period and (B) nothing contained in this Section 3.03(c) or the failure to provide confirmation of the continued effectiveness of such Market Disruption Notice or Foreign Currency Market Disruption Notices, as applicable, shall in any way affect any Lender’s or the Administrative Agent’s right to provide any additional Market Disruption Notices or Foreign Currency Market Disruption Notices, as applicable, as provided for in Section 3.03(a) or Section 3.03(b) above.

Section 3.04 Increased Costs and Reduced Return; Capital Adequacy.

(a) If on or after the date hereof, the adoption of or any change in any applicable Law or in the interpretation or application thereof applicable to any Lender (or its Applicable Lending Office), or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a change of law, regardless of the date enacted, adopted or issued:

(i) shall subject such Lender (or its Applicable Lending Office) to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or any of its Notes or its obligation to make Eurodollar Loans or to participate in Letters of Credit, or change the basis of taxation of payments to such Lender (or its Applicable Lending Office) in respect thereof (except for (A) Taxes and Other Taxes covered by Section 3.01 (including Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 10.15) and (B) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its Applicable Lending Office, branch or any affiliate thereof));

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or its Applicable Lending Office) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender (or its Applicable Lending Office) any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(b) If any Lender shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable Law regarding capital or liquidity adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital or liquidity adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s (or parent corporation’s) policies with respect to capital adequacy); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a change of law, regardless of the date enacted, adopted or issued, then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction; provided that the Borrower shall not be required to compensate any Lender pursuant to subsection (a) above or this subsection (b) for any additional costs or reductions suffered more than 180 days prior to the date such Lender notifies the Borrower of the circumstances giving rise to such additional costs or reductions and of such Lender’s intentions to claim compensation therefor, and provided, further, that, if the change in Law or in the interpretation or administration thereof giving rise to such additional costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Each determination by any such Lender of amounts owing under this Section 3.04 shall, absent manifest error, be conclusive and binding on the parties hereto. Notwithstanding any other provision herein, a Lender shall be entitled to demand compensation or payment pursuant to this Section 3.04 only to the extent that it is the general policy and practice of such Lender to demand such compensation or payment in similar circumstances under comparable provisions of other credit agreements (and such Lender so certifies to the Borrower).

(c) A certificate of each Lender setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the L/C Issuer the amount shown as due on any such certificate delivered by it within 10 Business Days after receipt of the same.

(d) Promptly after any Lender becomes aware of any circumstance that will, in its reasonable judgment, result in a request for increased compensation pursuant to this Section 3.04, such Lender shall notify the Borrower thereof. Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return of capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period, except as expressly otherwise provided above. The protection of this Section 3.04 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 3.05 Funding Losses. The Borrower shall indemnify each Lender against any loss or expense (but excluding in any event loss of anticipated profit) which such Lender may sustain or incur as a consequence of (i) any failure by any Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in ARTICLE IV, (ii) any failure by the Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.02 or Section 2.07, (iii) any payment, prepayment or conversion of a Eurodollar Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, not borrowed or assigned (based on the applicable London Interbank Offered Rate), for the period from the date of such payment, prepayment, conversion, failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert or continue) or assignment over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, not borrowed, converted or continued for such period or Interest Period or assignment, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 3.06 Base Rate Loans Substituted for Affected Eurodollar Loans. (a) If (i) the obligation of any Lender to make, or to continue or convert outstanding Dollar denominated Base Rate Loans as or to, Dollar denominated Eurodollar Loans has been suspended pursuant to Section 3.02(a) or (ii) any Lender has demanded compensation under Section 3.01 or 3.04 with respect to its Dollar denominated Eurodollar Loans, and in any such case the Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Dollar denominated Eurodollar Loans shall instead be Dollar denominated Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Dollar denominated Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Dollar denominated Base Rate Loan shall be converted into a Dollar denominated Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Dollar denominated Eurodollar Loans of the other Lenders.

(b) If (i) the obligation of any Lender to make, or to continue, Euro denominated Eurodollar Loans has been suspended pursuant to Section 3.02(b) or (ii) any Lender has demanded compensation under Section 3.01 or 3.04 with respect to its Euro denominated Eurodollar Loans, and in any such case the Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as) Euro denominated Eurodollar Loans shall instead be Euro denominated Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro denominated Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Euro denominated Base Rate Loan shall be converted into a Euro denominated Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro denominated Eurodollar Loans of the other Lenders.

Section 3.07 Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Commitments and repayment of all other Finance Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension. The conditions to effectiveness of this amendment and restatement of the Predecessor Credit Agreement in the form of this Agreement, and to the obligation of each Lender to make a Credit Extension on the Closing Date are set forth in Section 5 of the Amendment Agreement.

Section 4.02 Conditions to All Credit Extensions. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of any L/C Issuer to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Notice. The Borrower shall have delivered (i) in the case of any Revolving or Term Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by, Section 2.02, (ii) in the case of any Letter of Credit, to the L/C Issuer, an appropriate Letter of Credit Request duly executed and completed in accordance with the provisions of Section 2.05, and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.02.

(b) Representations and Warranties. The representations and warranties made by the Loan Parties in any Loan Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

The delivery of each Notice of Borrowing, Swing Line Loan Request and each Letter of Credit Request shall constitute a representation and warranty by the Loan Parties of the correctness of the matters specified in subsections (b) and (c) above.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Group Company (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws; except in each case referred to in clause (ii)(A), (iii) or (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law, except in each case referred to in clause (ii) or (iii) for such violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. Except for filings necessary to perfect the Liens in favor of the Collateral Agent in the Collateral and to release Liens in respect of the Predecessor Loan Documents and other consents, authorizations, notices, approvals and exemptions that have been obtained prior to or as of the Closing Date, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

Section 5.05 Financial Condition; No Material Adverse Effect.

(a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Parent Holdings and its Subsidiaries as of the date thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent Holdings and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) Unaudited Financial Statements. To the knowledge of the Borrower, the Unaudited Financial Statements fairly present in all material respects the financial condition of Parent Holdings and its Subsidiaries as of the date thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject to normal year end audit adjustments and the absence of footnotes).

(c) Material Adverse Change. Since October 31, 2013, there has been no change, occurrence or development that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d) Projections. The projections prepared as part of, and included in, the Pre-Commitment Information (which include projected balance sheets and income and cash flow statements on a quarterly basis through October 31, 2014 and on an annual basis for each fiscal year thereafter until the respective Maturity Dates of the Loans) were prepared on a basis consistent with the financial statements referred to in subsection (a) above and were based on good faith estimates and assumptions stated therein made by management of the Borrower at the time made (which assumptions are fair in light of then existing conditions). On the Closing Date, such management believes that such projections are reasonable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results (as such projections are subject to a number of unknown risks, uncertainties and assumptions) and that such differences may be material.

(e) Post-Closing Financial Statements. The financial statements delivered to the Lenders pursuant to Section 6.01(a) and Section 6.01(b), if any, (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements, if any) in all material respects the consolidated financial condition, results of operations and cash flows of Parent Holdings and its Consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

Section 5.06 Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any Loan Party, threatened against or affecting any Group Company in which there is a reasonable possibility of an adverse decision and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

Section 5.07 No Default. No Group Company is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement.

Section 5.08 Ownership of Property; Liens. Each Group Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for Permitted Liens and minor defects in title that either do not interfere with its ability to (i) conduct its business or

(ii) utilize such properties and assets as intended. All such material properties and assets are free and clear of Liens other than Permitted Liens. Each Group Company has complied with all obligations under all leases to which it is a party, other than those the violation of which would not reasonably be expected to result in a Material Adverse Effect, and all such leases are in full force and effect, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and in respect of which the failure to be in full force and effect will not result in a Material Adverse Effect. Each Group Company enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee except for those leases in which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to result in a Material Adverse Effect.

Section 5.09 Environmental Compliance. No Group Company has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license or other approval required under any Environmental Law or is subject to any Environmental Liability in any case which, individually or collectively, could reasonably be expected to result in a Material Adverse Effect or has received written notice of any claim with respect to any Environmental Liability the subject of which notice could reasonably be expected to have a Material Adverse Effect, and no Group Company knows of any basis for any Environmental Liability against any Group Company that could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Insurance. The properties of each Group Company are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Group Company operates.

Section 5.11 Taxes. Each Group Company has filed, or caused to be filed, all material federal, state, local and foreign tax returns required to be filed and paid (i) all amounts of taxes shown thereon to be due (including interest and penalties) and (ii) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it, except for such taxes (A) which are not yet delinquent or (B) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP. No Loan Party has received written notice of any pending investigation of such party by any taxing authority or proposed tax assessments against any Group Company that would, if made, have a Material Adverse Effect.

Section 5.12 ERISA; Foreign Pension Plans; Employee Benefit Arrangements. Except as disclosed in Schedule 5.12:

(a) ERISA.

(i) There are no Unfunded Liabilities in excess of the Threshold Amount (A) with respect to any member of the Group Companies and (B) with respect to any ERISA Affiliate; provided that for purposes of this Section 5.12(a)(i)(B) only, Unfunded Liabilities shall mean the amount (if any) by which the projected benefit obligation exceeds the value of the plan’s assets as of its last valuation date using the actuarial assumptions and methods being used by the Plans’ actuaries for making such determination.

(ii) Each Plan, other than a Multiemployer Plan, complies in all respects with the applicable requirements of ERISA and the Code, and each Group Company complies in all respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(iii) No ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan maintained by any member of the Group Companies and, except to the extent that such ERISA Event would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan maintained by an ERISA Affiliate.

(iv) If any Group Company or any ERISA Affiliate were to incur a complete withdrawal (as described in Section 4203 of ERISA) from any Multiemployer Plan as of the Closing Date, the aggregate withdrawal liability, as determined under Section 4201 of ERISA, with respect to all such Multiemployer Plans would not exceed $12,500,000.

(v) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code, for which an exemption under ERISA does not apply.

(vi) No Group Company has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that could reasonably be expected to have a Material Adverse Effect.

(b) Foreign Pension Plans. Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. No Group Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

(c) Employee Benefit Arrangements.

(i) All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof, where such failure to fund, insure provide for, recognize or estimate the liabilities arising under such arrangements could reasonably be expected to have a Material Adverse Effect.

(ii) There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected to have a Material Adverse Effect.

(iii) Each Group Company is in material compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements.

Section 5.13 Subsidiaries. Schedule 5.13 sets forth a complete and accurate list as of the Closing Date of all Subsidiaries of the Borrower. Schedule 5.13 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, whether each such Subsidiary is a Subsidiary Guarantor, the number of authorized shares of each class of Equity Interests or share capital of each such Subsidiary (other than for limited liability companies, partnerships or Foreign Subsidiaries), the percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned by the Borrower (directly or indirectly). All the outstanding Equity Interests of the Borrower and each Subsidiary of the Borrower are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights of any shareholder and are owned by Holdings, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth on Schedule 5.13, as of the Closing Date, no such Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests. Holdings has no Subsidiaries, other than the Borrower and its Subsidiaries.

Section 5.14 Margin Regulations; Investment Company Act.

(a) None of the Borrower and its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U. No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.

(b) None of the Group Companies is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended or (ii) controlled by such a company.

Section 5.15 Disclosure. No written information or written data (excluding projections, forecasts, budgets, estimates and general market or industry data) with respect to any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document, (as modified or supplemented by other information previously furnished and other publicly available information about Parent Holdings and its Subsidiaries), when provided and taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which such statements were made; provided that (i) to the extent any such statement, information or report therein was based upon or constitutes a forecast, estimate or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time made (it being understood and agreed that forecasts, estimates and projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such representations will in fact be realized) and (ii) as to statements, information and reports specified as having been supplied by third parties, other than Affiliates of the Borrower or any of its Subsidiaries, the Borrower represents only that it has no knowledge of any material misstatement therein.

Section 5.16 Compliance with Law. Each Group Company is in compliance with all requirements of Law (including Environmental Laws) applicable to it or to its properties, except for any such noncompliances which could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Loan Parties, none of the Group Companies or any of their respective material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, except as disclosed in Schedule 5.16, none of the Group Companies has received any written communication from any Governmental Authority that alleges that any of the Group Companies is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding or which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.17 Intellectual Property. Except as set forth on Schedule 5.17, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights that are necessary for the operation of their respective businesses as operated as of the Closing Date, except for failures to own or possess the right to use which could not reasonably be expected to have a Material Adverse Effect.

Section 5.18 Purpose of Loans and Letters of Credit. The proceeds of the Term Loans and any Revolving Loans made on the Closing Date will be used solely to refinance the Predecessor Credit Agreement and to pay related fees and expenses. The proceeds of any Incremental Term Loan Facility, the proceeds of any Revolving Loans made pursuant to any Incremental Revolving Commitment Increase and the proceeds of any New Revolving Loans made pursuant to any New Revolving Commitments made after the Closing Date will be used to provide for the working capital requirements of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries, including Permitted Business Acquisitions, and for any other purpose not prohibited by the Loan Documents. The Borrower will use the Letters of Credit issued under the Revolving Facility for general corporate purposes of the Borrower and the Restricted Subsidiaries, and for any other purpose not prohibited by the Loan Documents; provided that Letters of Credit may be issued on the Closing Date in order to, among other things, back-stop or replace letters of credit outstanding on the Closing Date under facilities no longer available to the Borrower or its Subsidiaries as of the Closing Date.

Section 5.19 Labor Matters. There are no strikes against Borrower or any of its Subsidiaries, other than any strikes that could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20 Collateral Documents.

(a) Article 9 Collateral. Each of the Security Agreement and the Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders from time to time of the Finance Obligations, a legal, valid and enforceable First Priority Lien in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, each of the Security Agreement and the Pledge Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the Uniform Commercial Code.

(b) Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement, the Patent and Trademark Agreement, substantially in the form of Exhibit A to the Security Agreement, is filed in the United States Patent and Trademark Office and the Copyright Agreement, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights, and all registrations and applications relating thereto, covered in such Patent and Trademark Agreement and Copyright Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered patents, patent applications, trademarks, trademark applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c) Status of Liens. As of the Closing Date, no filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 4.01 to the Security Agreement.

Section 5.21 Ownership. Holdings owns good, valid and marketable title to all the outstanding common stock of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents. Except as set forth on Schedule 5.21, as of the Closing Date there are no shareholder agreements or other agreements pertaining to Holdings’ beneficial ownership of the common stock of the Borrower, including any agreement that would restrict Holdings’ right to dispose of such common stock and/or its right to vote such common stock.

Section 5.22 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower and its Subsidiaries and, to the knowledge of the Borrower, its directors, officers and employees and agents, are in compliance in all material respects with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors or executive officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transactions contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

Section 5.23 Solvency. On the Closing Date, the Loan Parties are and, after consummation of the Transaction, will be Solvent.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower agrees that so long as any Lender has any Commitment hereunder, any Senior Credit Obligation or other amount payable hereunder or under any Note or other Loan Document or any L/C Obligation (in each case other than contingent indemnification obligations) remains unpaid or any Letter of Credit remains in effect:

Section 6.01 Financial Statements. The Borrower will furnish, or cause to be furnished, to the Administrative Agent for further distribution to each of the Lenders:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Parent Holdings (commencing with the fiscal year ending October 31, 2014), a consolidated balance sheet and income statement of Parent Holdings and its Consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statement of operations and retained earnings and consolidated statement of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by Parent Holdings’ registered independent public accounting firm and accompanied by an opinion of such firm (which shall not be qualified or limited in any material respect) to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Parent Holdings and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of Parent Holdings (commencing with fiscal quarter ended July 31, 2014), a consolidated balance sheet of Parent Holdings and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statement of operations and retained earnings and consolidated statement of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Parent Holdings and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b), including any related officer’s certificates, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 6.01(a) or (b) at the times specified therein. If at any time Parent Holdings has any material assets, liabilities or operations, other than ownership of 100% of the Equity Interests of Holdings, the financial statements of Parent Holdings delivered pursuant to this Section 6.01 shall be accompanied by information that explains in reasonable detail the differences between the assets, liabilities and operations of Parent Holdings, on the one hand, and the assets, liabilities and operations of the Borrower and its Restricted Subsidiaries on a consolidated basis, on the other hand.

Section 6.02 Certificates; Other Information. The Borrower will furnish, or cause to be furnished, to the Administrative Agent for further distribution to each of the Lenders, in form and detail reasonably satisfactory to the Administrative Agent:

(a) Compliance Certificate. At the time of delivery of the financial statements provided for in Section 6.01(a) and Section 6.01(b) above (commencing with the delivery of the financial statements for the fiscal quarter ended July 31, 2014), a Compliance Certificate of the chief executive officer or the chief financial officer of the Borrower (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of the fiscal period covered by such financial statements, (ii) stating that no Event of Default exists, or if any Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of Parent Holdings and its Consolidated Subsidiaries, and, if so, describing such change. At the time such certificate is required to be delivered, the Borrower shall promptly deliver to the Administrative Agent, at the Administrative Agent’s Office, information regarding any change in the Maintenance Leverage Ratio that would change the then existing Applicable Margin.

(b) SEC Reports. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent Holdings generally, and copies of all annual, regular, periodic and special reports and registration statements which any Group Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided, that to the extent any such document is available on EDGAR, a copy shall be deemed to have been delivered to the Administrative Agent.

(c) Annual Budgets. Within 30 days of delivery of the financial statements provided for in Section 6.01(a), beginning with the fiscal year ending October 31, 2014, an annual budget of the Parent Holdings and its Consolidated Subsidiaries substantially in the form of the annual budget delivered to the Administrative Agent prior to the Closing Date.

(d) Excess Cash Flow. So long as the Term B Loans are outstanding, within 100 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending October 31, 2015, a certificate of the chief financial officer of the Borrower containing information regarding the calculation of Excess Cash Flow for such fiscal year.

(e) Employee Benefit Reports. Promptly upon request, the Borrower shall also furnish the Administrative Agent and the Lenders with such additional information concerning any Plan, Foreign Pension Plan or Employee Benefit Arrangement as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each actuarial report, annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(f) Environmental Reports. Promptly after any Group Company learning of any of the following, written notice of each of the following:

(i) that any Group Company is or may reasonably likely be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Group Company to Environmental Liabilities exceeding $50,000,000;

(ii) the receipt by any Group Company of notification that any real or personal property of such Group Company is or is reasonably likely to be subject to any Lien securing any Environmental Liability exceeding $50,000,000;

(iii) the receipt by any Group Company of any notice of violation of or potential liability under, or knowledge by such Group Company that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Borrower and its Restricted Subsidiaries collectively to Environmental Liabilities exceeding $50,000,000;

(iv) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Borrower and its Restricted Subsidiaries collectively to Environmental Liabilities exceeding $50,000,000;

(v) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Group Company other than those the consequences of which, in the aggregate, do not have a reasonable likelihood of subjecting the Borrower and its Restricted Subsidiaries collectively to Environmental Liabilities exceeding $50,000,000;

(vi) any proposed action by any Group Company or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring any Group Company to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have cost $20,000,000 or more or that shall subject the Borrower and its Restricted Subsidiaries to additional Environmental Liabilities exceeding $50,000,000; and

(vii) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

(g) Additional Patents, Trademarks and Copyrights. At the time of delivery of the financial statements and reports provided for in Section 6.01(a), a report signed by the chief financial officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademark registrations, service mark registrations, registered tradenames and copyright registrations awarded to the Borrower or any Domestic Subsidiary since the last day of the immediately preceding fiscal year of the Borrower and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by the Borrower or any Domestic Subsidiary since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

(h) Domestication in Other Jurisdiction. Not less than 30 days prior to any change in the jurisdiction of organization of any Loan Party, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.

(i) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Group Company as the Administrative Agent or any Lender may reasonably request, which may include such information as any Lender may reasonably determine is necessary or advisable to enable it either (i) to comply with the policies and procedures adopted by it and its Affiliates to comply with the Bank Secrecy Act, the U.S. Patriot Act and all applicable regulations thereunder or (ii) to respond to requests for information concerning the Borrower and its Subsidiaries from any governmental, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism regulatory requirements or its compliance procedures under the U.S. Patriot Act, including in each case information concerning the Borrower’s direct and indirect shareholders and its use of the proceeds of the Credit Extensions hereunder.

(j) Labeling and Treatment of Certain Information. The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Group Company Materials”) by posting the Group Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Parent Holdings, Holdings, the Borrower, or the Borrower’s Subsidiaries’ securities for purposes of United States federal and state securities laws) (each, a “Public Lender”). The Borrower hereby agrees that: (i) all Group Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Group Company Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders to treat such Group Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (iii) all Group Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Group Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) if requested by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.03 Notices. Promptly after any Responsible Officer of the Borrower obtains knowledge thereof, the Borrower will notify the Administrative Agent:

(i) of the occurrence of any Default or Event of Default;

(ii) of the occurrence of any ERISA Event and of: (A) any event or condition that constitutes, or is reasonably likely to lead to, an ERISA Event; or (B) any change in the funding status of any Plan or Foreign Pension Plan that would reasonably be expected to have a Material Adverse Effect; or (C) any event or condition that constitutes, or is reasonably likely to lead to, an event described in Section 8.01(h); and

(iii) of any material change in accounting policies or financial reporting practice by the Borrower or any of its Subsidiaries, except any changes that are required under GAAP and disclosed in any financial statements delivered pursuant to Section 6.01.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(i) shall describe with particularity any and all provisions of this Agreement or the other Loan Documents that have been breached.

Section 6.04 Payment of Obligations. Each of the Group Companies will pay and discharge (i) all material taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its properties and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Group Company shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a material Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

Section 6.05 Preservation of Existence Etc.; Compliance. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Borrower permitted under Section 7.04 or Section 7.05, each Group Company will: (i) preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent such concept is recognized in such jurisdiction) under the Laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clause (i) or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. Each Group Company will comply with all of its Contractual Obligations except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.06 Maintenance of Properties. Each Group Company will: (i) maintain, preserve and protect all of its material properties and equipment necessary to the operation of its business in good working order and condition, ordinary wear and tear and Casualty and Condemnation excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07 Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of similar size and scope engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all business interruption or casualty policies, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or one or more of its Subsidiaries under such policies directly to the Collateral Agent (which agreement shall be evidenced by a “standard” or “New York” lender’s loss payable endorsement in the name of the Collateral Agent on Accord Form 27) and that it will give the Collateral Agent 30 days’ prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Group Company or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies. If any portion of any Real Property is subject to a mortgage granted to the Collateral Agent for the benefit of the Finance Parties and is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws. Each of the Group Companies will comply with all requirements of Law applicable to it and its properties to the extent that noncompliance with any such requirement of Law would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, (a) each of the Group Companies will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by each of the Group Companies, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and (b) each of the Group Companies will do each of the following as it relates to any Plan maintained by, or Multiemployer Plan contributed to by, each of the Group Companies, Foreign Pension Plan or Employee Benefit Arrangement: (i) maintain each Plan (other than a Multiemployer Plan), Foreign Pension Plan and Employee Benefit Arrangement in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal, state or foreign Law; (ii) cause each Plan (other than a Multiemployer Plan) which is qualified under Section 401(a) of the Code to maintain such qualifications; (iii) make all required contributions to any Plan subject to Section 412 of the Code and make all required contributions to Multiemployer Plans; (iv) ensure that there are no Unfunded Liabilities in excess of $25,000,000 unless the aggregate amount of such Unfunded Liabilities is reduced below $25,000,000 within a 30-day period; (v) except for the obligations set forth on Schedule 5.12, not become a party to any Multiemployer Plan; (vi) make all contributions (including any special payments to amortize any Unfunded Liabilities) required to be made in accordance with all applicable laws and the terms of each Foreign Pension Plan in a timely manner; (vii) ensure that all liabilities under all Employee Benefit Arrangements are either (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements; (B) insured with a reputable insurance company; or (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent under Section 6.01(a) or Section 6.01(b); and (viii) ensure that the contributions or premium payments to or in respect of all Employee Benefit Arrangements are and continue to be promptly paid at no less than the rates required under the rules of such arrangements and in accordance with the most recent actuarial advice received in relation to the Employee Benefit Arrangement and generally in accordance with applicable Law; and (ix) shall use its reasonable efforts to cause each of its ERISA Affiliates to do each of the items listed in clauses (i) through (iv) above as it relates to Plans and Multiemployer Plans maintained by or contributed to by its ERISA Affiliates such that there shall be no liability to a Group Company by virtue of such ERISA Affiliate’s acts or failure to act.

Section 6.09 Books and Records; Lender Meeting. Each of the Group Companies will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). If the Administrative Agent so requests, the Borrower will conduct one meeting of the Lenders within 90 days after the end of each fiscal year of the Borrower to discuss such fiscal year’s results and the financial condition of the Borrower and its Consolidated Subsidiaries; provided, that such meeting is requested no later than 30 days following the relevant fiscal year. The chief executive officer and the chief financial officer of the Borrower and such other officers of the Borrower as the Borrower’s chief executive officer shall designate shall be present at each such meeting. Such meetings shall be held at times and places convenient to the Borrower chosen in consultation with the Lenders.

Section 6.10 Inspection Rights. Upon reasonable notice and during normal business hours (but no more frequently than twice per year unless an Event of Default has occurred and is continuing), each of the Group Companies will permit representatives appointed by the Administrative Agent, including agents, employees, attorneys and appraisers, to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agents or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Group Companies; provided, however, that excluding any such visits and inspections during the occurrence and continuance of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders and the other Agents may exercise rights under this Section 6.10 and (ii) only one such visit per calendar year shall be at the Borrower’s expense. The Agents shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants to the extent reasonably feasible. Neither the Borrower nor any Subsidiary of the Borrower shall be required to disclose to the Agents any information that, in the opinion of counsel to the Borrower or such Subsidiary, is prohibited by Law to be disclosed, is subject to attorney client privilege or constitutes attorney work product or the disclosure of which would cause a material breach of a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.10.

Section 6.11 Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.18.

Section 6.12 Additional Loan Parties; Additional Security.

(a) Additional Subsidiary Guarantors. The Borrower will take, and will cause each of its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries, except, with respect to Excluded Subsidiaries that are Foreign Subsidiaries or FSHCOs, to the extent provided in subsection (d) below) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Unrestricted Subsidiaries and Excluded Subsidiaries, except, with respect to Excluded Subsidiaries that are Foreign Subsidiaries or FSHCOs, to the extent provided in subsection (d) below) are Subsidiary Guarantors. Without limiting the generality of the foregoing, if any Group Company shall form or acquire any new Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries, except, with respect to Excluded Subsidiaries that are Foreign Subsidiaries or FSHCOs, to the extent provided in subsection (d) below), the Borrower, as soon as practicable and in any event within 45 days (or such longer period reasonably acceptable to the Administrative Agent) after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary

(other than Unrestricted Subsidiaries and Excluded Subsidiaries, except, with respect to Excluded Subsidiaries that are Foreign Subsidiaries or FSHCOs, to the extent provided in subsection (d) below) to:

(i) within 45 days (or such longer period reasonably acceptable to the Administrative Agent) after such formation or acquisition, execute an Accession Agreement pursuant to which such new Subsidiary shall agree to become a “Guarantor” under the Guaranty, an “Obligor” under the Security Agreement and an “Obligor” under the Pledge Agreement and/or an obligor under such other Collateral Documents as may be applicable to such new Subsidiary; and

(ii) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.01 on the Closing Date or as the Administrative Agent or the Collateral Agent shall have reasonably requested.

(b) Additional Security. With respect to any owned Real Property having a fair market value in excess of $5,000,000 acquired by any Loan Party subsequent to the Closing Date, such Person will cause to be delivered to the Collateral Agent with respect to such Real Property documents, instruments and other items of the types customarily required by lenders in transactions similar to the transactions contemplated herein, all in form, content and scope reasonably satisfactory to the Collateral Agent. In furtherance of the foregoing terms of this Section 6.12, the Borrower agrees to promptly provide the Administrative Agent with (i) written notice of the acquisition by the Borrower or any of its Subsidiaries of any owned Real Property having a market value greater than $5,000,000, setting forth in reasonable detail the location and a description of the asset(s) so acquired and (ii) a completed life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such owned Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any such owned Real Property are designated a “flood hazard area,” evidence of such flood insurance as may be required under the Flood Insurance Laws in form and substance reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, the Borrower will cause, and the Borrower will cause each of their respective Subsidiaries to cause, 100% of the Equity Interests of each of their respective direct and indirect Domestic Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) (or (x) 65% of such Equity Interests that are Voting Securities, if such Subsidiary is a direct Foreign Subsidiary, or (y) to the extent not prohibited by the terms of any Organization Document or other agreement governing a Permitted Joint Venture, such percentage as is equal to their respective ratable ownership of all Equity Interests in Permitted Joint Ventures and non-Wholly-Owned Subsidiaries) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents, subject only to Permitted Liens described in Section 7.02(iii) or (v).

If, subsequent to the Closing Date, a Loan Party shall acquire any patents, trademark registrations, service mark registrations, registered tradenames, copyright registrations, any applications relating to the foregoing, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, with an aggregate value in excess of $5,000,000, the Borrower shall promptly (and in any event within fifteen Business Days after any Responsible Officer of any Loan Party acquires knowledge of the same) notify the Collateral Agent of the same. Each of the Loan Parties shall adhere to the covenants regarding the location of personal property as set forth in the Collateral Documents.

All such security interests and mortgages shall be granted pursuant to documentation that is consistent with the Collateral Documents executed on the Closing Date and otherwise reasonably satisfactory in form and substance to the Collateral Agent (collectively, the “Additional Collateral Documents”) and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Collateral Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Collateral Documents, and all taxes, fees and other charges payable in connection therewith shall have been paid in full. The Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.12(b) has been complied with.

(c) Real Property Appraisals. If the Collateral Agent or the Required Lenders determine that they are required by Law or regulation to have appraisals prepared in respect of the owned Real Property of any Group Company constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12 C.F.R., Part 34—Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Collateral Agent and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.

(d) Foreign Subsidiaries Security. If, following a change that is reasonably determined to be material by the Administrative Agent in the relevant Sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower or its counsel or advisors reasonably acceptable to the Administrative Agent does not within 45 days after a request from the Administrative Agent deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Excluded Subsidiary of the Borrower which has not already had all of the Equity Interests issued by it pledged pursuant to the Pledge Agreement as a result of meeting the conditions set forth in clauses (d), (f) or (g) of the definition of “Excluded Subsidiary” that (i) a pledge (A) of 65.0% or more of the total combined voting power of all classes of capital stock of such Excluded Subsidiary entitled to vote, and (B) of any promissory note issued by such Excluded Subsidiary to the Borrower or any of its Domestic Subsidiaries, (ii) the entering into by such Excluded Subsidiary of a guaranty in form and substance substantially identical to the Guaranty, (iii) the entering into by such Excluded Subsidiary of a security agreement in form and substance substantially identical to the Security Agreement, and (iv) the entering into by such Excluded Subsidiary of a pledge agreement substantially identical to the Pledge Agreement, in any such case would cause all or any portion of the undistributed earnings of such Excluded Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Excluded Subsidiary’s U.S. parent (or other domestic Affiliate) for U.S. federal income tax purposes under Code Section 956 or any similar provision of federal, state or local tax Law, then, (A) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Excluded Subsidiary’s outstanding capital stock or any promissory notes so issued by such Excluded Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement, shall be pledged to the Collateral Agent for the benefit of the Finance Parties pursuant to the Pledge Agreement (or another pledge agreement in substantially identical form, if needed); (B) in the case of a failure to deliver the evidence described in clause (ii) above, such Excluded Subsidiary shall execute and deliver the Guaranty (or another guaranty in substantially identical form, if needed), guaranteeing the Senior Credit Obligations; (C) in the case of a failure to deliver the evidence described in clause (iii) above, such Excluded Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially identical form, if needed), granting to the Collateral Agent, for the benefit of the Finance Parties, a security interest in all of such Excluded Subsidiary’s assets and securing the Finance Obligations; and (D) in the case of a failure to deliver the evidence described in clause (iv) above, such Excluded Subsidiary shall execute and deliver the Pledge Agreement (or another pledge agreement in substantially identical form, if needed), pledging to the Collateral Agent, for the benefit of the Finance Parties, all of the capital stock and promissory notes owned by such Excluded Subsidiary, in each case to the extent that entering into the Guaranty, Security Agreement or Pledge Agreement is permitted by the Laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 6.12(d) to be in form, scope and substance reasonably satisfactory to the Collateral Agent.

(e) Completion of Required Actions. The Borrower agrees that each action required by the foregoing paragraphs of this Section 6.12 shall be completed as soon as possible, but in no event later than 90 days (or such longer period reasonably acceptable to the Administrative Agent) after such action is either requested to be taken by the Collateral Agent or required to be taken by Holdings or any of its Subsidiaries pursuant to the terms of this Section 6.12.

Section 6.13 Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain a corporate credit rating for the Borrower and a rating for the Loans, in each case, by S&P and Moody’s (but for the avoidance of doubt, the Borrower shall be under no obligation to maintain any specific rating).

Section 6.14 Designation of Subsidiaries. The Board of Directors of the Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro-Forma Basis, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro-Forma Basis, with the financial covenants set forth in Section 7.11 as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) the Borrower may not be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.

Section 6.15 Post-Closing Matters. The Borrower shall execute or cause to be executed and deliver the documents and complete the tasks set forth on Schedule 6.15, in each case within the time limits specified on such schedule (unless the Administrative Agent, in its discretion, shall have agreed to any particular longer period).

ARTICLE VII

NEGATIVE COVENANTS

The Borrower agrees that so long as any Lender has any Commitment hereunder, any Senior Credit Obligations or other amount payable hereunder or under any Note or other Loan Document or any L/C Obligation (in each case other than contingent indemnification obligations) remains unpaid or any Letter of Credit remains unexpired:

Section 7.01 Limitation on Indebtedness. None of the Group Companies will incur, create, assume or permit to exist any Indebtedness or Swap Obligations, except:

(i) Indebtedness of the Group Companies outstanding on the Closing Date, in each case as disclosed on Schedule 7.01 (collectively, the “Existing Indebtedness”), and any Permitted Refinancing of any of the foregoing;

(ii) Indebtedness of the Loan Parties under this Agreement and the other Finance Documents;

(iii) Purchase Money Indebtedness and Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of the Borrower and its Restricted Subsidiaries incurred after the Closing Date to finance Capital Expenditures; provided that (1) the aggregate amount of all such Purchase Money Indebtedness or Attributable Indebtedness does not exceed the greater of (x) $250,000,000 and (y) 10% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding, (2) such Purchase Money Indebtedness or Attributable Indebtedness is issued and any Liens securing such Purchase Money Indebtedness or Attributable Indebtedness are created concurrently with, or within 180 days after, the acquisition of the asset financed and (3) no Lien securing such Purchase Money Indebtedness or Attributable Indebtedness shall extend to or cover any property or asset of any Group Company other than the asset so financed;

(iv) Indebtedness assumed in connection with any Permitted Business Acquisition and any Permitted Refinancing thereof; provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Business Acquisition, (ii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (iv) shall be those Persons who were obligors of such Indebtedness immediately prior to such Permitted Business Acquisition (or in the case of a purchase of assets, the purchaser of such assets), (iii) (x) both immediately prior and after giving effect to the assumption of such Indebtedness, no Event of Default shall have occurred and be continuing and (y) immediately after giving effect to the assumption of such Indebtedness on a Pro-Forma Basis, the Borrower shall be in compliance with the financial covenant specified in Section 7.11(a) as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of the incurrence of such Indebtedness; provided, further, that the aggregate amount of Indebtedness of Restricted Subsidiaries that are not Guarantors outstanding under this clause (iv) together with clauses (v) and (xvi) shall not exceed the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding;

(v) Indebtedness of the Borrower or any Restricted Subsidiary issued or incurred to finance a Permitted Business Acquisition and any Permitted Refinancing thereof; provided that (1) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or Casualty or Condemnation event and (2) both immediately prior and after giving effect to the incurrence or issuance of any such Indebtedness and such Permitted Business Acquisition on a Pro-Forma Basis, no Event of Default shall have occurred and be continuing, and the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such Permitted Business Acquisition on a Pro-Forma Basis, the Borrower shall be in compliance on a Pro-Forma Basis with the financial covenant specified in Section 7.11(a) as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends of the incurrence of such Indebtedness; provided, further, that the aggregate amount of Indebtedness of Restricted Subsidiaries that are not Guarantors outstanding under this clause (v) together with clauses (iv) and (xvi) shall not exceed the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding;

(vi) (A) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation and similar obligations of the Borrower and its Restricted Subsidiaries incurred in connection with the Transactions, Permitted Business Acquisitions, Permitted Joint Ventures and Asset Dispositions and (B) Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Business Acquisition or Asset Disposition under agreements providing for earn-outs or the adjustment of the purchase price or similar adjustments; provided that the maximum assumable liability in respect of all such Indebtedness incurred in connection with any disposition shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

(vii) Swap Obligations of the Borrower or any Restricted Subsidiary under Swap Agreements in the ordinary course of business and not for speculative purposes;

(viii) Indebtedness owed to any Person providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary of the Borrower, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(ix) Indebtedness consisting of Guaranty Obligations (A) by the Borrower in respect of Indebtedness, leases or other ordinary course obligations permitted to be incurred by, or obligations in respect of Permitted Business Acquisitions or Permitted Joint Ventures of, Subsidiary Guarantors, (B) by Subsidiary Guarantors of Indebtedness, leases or other ordinary course obligations permitted to be incurred by, or obligations in respect of Permitted Business Acquisitions or Permitted Joint Ventures of, the Borrower or Subsidiary Guarantors, (C) by Restricted Subsidiaries that are not Subsidiary Guarantors of Indebtedness, leases or other ordinary course obligations permitted to be incurred by, or obligations in respect of Permitted Business Acquisitions or Permitted Joint Ventures of, Restricted Subsidiaries that are not Subsidiary Guarantors and (D) by the Borrower or any Subsidiary Guarantor of Indebtedness, leases or other ordinary course obligations permitted to be incurred by, Restricted Subsidiaries that are not Subsidiary Guarantors; provided that the aggregate amount of Guaranty Obligations referred to in this clause (D), together with all Investments by the Borrower and its Restricted Subsidiaries permitted under Section 7.06(a)(x)(A) will not exceed the sum of (1) the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 plus (2) so long as the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 is no greater than 3.75:1.00, the Available Amount at such time (plus any return of capital on Investments permitted under Section 7.06(a)(x)(A)), in each case at any time outstanding;

(x) inter-company Indebtedness owing to the Borrower or a Subsidiary of the Borrower to the extent permitted by Section 7.06(a)(ix) or Section 7.06(a)(x);

(xi) Indebtedness of Foreign Subsidiaries incurred on or after the Closing Date in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 4.00% of Foreign Subsidiary Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 (or its equivalent in one or more applicable foreign currencies), in each case at any one time outstanding;

(xii) (A) Indebtedness of the Borrower and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (1) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of its incurrence and (2) such Indebtedness in respect of credit or purchase cards in extinguished within 60 days from its incurrence, and (B) contingent indemnification obligations of the Borrower and its Restricted Subsidiaries to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;

(xiii) Indebtedness of the Borrower and its Restricted Subsidiaries representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(xiv) Refinancing Debt Securities issued for cash consideration and any Permitted Refinancing incurred to Refinance such Refinancing Debt Securities; provided that the aggregate principal amount of such Refinancing Debt Securities does not exceed 105% of the principal amount of Indebtedness being prepaid and that the net proceeds of such Refinancing Debt Securities are applied in accordance with Section 2.09(b)(iv);

(xv) Indebtedness of the Borrower and the Subsidiary Guarantors in respect of one or more series of senior unsecured notes, term loans or revolving loans or senior secured notes, term loans or revolving loans that will be secured by the Collateral on (x) solely with respect to notes, a pari passu or (y) a junior basis with the Senior Credit Obligations (“Additional Facilities”) and any Permitted Refinancing thereof; provided that (i) such Additional Facilities are not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date and have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of the Term B Loans, (ii) the aggregate principal amount of all Additional Facilities issued pursuant to this paragraph (xv) shall not exceed the greater of (A) (x) $275,000,000 less (y) the amount of all previously established Incremental Term Loans (other than Refinancing Term Loans) and Incremental Revolving Commitment Increases (other than in respect of Replacement Revolving Commitments) and (B) an amount that, after giving effect to such Additional Facilities, the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of the incurrence of such Indebtedness, calculated on a Pro-Forma Basis, would be no greater than 3.50 to 1.0, (iii) such Additional Facilities shall not be subject to any Guarantee by any Person other than a Loan Party and (iv) the covenants, events of default and other terms for such Additional Facilities (provided that such Additional Facilities shall have interest rates, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be market rates and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Borrower to be market terms on the date of issuance and in any event are not materially more restrictive, taken as a whole, on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect on the Closing Date), taken as a whole, as determined by the Borrower in good faith; provided that any customary A/B exchange offer for any notes issued under this subclause shall be deemed to meet the requirements of this subclause; provided, further, that, notwithstanding clause (B) of clause (ii) of this Section 7.01(xv), any Additional Facilities which are to be unsecured or secured on a junior basis to the Loans shall not be required to comply with the test in such clause (B) but, rather, immediately after giving effect to the incurrence of such Indebtedness on a Pro-Forma Basis, the Borrower shall be in compliance with the financial covenant specified in Section 7.11(a) as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of the incurrence of such Indebtedness;

(xvi) Indebtedness of the Borrower or any Subsidiaries; provided that after giving effect to the incurrence of such Indebtedness on a Pro-Forma Basis, (1) no Event of Default shall have occurred and be continuing and (2) the Borrower shall be in compliance with the financial covenant specified in Section 7.11(a) and the financial covenant specified in Section 7.11(b) hereof, in each case as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such incurrence; provided, further, that the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default; provided, further, that the aggregate amount of Indebtedness of Restricted Subsidiaries that are not Guarantors outstanding under this clause (xvi) together with clauses (iv) and (v) shall not exceed the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding; provided, further, that any customary A/B exchange offer for any notes issued under this subclause shall be deemed to meet the requirements of this subclause;

(xvii) additional Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this Section 7.01(xvii) shall not exceed the greater of (x) $60,000,000 and (y) 2.25% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding;

(xviii) obligations of the Borrower or one or more of its Restricted Subsidiaries incurred in the ordinary course of business to pay the amount of charge backs on credit cards to the extent the Borrower’s or such Restricted Subsidiaries’ customer (i.e., the merchant) is unable to pay such charge backs;

(xix) Indebtedness of the Borrower or one or more of its Restricted Subsidiaries in the ordinary course of its business under any Performance Guarantee of obligations of a Foreign Subsidiary of the Borrower or one or more of its Restricted Subsidiaries; and

(xx) Indebtedness of any Securitization Subsidiary and any Indebtedness arising in connection with a Qualified Securitization Facility.

Section 7.02 Restriction on Liens. None of the Group Companies will create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower, any Restricted Subsidiary of the Borrower) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction of a financing statement that names any Group Company as debtor, or sign any security agreement authorizing any secured party thereunder to file such a financing statement, except Liens described in any of the following clauses (collectively, “Permitted Liens”):

(i) Liens existing on the Closing Date and listed on Schedule 7.02 hereto and any modifications, replacements, renewals or extensions thereof; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01 and (y) proceeds and products thereof and (B) the renewal, extension or modification of the Indebtedness secured or benefited by such Liens is permitted by Section 7.01;

(ii) Liens created by the Collateral Documents;

(iii) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith and by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP to the extent required (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv) Liens imposed by Law securing the charges, claims, demands or levies of landlords, carriers, suppliers, warehousemen, materialmen, workmen, mechanics, carriers and other like Liens imposed by Law which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Restricted Subsidiaries or (B) which are being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(v) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Indebtedness or Swap Obligations incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and other similar obligations incurred in the ordinary course of business;

(vi) Liens securing obligations in respect of surety bonds (other than appeal bonds), bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(vii) Liens upon specific items or inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;

(viii) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary cause of business;

(ix) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to Section 7.01(viii);

(x) Liens arising solely by virtue of any statutory or common Law provision relating to banker’s liens, rights of set-off or similar rights, in each case incurred in the ordinary course of business;

(xi) licenses, leases or subleases granted to third Persons or to the Borrower or its Restricted Subsidiaries by the Borrower and its Restricted Subsidiaries in the ordinary course of business not interfering in any material respect with the business of any Group Company and not otherwise prohibited by Section 7.05(xiv);

(xii) zoning restrictions, building codes, land use and other similar Laws and municipal ordinances, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Indebtedness or Swap Obligations which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of the Borrower or any of its Restricted Subsidiaries or the value of such property for the purpose of such business;

(xiii) Liens arising from precautionary Uniform Commercial Code financing statements in any jurisdiction regarding, and any interest or title of a licensor, lessor or sublessor under, Operating Leases permitted by this Agreement;

(xiv) Liens in favor of lessor, sublessor, lessees or sublessees securing Operating Leases;

(xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(xvi) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with incurrence of Indebtedness, (ii) related to pool deposit of Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business; provided that Domestic Subsidiaries shall enter into such arrangements solely with Domestic Subsidiaries and Foreign Subsidiaries shall enter into such arrangements solely with Foreign Subsidiaries, or (iii) relating to purchase orders and other similar agreements entered in the ordinary course with customers;

(xvii) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01;

(xviii) Liens securing Indebtedness permitted to be incurred under Section 7.01(i), Section 7.01(iii) and Section 7.01(v);

(xix) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), or existing on assets acquired, pursuant to a Permitted Business Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 7.01(iv); provided that such Liens attach at all times only to the same assets that such Liens (other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 7.01(iv), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing incurred to Refinance such Indebtedness) that such Liens secured, immediately prior to such Permitted Business Acquisition;

(xx) Liens securing Indebtedness permitted by Section 7.01(xiv) or (xv); provided that (w) the security agreements creating such Liens are substantially the same as the Collateral Documents, (x) such Liens do not extend to any assets that are not Collateral, (y) the holders of any such Indebtedness (or an agent acting on their behalf) have entered into an intercreditor agreement reasonably satisfactory to the Administrative Agent and (z) in the case of Liens securing Permitted Refinancing incurred to Refinance Indebtedness previously incurred pursuant to Section 7.01(xiv) or (xv), such Liens do not rank prior to the Liens securing the Indebtedness so refinanced;

(xxi) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Business Acquisition or a Permitted Joint Venture;

(xxii) Liens on cash and Cash Equivalents securing Swap Obligations owing to one or more Persons who are not Swap Creditors;

(xxiii) Liens on any assets or Equity Interests of a Foreign Subsidiary of the Borrower securing Indebtedness of such Foreign Subsidiary incurred pursuant to Section 7.01(xi);

(xxiv) other Liens incurred by the Borrower and its Restricted Subsidiaries the aggregate fair market value of the property subject to such Liens, and the aggregate amount of the obligations secured thereby, do not exceed the greater of (x) $60,000,000 and (y) 2.25% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, in each case at any time outstanding;

(xxv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.06;

(xxvi) Liens in favor of one or more financial institutions pursuant to sponsorship, clearinghouse and/or settlement arrangements, provided that no Lien permitted will extend to cover property of the Borrower or any Restricted Subsidiary thereof other than that held by the other party to such arrangement and the amount of such Lien shall not exceed the amount owed by the Borrower or the Restricted Subsidiary under such arrangement;

(xxvii) Liens in favor of customers of the Borrower or any Restricted Subsidiary over settlement, reserve or similar accounts granted in the ordinary course of business; and

(xxviii) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility.

Section 7.03 Restrictions with Respect to Intercorporate Transfers. None of the Group Companies will create or otherwise cause or permit to exist any consensual encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any such Subsidiary to (A) make Restricted Payments or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary of the Borrower, (B) pay Indebtedness or other obligations owed to the Borrower or any Subsidiary Guarantor, (C) make loans or advances to the Borrower or any Restricted Subsidiary of the Borrower, (D) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary of the Borrower or (E) act as a Subsidiary Guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Finance Obligations, except in each case for prohibitions or restrictions existing under or by reason of:

(i) this Agreement and the other Finance Documents;

(ii) applicable Law;

(iii) restrictions in effect on the date of this Agreement contained in the agreements governing the Existing Indebtedness and in any agreements governing Permitted Refinancing thereof if such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being renewed, extended or refinanced;

(iv) customary non-assignment provisions entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(v) any restriction or encumbrance with respect to any asset of the Borrower or any of its Subsidiaries or a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement;

(vi) restrictions on cash, other deposits or net worth in connection with customer orders, imposed by customers, sponsor banks or similar parties under contracts entered into in the ordinary course of business;

(vii) restrictions in agreements representing Indebtedness allowed under Section 7.01 of a Subsidiary of the Borrower that is not a Loan Party;

(viii) customary provisions in joint venture agreements and other similar agreements entered in connection with Permitted Joint Ventures;

(ix) Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens; and

(x) restrictions under any Qualified Securitization Facility.

Section 7.04 Consolidation, Merger and Dissolution. Except in connection with an Asset Disposition permitted by the terms of Section 7.05, none of the Group Companies will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs; provided that:

(i) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (A) the Borrower is the surviving corporation of such merger, dissolution or liquidation, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of the Borrower and such Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect or as a result of such transaction (other than non-cash consideration payable to Foreign Subsidiaries permitted pursuant to Section 7.06(a)(x)(B));

(ii) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Domestic Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, (x) a Subsidiary Guarantor is the surviving corporation of such merger, dissolution or liquidation, (y) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction (other than non-cash consideration payable to Foreign Subsidiaries permitted pursuant to Section 7.06(a)(x)(B)) and (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of each Domestic Subsidiary so merged, dissolved or liquidated and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(iii) any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any Wholly-Owned Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantor, (x) the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation and (y) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction (other than non-cash consideration payable to Foreign Subsidiaries permitted pursuant to Section 7.06(a)(x)(B)) and (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of such Foreign Subsidiary, if any, and the Borrower or such other Restricted Subsidiary, as the case may be, and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(iv) the Borrower or any Restricted Subsidiary of the Borrower may merge with any Person (other than Parent Holdings or Holdings) in connection with a Permitted Business Acquisition if (A) in the case of any such merger involving the Borrower, the Borrower shall be the continuing or surviving corporation in such merger, (B) in the case of any such merger involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving corporation in such merger or the continuing or surviving corporation in such merger shall, simultaneously with the consummation of such merger, become a Subsidiary Guarantor having all the responsibilities and obligations of the Subsidiary Guarantor so merged, (C) the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transactions and (D) the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect on a Pro-Forma Basis to such transaction, the Loan Parties will be in compliance with all of the financial covenants set forth in Section 7.11 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the consolidated financial information required under Section 6.01(a) or (b) and the Compliance Certificate required by Section 6.02(a); and

(v) any Restricted Subsidiary of the Borrower may merge with any Person (other than Parent Holdings or Holdings) in connection with a Permitted Joint Venture if (A) in the case of any such merger involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving corporation in such merger or the continuing or surviving corporation in such merger shall, simultaneously with the consummation of such merger, become a Subsidiary Guarantor having all the responsibilities and obligations of the Subsidiary Guarantor so merged and (B) the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transactions.

In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of the Borrower which is not a Loan Party into a Loan Party, the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction. Notwithstanding anything to the contrary contained above in this Section 7.04, no action shall be permitted which results in a Change of Control.

Section 7.05 Asset Dispositions. None of the Group Companies will make any Asset Disposition; provided that:

(i) any Group Company may sell inventory in the ordinary course of business;

(ii) the Borrower may make any Asset Disposition to any of the Subsidiary Guarantors if (A) the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent or the Collateral Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such Asset Disposition and (B) after giving effect to such Asset Disposition, no Default or Event of Default exists;

(iii) the Borrower and its Restricted Subsidiaries may liquidate or sell Cash Equivalents and Foreign Cash Equivalents;

(iv) the Borrower or any of its Restricted Subsidiaries may dispose of machinery or equipment which will be replaced or upgraded with machinery or equipment put to a similar use and owned or otherwise used or useful in the ordinary course of business of and owned by such Person; provided that (A) such replacement or upgraded machinery and equipment is acquired within 180 days after such disposition and (B) upon their acquisition, such replacement assets become subject to the Lien of the Collateral Agent under the Collateral Documents, if and to the extent that the original machinery and equipment was so subject;

(v) the Borrower or any of its Subsidiaries may dispose of obsolete, worn-out or surplus tangible assets in the ordinary course of business and in a commercially reasonable manner;

(vi) any Restricted Subsidiary of the Borrower may sell, lease or otherwise transfer all or substantially all or any part of its assets (including any such transaction effected by way of merger or consolidation) to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, so long as (A) the security interests, if any, granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer) and (B) after giving effect to such Asset Disposition, no Default or Event of Default exists;

(vii) any non-Wholly-Owned Domestic Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower may sell, lease or otherwise transfer all or any part of its assets (including any such transaction effected by way of merger or consolidation) to any other non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower, respectively, so long as the security interests, if any, granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);

(viii) Borrower or any Restricted Subsidiary of the Borrower may sell or dispose of Equity Interests in Borrower or such Restricted Subsidiary to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests in Foreign Subsidiaries;

(ix) any Group Company may transfer (x) assets as a part of the consideration for Investments in Permitted Joint Ventures and (y) interests in Permitted Joint Ventures to the extent required by or made pursuant to customary buy/sell arrangements between the applicable joint venture parties;

(x) the Borrower and its Restricted Subsidiaries may transfer trade fixtures to Foreign Subsidiaries and to non-Wholly-Owned Domestic Subsidiaries having an aggregate fair market value not exceeding $5,000,000 from and after the Closing Date;

(xi) Asset Dispositions effected by transactions permitted under Section 7.04 and Section 7.06 shall be permitted;

(xii) any Group Company may lease, as lessor or sublessor, or license, as licensor or sublicensor, real or personal property in the ordinary course of business if not otherwise prohibited by clause (xiv) below;

(xiii) any Group Company may dispose of defaulted receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;

(xiv) any Group Company may license and sublicense Intellectual Property (A) in the ordinary course of business, including (I) on an exclusive basis and (II) in connection with any Investment permitted under this Agreement, and (B) if not in the ordinary course of business and on an exclusive basis, from and after the Closing Date, in an aggregate fair market value not exceeding $25,000,000 in any fiscal year;

(xv) any Group Company may dispose of assets to the extent such Asset Disposition is in the good faith judgment of the Board of Directors of the Borrower necessary or advisable in connection with regulatory concerns or regulatory planning;

(xvi) any Group Company may enter into any Sale/Leaseback Transaction not prohibited by Section 7.01 or Section 7.10;

(xvii) the Borrower and the Restricted Subsidiaries may make any Asset Disposition for fair market value (as determined by the Board of Directors of the Borrower in good faith); provided that (i) with respect to Asset Dispositions in an aggregate amount in excess of the greater of $20,000,000 and 0.60% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that, for purposes of determining what constitutes cash under this clause (i), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Senior Credit Obligations, that are assumed by the transferee with respect to the applicable Asset Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $35,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value (as determined by the Board of Directors of the Borrower in good faith) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (ii) any non-cash proceeds received in the form of Indebtedness or Equity Interests are pledged to the Collateral Agent to the extent required under Section 6.12, (iii) after giving effect to any such Asset Disposition, no Default or Event of Default shall have occurred and be continuing and (iv) the Net Cash Proceeds thereof are applied to prepay the Term Loans to the extent required by Section 2.09(b);

(xviii) any Asset Disposition of any assets acquired in connection with any acquisition permitted under this Agreement (including any Permitted Business Acquisition) so long as (i) such Asset Disposition is made or contractually committed to be made within 365 days of the date such assets were acquired by such Group Company or such later date as the Borrower and the Administrative Agent may agree, (ii) the Borrower shall be in compliance on a Pro-Forma Basis with the Total Leverage Ratio specified in Section 7.11(a) as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date such Asset Disposition is made, (iii) with respect to dispositions in an aggregate amount in excess of the greater of $20,000,000 and 0.60% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (subject to the exceptions listed in clauses (A) through (C) of Section 7.05(xvii) above) and (iv) the Net Cash Proceeds thereof are applied to prepay the Term Loans to the extent required by Section 2.09(b); and

(xix) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility.

Upon consummation of an Asset Disposition permitted under this Section 7.05, the Lien created thereon under the Collateral Documents (but not the Lien on any Proceeds thereof) shall be automatically released, and the Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent’s security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Loan Documents.

Section 7.06 Investments.

(a) Investments. Subject to the last paragraph of this Section 7.06(a), none of the Group Companies will hold, make or acquire, any Investment in any other Person, except the following:

(i) Investments existing on the date hereof disclosed on Schedule 7.06 hereto or in Persons which are Restricted Subsidiaries on the date hereof and Investments in Subsidiary Guarantors formed after the date hereof if the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such Investment;

(ii) the Borrower or any Domestic Subsidiary of the Borrower may invest in cash and Cash Equivalents;

(iii) Foreign Subsidiaries of the Borrower may invest in Cash Equivalents or Foreign Cash Equivalents;

(iv) the Borrower and any Restricted Subsidiary of the Borrower may acquire and hold receivables, accounts, notes receivable, equipment lease receivables, chattel paper, payment intangibles and prepaid accounts owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(v) the Borrower and each Restricted Subsidiary of the Borrower may acquire and own Investments (including Indebtedness obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vi) loans and advances by the Borrower and its Restricted Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

(vii) deposits by the Borrower or any Restricted Subsidiary of the Borrower made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

(viii) the Borrower or any of its Restricted Subsidiaries may make loans and advances to Holdings for the purposes and in the amounts necessary to pay the fees, expenses and taxes described in Section 7.07;

(ix) the Borrower may make Investments in any of its Subsidiary Guarantors and any Restricted Subsidiary of the Borrower may make Investments in the Borrower or any Subsidiary Guarantors of the Borrower; provided that (A) each item of intercompany Indebtedness evidencing loans or advances made by the Borrower or a Subsidiary Guarantor to a Foreign Subsidiary or Restricted Subsidiary of the Borrower, in each case that is not a Subsidiary Guarantor, shall be evidenced by a promissory note in the form of Exhibit M hereto, (B) each promissory note evidencing intercompany loans and advances made by a Foreign Subsidiary or a Restricted Subsidiary that is not a Subsidiary Guarantor to the Borrower or a Subsidiary Guarantor of the Borrower shall contain the subordination provisions set forth in Exhibit N hereto and (C) each promissory note evidencing intercompany loans and advances made by the Borrower or a Subsidiary Guarantor to a Foreign Subsidiary or Restricted Subsidiary of the Borrower, in each case that is not a Subsidiary Guarantor, shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

(x) the Borrower and its Restricted Subsidiaries may make Investments in any Foreign Subsidiary or any non Subsidiary Guarantor Restricted Subsidiary (A) in the case of Investments by the Borrower or any Subsidiary Guarantor, in an aggregate amount together with all Guaranty Obligations permitted under Section 7.01(ix)(D) (determined without regard to any write-downs or write-offs, and any conversion or exchange to Equity Interests, of any such Investments constituting Indebtedness) at any one time outstanding not exceeding the sum of (I) the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 plus (II) so long as the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 is no greater than 3.50:1.00, the Available Amount at such time (plus any return of capital on such Investments ), (B) to the extent such Investments represent non-cash consideration payable in connection with a merger, dissolution or liquidation permitted pursuant to Section 7.04(i), (ii) or (iii) and (C) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Restricted Subsidiary to such Foreign Subsidiary or non Subsidiary Guarantor Restricted Subsidiary for resale by such Foreign Subsidiary or non Subsidiary Guarantor Restricted Subsidiary (including any such Investments resulting from the extension of the payment terms with respect to such sales); provided that (1) each item of intercompany Indebtedness shall be evidenced by a promissory note in the form of Exhibit M hereto, (2) each such promissory note (other than promissory notes (x) issued by Foreign Subsidiaries of the Borrower to the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries or (y) held by Foreign Subsidiaries of the Borrower, in each case except to the extent provided in Section 6.12(d)) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (3) each Investment referred to in clause (B) above evidenced by a promissory note in favor of a Foreign Subsidiary or a non-Subsidiary Guarantor Restricted Subsidiary shall contain the subordination provisions set forth in Exhibit N hereto;

(xi) the Borrower and its Restricted Subsidiaries may make Investments in Permitted Joint Ventures in an aggregate amount, not in excess of $25,000,000 per fiscal year and $100,000,000 in the aggregate;

(xii) Investments arising out of the receipt by the Borrower or any of its Restricted Subsidiaries of non-cash consideration for the sale of assets permitted under Section 7.05;

(xiii) the Borrower and its Restricted Subsidiaries may make expenditures in respect of Permitted Business Acquisitions; provided that, with respect to the acquisition of any entity that does not become a Loan Party (or is not merged with and into Loan Parties), both immediately prior and after giving effect to such acquisition on a Pro-Forma Basis, (A) the Borrower shall be in compliance with the Total Leverage Ratio specified in Section 7.11(a) as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such acquisition or (B) the Total Leverage Ratio of the Borrower would be equal to or less than the Total Leverage Ratio immediately prior to such acquisition;

(xiv) the Borrower and its Restricted Subsidiaries may make other Investments not otherwise permitted by this Section 7.06 in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness) at any time outstanding not exceeding the sum of (A) the greater of (x) $125,000,000 and (y) 5% of Consolidated Total Assets as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 plus (B) so long as (1) no Event of Default shall have occurred and be continuing or result therefrom, and (2) the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such Investment, calculated on a Pro-Forma Basis, would be no greater than 3.75:1.00, the Available Amount at such time (plus any return of capital on such Investments );

(xv) other Investments, so long as (1) no Event of Default shall have occurred and be continuing or result therefrom, and (2) the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such Investment, calculated on a Pro-Forma Basis, would be no greater than 3.50:1.00;

(xvi) Advances of payroll payments to employees in the ordinary course of business;

(xvii) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to such activities, the security interests of the Finance Parties in the Collateral, taken as a whole, would not be materially impaired (it being understood that the contribution of the Equity Interests of one or more first-tier Foreign Subsidiaries to a new first-tier Foreign Subsidiary is not a material impairment);

(xviii) the Borrower and its Restricted Subsidiaries may make Investments not otherwise permitted by this Section 7.06 in an aggregate amount at any time outstanding not exceeding the Cumulative Equity Amount at such time; provided that no Group Company may make or own any Investment in Margin Stock;

(xix) Investments in or relating to a Securitization Subsidiary in connection with any Qualified Securitization Facility or any repurchase obligation in connection therewith; and

(xx) purchases of receivables in connection with a Qualified Securitization Facility.

Notwithstanding the foregoing, on and after the Ratings Trigger Date, the Borrower and its Restricted Subsidiaries shall not be subject to the limitations set forth in this Section 7.06. In the event that on any date subsequent to the Ratings Trigger Date, the Borrower ceases to satisfy the conditions for a Ratings Trigger Date to occur, then the Borrower and its Restricted Subsidiaries shall after such date and until any subsequent Ratings Trigger Date again be subject to the limitations set forth in this Section 7.06 (such date when the limitations set forth in this section shall again be applicable, the “Reversion Date”). On each Reversion Date, all Investments made prior to the Reversion Date shall be deemed to have been made under and in compliance with Section 7.06(a)(i). For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred on the Reversion Date, solely as a result of Investments made subsequent to the Ratings Trigger Date.

(b) Limitation on the Creation of Subsidiaries. No Group Company will establish, create or acquire after the Closing Date any Subsidiary that is not an Excluded Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to establish, create or acquire Subsidiaries that are not Excluded Subsidiaries so long as (i) written notice thereof is given to the Administrative Agent not later than 90 days after the end of the fiscal quarter in which such establishment, creation or acquisition took place, (ii) the Investment resulting from such establishment, creation or acquisition is permitted pursuant to Section 7.06(a) above, (iii) the capital stock or other equity interests of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such interests, together with transfer powers duly executed in blank, are delivered to the Collateral Agent, (iv) such new Subsidiary executes a counterpart of the Accession Agreement, the Guaranty, the Security Agreement and the Pledge Agreement to the extent required by Section 6.12(a) or (b), and (v) such new Subsidiary, to the extent requested by the Administrative Agent, takes all other actions required pursuant to Section 6.12.

Section 7.07 Restricted Payments, etc. None of the Group Companies will declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests (exclusive of Debt Equivalents) of such Person), except that:

(i) any Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower or to any Subsidiary Guarantor;

(ii) any non-Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower or ratably to all holders of its outstanding Equity Interests;

(iii) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Borrower may make cash Restricted Payments to Holdings to redeem or repurchase Equity Interests (or Equity Equivalents) from (A) officers, employees and directors of any Group Company (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, or (B) other holders of Equity Interests or Equity Equivalents in Parent Holdings; provided that in all such cases (1) no Default or Event of Default is then in existence or would otherwise arise therefrom, (2) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed the greater of (x) $75,000,000 and (y) 30% of Consolidated EBITDA in the aggregate in any fiscal year; provided, further, that (x) such amount, if not so expended in the fiscal year for which it is permitted, may be carried forward for Restricted Payments in the next fiscal year and (y) Restricted Payments made pursuant to this clause (iii) during any fiscal year shall be deemed made first in respect of amounts carried over from the immediately preceding fiscal year prior to such date pursuant to clause (x) above and second in respect of amounts permitted for such fiscal year as provided above;

(iv) the Borrower may make cash Restricted Payments to Holdings in amounts not to exceed the amount necessary to pay, (A) the then currently due fees and expenses of Holdings’ and Parent Holdings’ counsel, accountants and other advisors and consultants, and other operating and administrative expenses of Holdings and Parent Holdings (including employee and compensation expenditures, directors’ and officers’ insurance premiums and other similar costs and expenses) incurred in the ordinary course of business that are for the benefit of, or are attributable to, or are related to, including the financing or refinancing of, Parent Holdings’ Investment in the Borrower and its Subsidiaries, up to an aggregate amount of $1,000,000 for each fiscal year, (B) the then currently due fees and expenses of Holdings’ and Parent Holdings’ independent directors, (C) the then currently due taxes payable by Holdings and Parent Holdings solely on account of the income of Holdings and Parent Holdings related to their respective Investment in the Borrower and its Subsidiaries and the reasonable expenses of preparing returns reflecting such taxes; provided that the Borrower shall be entitled to any refund Holdings or Parent Holdings receives relating to any such taxes and (D) to make cash payments in lieu of the issuance of fractional shares representing insignificant interests with respect to the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of Parent Holdings;

(v) the Borrower may make cash Restricted Payments to Holdings in amounts not to exceed the amount that is the lesser of (i) the amount necessary to pay the amount that the Borrower would have been required to pay for federal, state, local or other taxes on income if it were deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only it and its Subsidiaries were members and (ii) the net amount of the relevant tax that Parent Holdings actually owes to the relevant taxing authority; provided that (x) such payments may be made only in respect of the period during which the Borrower is consolidated with Holdings and Parent Holdings for purposes of the payment of such taxes and (y) such payments attributable to the income of any Unrestricted Subsidiary may be made only to the extent that the Unrestricted Subsidiary has made cash payments for such purpose to the Borrower or its Restricted Subsidiaries;

(vi) the Borrower may make Restricted Payments in an amount not to exceed, together with any amounts utilized to prepay Indebtedness pursuant to Section 7.08(b)(iv), (A) $50,000,000 plus (B) so long as after giving effect to the making of such Restricted Payment, (1) no Event of Default shall have occurred and be continuing, and (2) the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such Restricted Payment, calculated on a Pro-Forma Basis, would be no greater than 3.25:1.00, the Available Amount at such time;

(vii) so long as (1) no Event of Default shall have occurred and be continuing, and (2) the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such Restricted Payment, calculated on a Pro-Forma Basis, would be no greater than 3.00:1.00, the Borrower may make additional Restricted Payments; provided that clauses (1) and (2) shall not prohibit Restricted Payments within 60 days after the date the date of declaration thereof, if on the date of declaration the Restricted Payments would have complied with clauses (1) and (2);

(viii) the Borrower may make Restricted Payments to fund interest payments by Parent Holdings on any Indebtedness of Parent Holdings up to an aggregate amount of $12,000,000 in any fiscal year;

(ix) the Borrower may make Restricted Payments to Parent Holdings to fund any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement, but solely to the extent necessary to repurchase the “delta hedge” amount related to the issuance of the underlying Equity Equivalents by Parent Holdings, determined in accordance with customary practice;

(x) the Borrower and it Restricted Subsidiaries may make Restricted Payments not otherwise permitted by this Section 7.07 in an aggregate amount at any time outstanding not exceeding the Cumulative Equity Amount at such time; and

(xi) distributions or payments of Securitization Fees.

Section 7.08 Payments of Indebtedness, etc.

(a) Amendments of Agreements. None of the Group Companies will, or will permit any of their respective Subsidiaries to, after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Subordinated Indebtedness (other than the Senior Credit Obligations and, in the absence of any Default or Event of Default, Indebtedness permitted by Section 7.01(iii)) issued by such Group Company if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in any manner adverse to any Group Company, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

(b) Prohibition Against Certain Payments of Principal and Interest of Certain Other Indebtedness. None of the Group Companies will directly or indirectly, redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable to such Indebtedness; provided, however, the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease any Subordinated Indebtedness pursuant to any one or any combination of the following exceptions (i) within one year of its final maturity, (ii) with the proceeds of any Permitted Refinancing, (iii) by converting or exchanging any such Indebtedness to Qualified Capital Stock of Holdings or any of its direct or indirect parents; (iv) in an amount not to exceed, together with any amounts utilized for Restricted Payments pursuant to Section 7.07(vi), (A) $50,000,000, plus (B) so long as after giving effect to the making of such prepayment, redemption, repurchase or defeasance, (1) no Event of Default shall have occurred and be continuing or result therefrom, and (2) the Maintenance Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the most recent period of four consecutive fiscal quarters in respect of which financial statements have been delivered pursuant to Section 6.01 which precedes or ends on the date of such prepayment, calculated on a Pro-Forma Basis, would be no greater than 3.75:1.00, the Available Amount at such time and (v) in an amount not to exceed the Cumulative Equity Amount at the time of such prepayment, redemption, repurchase or defeasance.

Section 7.09 Transactions with Affiliates. None of the Group Companies will engage in any transaction or series of transactions with any Affiliate, other than:

(i) individual transactions with an aggregate value of less than $10,000,000;

(ii) transactions permitted by Section 7.05;

(iii) transactions expressly permitted by Section 7.01, Section 7.04, Section 7.06 or Section 7.07;

(iv) normal compensation, indemnities and reimbursement of reasonable expenses of officers and directors, including stock incentive and option plans and agreements relating thereto;

(v) any transaction entered into among the Group Companies;

(vi) other transactions which are engaged in by the Borrower or any of its Subsidiaries in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party; and

(vii) sales of accounts receivable, or participations therein, or Securitization Assets or related assets effected in connection with any Qualified Securitization Facility or any related transaction effected in order to consummate a financing contemplated by a Qualified Securitization Facility.

Section 7.10 Additional Negative Pledges. None of the Group Companies will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents and (ii) pursuant to any document or instrument governing Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to Section 7.01(iii) if any such restriction contained therein relates only to the asset or assets acquired in connection therewith.

Section 7.11 Financial Covenants.

(a) Total Leverage Ratio. The Total Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending July 31, 2014) will not be greater than (i) 4.50:1.00, in the case of any fiscal quarter ending prior to May 1, 2015, (ii) 4.25:1.00, in the case of any fiscal quarter ending prior to November 1, 2015, (iii) 4.00:1.00, in the case of any fiscal quarter ending prior to May 1, 2017, and (iv) 3.75:1.00, in the case of any fiscal quarter ending thereafter.

(b) Interest Coverage Ratio. The Interest Coverage Ratio of the Borrower and its Restricted Subsidiaries as of the end of any fiscal quarter will not be less than 3.00 to 1.00.

The provisions of this Section 7.11 are for the sole benefit of the Revolving Lenders and the Term A Lenders only and only the Required Revolving Lenders and Required Term A Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used solely for purposes of this Section 7.11 or waive any Default resulting from a breach of this Section 7.11, in each case without the consent of any other Lenders in accordance with the provisions of the proviso of Section 10.01(b).

Section 7.12 Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. Further, for the avoidance of doubt, any Indebtedness or Lien permitted to be incurred by Section 7.01 or Section 7.02, respectively, shall at all times be permitted under this Credit Agreement so long as such Indebtedness or Lien was permitted to be incurred pursuant to Section 7.01 or Section 7.02, respectively, at the time incurred.

Section 7.13 Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not, directly or indirectly, use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VIII

DEFAULTS

Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a) Payment. Any Loan Party shall:

(i) default in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of any of the Loans or of any L/C Disbursement; or

(ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith.

(b) Representations. Any representation or warranty made or deemed to be made by any Loan Party herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

(c) Covenants. Any Loan Party shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.03, Section 6.05 (with respect to the existence of the Borrower only) or ARTICLE VII; or

(ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a) or (c)(i) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of an executive officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent; provided that such time period shall be extended to 90 days in case of a default under Section 6.01(a) hereof due solely to the fact that the audit and opinion accompanying the financial statements for any fiscal year is subject to a “going concern” or like qualification solely as a result of the Revolving Termination Date or Latest Maturity Date being scheduled to occur within 12 months from the date of such audit and opinion; provided that any default in the due performance or observance by it of Section 7.11 shall not constitute an Event of Default with respect to any Term B Loans unless and until (a) the Revolving Lenders have declared all amounts outstanding under the Revolving Facility to be immediately due and payable and all outstanding Revolving Commitments to be immediately terminated or (b) the Term A Lenders have declared all amounts outstanding under the Term A Loans to be immediately due and payable and all outstanding Term A Commitments to be immediately terminated, in each case in accordance with this Credit Agreement and such declaration has not been rescinded on or before such date.

(d) Other Loan Documents. (i) Any Loan Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents the consequence of which is to adversely affect the ability of the Loan Parties to perform their material obligations under the Loan Documents taken as a whole and such default shall continue unremedied for a period of 30 days after the earlier of a senior executive officer of a Loan Party becoming aware of such default or notice thereof is given by the Administrative Agent, (ii) except pursuant to the terms thereof, any Loan Document shall fail in any material respect to be in full force and effect or any Loan Party shall so assert or (iii) except pursuant to the terms thereof, any Loan Document shall fail in any material respect to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

(e) Cross-Default. Any Group Company (A) fails to make payment when due (after giving effect to any applicable grace period) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Indebtedness or Guaranty Obligation (other than in respect of Indebtedness outstanding under the Loan Documents and Swap Agreements), in each case, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit, with or without the giving of notice or lapse of time or both, the holder or holders or beneficiary or beneficiaries of such Indebtedness or Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable, or cash collateral in respect thereof to be demanded and, in each case, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (C) shall be required by the terms of such Indebtedness or Guaranty Obligation to offer to prepay or repurchase such Indebtedness or the primary Indebtedness underlying such Guaranty Obligation (or any portion thereof) prior to the stated maturity thereof, or there occurs under any Swap Agreement or Swap Obligation an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which any Group Company is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) as to which any Group Company is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by a Group Company as a result thereof is greater than the Threshold Amount.

(f) Insolvency Events. (i) Holdings, the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against Holdings, the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or any order for relief shall be entered against Holdings, the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

(g) Judgments. (i) One or more judgments, orders, decrees or arbitration awards is entered against any Group Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance or an indemnity from a credit-worthy third party as to which the insurer or indemnitor, as applicable, does not dispute coverage), as to any single or related series of transactions, incidents or conditions, in excess of $50,000,000, and the same shall not have been discharged, vacated or stayed pending appeal within 60 days after the entry thereof or (ii) any non-monetary judgment, order or decree is entered against any Group Company which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(h) ERISA. One or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(i) Guaranties. The Guaranty or any material provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor’s obligations under such Guaranty, except upon the consummation of any transaction permitted under this Agreement.

(j) Impairment of Collateral. Any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, First Priority Lien (except as otherwise expressly provided in such Collateral Document) in the securities, assets or properties covered thereby, other than in respect of assets and properties which, individually and in the aggregate, are not material to the Group Companies taken as a whole or in respect of which the failure of the security interests in respect thereof to be valid, perfected first priority security interests will not in the reasonable judgment of the Collateral Agent have a Material Adverse Effect on the rights and benefits of the Lenders under the Loan Documents taken as a whole;

(k) Ownership. A Change of Control shall occur.

Section 8.02 Acceleration; Remedies. Upon the occurrence of an Event of Default and at any time thereafter, unless and until such Event of Default has been waived in writing with the consent of those Lenders as may be required pursuant to Section 10.01, the Administrative Agent (or with respect to the Collateral, the Collateral Agent) shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Loan Parties except as otherwise specifically provided for herein:

(a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

(c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(f), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to 103% of the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

(d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off. In addition to the remedies set forth above, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Law.

(e) Enforcement Rights Vested Solely in Administrative Agent and Collateral Agent. The Lenders agree that this Agreement may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and, with respect to the Collateral, the Collateral Agent, and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(f) shall occur, then the Commitments shall automatically terminate, all Loans, all reimbursement obligations under

Letters of Credit, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or (i) after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02 or (ii) there shall have occurred any sale of, or other realization upon, all or any part of the Collateral), any amounts received on account of the Finance Obligations shall be applied by the Administrative Agent in the following order:

FIRST, to payment of that portion of the Senior Credit Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

SECOND, to payment of that portion of the Senior Credit Obligations constituting fees, indemnities and other amounts (other than principal, interest, commitment fees and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or L/C Issuer) and amounts payable under ARTICLE III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

THIRD, to payment of that portion of the Senior Credit Obligations constituting accrued and unpaid L/C Fees and interest on the Loans, commitment fees, L/C Borrowings and other Senior Credit Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans, L/C Borrowings, amounts owing in respect of Cash Management Obligations and amounts owing under Swap Agreements, ratably among the Lenders, the L/C Issuers, the Swap Creditors and the Persons owed Cash Management Obligations in proportion to the respective amounts described in this clause Fourth held by them;

FIFTH, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

LAST, the balance, if any, after all of the Finance Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.05(e), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Finance Obligations, if any, in the order set forth above.

Section 8.04 Rescission of Event of Default. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears in interest and all payments on account of principal of the Loans and Unreimbursed Amounts that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.01 then upon the written consent of the Required Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the lenders and the L/C Issuers to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

ARTICLE IX

AGENCY PROVISIONS

Section 9.01 Appointment and Authorization of the Agents.

(a) Appointment. Each Lender and L/C Issuer hereby irrevocably appoints, designates and authorizes JPMCB as Administrative Agent and Collateral Agent, each of Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, MUFG Union Bank, N.A. and Wells Fargo Bank, National Association as Co-Documentation Agent and Bank of America, N.A. as Syndication Agent, and each Lender and each L/C Issuer authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each L/C Issuer hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that such Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent under such Collateral Documents for the Finance Parties. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) L/C Issuers. Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this ARTICLE IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c) Instructions of Required Lenders. Without limiting an Agent’s right to exercise the discretion granted hereunder or under any other Loan Document, as to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), (i) the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and each L/C Issuer, (ii) the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon the Lenders; provided, however, that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that (x) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (y) is contrary to any Loan Document or applicable Law. Each of the Administrative Agent and the Collateral Agent agrees to give to each other Agent and each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(d) Agency Duties Limited to Applicable Classes. In performing their respective functions and duties hereunder and under the other Loan Documents, (i) the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuers except to the limited extent provided in Section 10.07(c), and (ii) the Collateral Agent is acting solely on behalf of the Senior Credit Parties, and each of their respective duties are entirely administrative in nature. Neither the Administrative Agent nor the Collateral Agent assumes or shall be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, L/C Issuer or holder of any other Finance Obligation.

Section 9.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

Section 9.03 Exculpatory Provisions. No Agent-Related Person shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any of the Loan Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Loan Parties or any Affiliate thereof.

Section 9.04 Reliance on Communications.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Administrative Agent; No Reliance on Arrangers’ or Agents’ Customer Identification Program.

(a) Independent Credit Decision. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Agents and the Joint Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b) U.S. Patriot Act Customer Identification Programs. Each Lender acknowledges and agrees that neither such Lender nor any of its Affiliates, participants or assignees may rely on the Arranger or any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program or other obligations required or imposed under or pursuant to the U.S. Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identification procedures; (ii) and recordkeeping; (iii) comparisons with government lists, (iv) customer notices; or (v) other procedures required under the CIP Regulations or such other Laws.

Section 9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of the Borrower and the other Loan Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all Indemnified Liabilities which may at any time (including, without limitation, at any time following payment in full of the Senior Credit Obligations) be imposed on, incurred by or asserted against any Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment); provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent that an L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as L/C Issuer, only the Revolving Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower or any other Loan Party. The agreements in this Section 9.07 shall survive the payment of the Senior Credit Obligations and all other obligations and amounts payable hereunder and under the other Loan Documents and the resignation of the Administrative Agent and the Collateral Agent.

Section 9.08 Agents in Their Individual Capacity. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMCB were not the Administrative Agent, the L/C Issuer, the Swing Line Lender, or the Collateral Agent hereunder or under another Loan Document and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent and the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the L/C Issuer, the Swing Line Lender or a Collateral Agent, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.

Section 9.09 Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as Administrative Agent (as to one or more Classes) or Collateral Agent, as applicable, upon 30 days’ notice to the Lenders and the Borrower; provided that any such resignation by JPMCB shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of Lender Default, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. Upon any such resignation or removal by the Administrative Agent, the Required Lenders of the applicable Class or Classes shall have the right to appoint a successor Administrative Agent. Upon any such resignation by the Collateral Agent, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders of the applicable Class or Classes, appoint a successor Administrative Agent or Collateral Agent, as the case may be, selected from among the Lenders. In any case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent or Collateral Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Administrative Agent or Collateral Agent, as the case may be, under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this ARTICLE IX as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. If no successor Administrative Agent or Collateral Agent is appointed prior to the effective date of the resignation of the Administrative Agent or Collateral Agent, the resigning Agent may appoint, after consulting with the Lenders of the applicable Class or Classes and the Borrower, a successor agent from among the Lenders of the applicable Class or Classes. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent (and, if applicable, L/C Issuer and Swing Line Lender) and the respective terms “Administrative Agent,” “L/C Issuer,” “Swing Line Lender,” and “Collateral Agent” shall mean such successor Administrative Agent, L/C Issuer, Swing Line Lender or Collateral Agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated, the retiring L/C Issuer’s and Swing Line Lender’s rights, powers and duties as such shall be terminated and the retiring Collateral Agent’s rights, powers and duties as such shall be terminated shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent, L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this ARTICLE IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation or the removal of the Administrative Agent, the retiring or removed Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Credit Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters.

(a) Actions Taken by Agents or Required Lenders. Each Lender and each L/C Issuer agrees that any action taken by the Collateral Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, L/C Issuers, Senior Credit Parties. Without limiting the generality of the foregoing, (i) the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) the Collateral Agent shall have the sole authority to (A) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Holdings, the Borrower or any of its Subsidiaries, (B) act as Collateral Agent for the Lenders, the L/C Issuers, the Senior Credit Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Collateral Agent, the Lenders and the L/C Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any deposit accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such L/C Issuer, (C) manage, supervise and otherwise deal with the Collateral, (D) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (E) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise to the exclusion of the Finance Parties all remedies given to the Collateral Agent, the Lenders, the L/C Issuers, the other Senior Credit Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b) Certain Actions in Respect of Security Interests and Guaranties. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Senior Credit Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(xviii) and (xxii);

(iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(iv) in connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is secured by Liens permitted by Section 7.02(xx), at the request of Borrower, the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) agrees to execute and deliver an intercreditor agreement in accordance with such Section 7.02(xx), and any amendments, amendments and restatements, restatements or waivers of or supplements thereto. In connection with any such amendment, restatement, waiver, supplement or other modification, the Loan Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request. The Lenders hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Loan Document shall be effective notwithstanding the provisions of Section 10.01.

(c) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

Section 9.12 Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Cash Management Obligations and to any Swap Obligations permitted hereunder from time to time owing to one or more Swap Creditors (collectively, “Related Obligations”) solely on the condition and understanding, as among the Collateral Agent and all Finance Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Agent are otherwise acting solely as agent for the Lenders and the L/C Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Finance Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Finance Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Collateral Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, L/C Obligations and other Senior Credit Obligation to it arising under this Agreement or the other Loan Documents, without any duty or liability to any Swap Creditor or holder of Cash Management Obligations or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) no holder of Related Obligations and no other Finance Party (except the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (v) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 10.09 and then only to the extent such right is exercised in compliance with Section 2.13.

Section 9.13 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-documentation agent,” “co-agent,” “joint book runner,” “book manager,” “lead manager,” “arranger,” “joint lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.14 Agents’ Fees; Arranger Fee. The Borrower shall pay to the Administrative Agent for its own account, to the Collateral Agent for its own account and to the Joint Lead Arrangers, in their capacities as Joint Lead Arrangers, for their own accounts, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent, the Collateral Agent and such Joint Lead Arrangers, respectively, in each case with respect to this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc.

(a) Amendments Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and (i) in the case of any such waiver or consent, signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (ii) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans or the establishment of any Incremental Revolving Commitment Increase or New Revolving Commitments to effect the provisions of Section 2.15 or in connection with the establishment of any Extended Term Loans or Extended Revolving Commitment to effect the provisions of Section 2.16.

(b) Amendments and Waivers Pertinent to Affected Lenders. Notwithstanding paragraph (a) above and in addition to any other consent that may be required thereunder, no amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, or Event of Default under Section 8.01 or any mandatory prepayment under Section 2.09 shall not constitute an extension or increase of any commitment);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 0 or the waiver of any Default, or Event of Default under Section 8.01 or any mandatory prepayment under Section 2.09(b) shall not constitute an extension or increase of any commitment);

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or unreimbursed L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 0 or the waiver of any Default, or Event of Default under Section 8.01 or any mandatory prepayment under Section 2.09(b) shall not constitute an extension or increase of any commitment) without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or L/C Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any unreimbursed L/C Disbursement or to reduce any fee payable hereunder;

(iv) change (A) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (B) the order of application of any prepayment of Loans or any reduction in the Commitments between the Classes of Loans from the application thereof set forth in the applicable provisions of Section 2.09(b), in any manner that materially and adversely affects the Lenders under such Class without the written consent of (x) if such Class is the Term Lenders, the Required Term Lenders and (y) if such Class is the Revolving Lenders, the Required Revolving Lenders;

(v) change any provision of this Section or the definition of “Required Lenders” “Required Revolving Lenders,” “Required Term A Lenders,” “Required Term B Lenders,” or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender which is a Lender of the applicable Class so specified;

(vi) release all or substantially all of the value of the Guaranty without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any Lender, release any Guarantor (or all or substantially all of the assets of a Guarantor) that is sold or transferred in compliance with Section 7.05);

(vii) release all or substantially all of the Collateral securing the Senior Credit Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any Lender, release any Collateral that is sold or transferred by a Loan Party in compliance with Section 7.05 or released in compliance with Section 9.11(b) and exercise all rights and remedies against the Collateral as provided by the Collateral Documents or as otherwise permitted by Law);

(viii) amend, modify or waive any provisions hereof relating to Swing Line Loans without the written consent of the Swing Line Lender; or

(ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders (other than a Defaulting Lender) holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class;

and provided, further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular

Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans and New Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Class.

(c) Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.01 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.01 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, a L/C Issuer, the Swing Line Lender or a Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, such L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to requirements of Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04 Attorney Costs, Expenses and Taxes. Holdings and the Borrower jointly and severally agree (i) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Senior Credit Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs); provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this clause (ii) unless representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by any Agent and the cost of independent public accountants and other outside experts retained by or on behalf of any Agent or any Lender. All amounts due under this Section 10.04 shall be payable within twenty Business Days after demand therefor. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all Senior Credit Obligations.

Section 10.05 Indemnification. The Borrower, jointly and severally, agrees to indemnify and hold harmless each Agent-Related Person, each L/C Issuer, each Lender and each Affiliate of the foregoing and their respective directors, officers, employees, counsel, advisors, agents, controlling persons and other representatives and the successors and permitted assignees of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, demands, actions, judgments, suits, costs, reasonable and documented or invoiced out-of-pocket fees, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, Affiliates or creditors or any other third person (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Affiliates or any director, officer or employee of such Indemnitee or Affiliate or, to the extent acting at the direction of such Indemnitee or its Affiliates, counsels, advisors, agents or other representatives of such Indemnitee or its Affiliates, as determined by a court of competent jurisdiction by final and nonappealable judgment, (B) a material breach by such Indemnitee or its Affiliates or any director, officer or employee of such Indemnitee or Affiliate or, to the extent acting at the direction of such Indemnitee or its Affiliates, counsels, advisors, agents or other representatives of such Indemnitee or its Affiliates shall be deemed a material breach or (C) disputes or proceedings between and among Indemnitees, not involving Holdings, the Borrower or any of its Restricted Subsidiaries, provided that the Administrative Agent, the Joint Lead Arrangers, each L/C Issuer and the Swing Line Lender, in each case, acting in such capacity, shall remain indemnified in respect of such disputes or proceedings to the extent neither the exception set forth in clause (A) of the immediately preceding proviso nor the exception set forth in clause (B) of the immediately preceding proviso applies to such Person at such time; and provided, further, that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any reasonably necessary special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. Each of Holdings and the Borrower agrees not to assert or to permit any of their respective Subsidiaries to assert any claim against any Agent, any Lender, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, and each of the Agents, and the Lenders agree not to assert or permit any of their respective Subsidiaries to assert any claim against Holdings, the Borrower or any of their respective Subsidiaries or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit. The agreements in this Section shall survive the resignation of the Administrative Agent and any Collateral Agent, the termination of this Agreement, the replacement of any Lender, the termination of the Commitments and of all the other Finance Obligations.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Collateral Agent or any Lender, or the Administrative Agent, a Collateral Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, a Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 10.07 Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Commitments and any Participation Interest in Letters of Credit and Swing Line Loans held by it); provided, however, that:

(i) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any Approved Fund, (A) the aggregate amount of the Revolving Commitment of the assigning Lender subject to such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not, without the consent of the Administrative Agent and, if no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrower, be less than $5,000,000 and an integral multiple of $1,000,000 (or such lesser amount as shall equal the assigning Lender’s entire Revolving Commitment) and (B) the aggregate amount of any Term Loans of an assigning Lender subject to each such assignments (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not, without the consent of the Administrative Agent and, if no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrower, be less (with respect to Term Loans) than $1,000,000 (or such lesser amount as shall equal the assigning Lender’s entire Term Loans owing to it); provided, however, that (x) concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether any such minimum amount has been met and (y) such minimum amounts will not apply to any assignment to the Borrower pursuant to a prepayment permitted by Section 2.09(c) of this Agreement;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) any assignment of a Commitment must be approved by the Administrative Agent unless the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv) the parties to such assignment shall execute and deliver to the Administrative Agent and, only with respect to any assignment of all or a portion of the Revolving Committed Amount, the L/C Issuers for their acceptance an Assignment and Assumption in the form of Exhibit C, together with any Note subject to such assignment and to the Administrative Agent a processing and recordation fee of $3,500 (it being understood that (x) such recordation fee shall not apply to any assignment by a Lender to an Affiliate or Approved Fund of such assigning Lender and (y) simultaneous assignments by two or more Funds under common management shall require the payment of only a single processing and recordation fee); and

(v) if applicable, the assignee shall deliver to the Administrative Agent the information referred to in Section 10.19(b).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04, Section 10.05 and Section 10.22 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (x) a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (y) any Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, Foreign Currency Loans and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (other than the Borrower) (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation satisfies the requirements under Section 5f.103-1(c) of the United States Treasury Regulations to be in registered form or, if different requirements apply, under Sections 871(h) or 881(c) of the Code (or any successor provisions or related Treasury Regulations).

(e) Limitation on Certain Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or such entitlement is attributable to a change in applicable Law after the sale of the participation to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f) Other Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Certain Definitions. As used herein, the following terms have the following meanings:

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) in the case of any assignment of a Revolving Commitment, the L/C Issuers and the Swing Line Lender and (C) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time any assignment is effected pursuant to Section 10.07(b), the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed and, with respect to assignments of Term Loans only, any such approval required of the Borrower to be deemed given by the Borrower if no objection from the Borrower is received by the assigning Lender and the Administrative Agent within ten Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that (i) if JPMCB or one or more of its Affiliates is a L/C Issuer, any assignment of a Revolving Commitment (including any assignment to a Lender, an Affiliate of a Lender or an Approved Fund) shall require its consent, (ii) none of the Borrower and its Affiliates shall qualify as Eligible Assignees (except as provided in clause (j) below) and (iii) with respect to assignments of Term B Loans only, during the sixty (60) day period following the Closing Date, the Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Joint Lead Arrangers to the Borrower (excluding, for the avoidance of doubt, any such Person that is a Disqualified Lender); and provided, further, that (x) no Person shall be an Eligible Assignee if such Person appears on the list of Specially Designated Nationals and Blocked Persons prepared by the U.S. Treasury Department’s Office of Foreign Assets Control or the purchase by such Person of an assignment or the performance by any Agent of its duties under the Loan Documents with respect to such Person violates or would violate any Anti-Terrorism Law and (y) no Disqualified Lender shall be an Eligible Assignee.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, its parent company or Subsidiary of either, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender. For the avoidance of doubt, no Disqualified Lender shall be an Approved Fund.

(h) Other Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.03(b). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other Finance Obligations of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guaranty or credit or liquidity enhancement to such SPC.

(i) Certain Assignments by JPMCB. Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Commitment and Loans pursuant to subsection (b) above, JPMCB may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMCB as L/C Issuer or Swing Line Lender, as the case may be. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or purchase Participation Interests in Letters of Credit and L/C Obligations pursuant to Section 2.05(d)). If JPMCB resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or purchase Participation Interests in outstanding Swing Line Loans pursuant to Section 2.01(c)(vi).

(j) Borrower Buybacks. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to a Purchasing Borrower Party in accordance with Section 10.07(b) (which assignment will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that:

(A) the Purchasing Borrower Party shall, in conformity with Section 2.09(c), offer to all Lenders of any Class of Term Loans to buy the Term Loans within such Class on a pro rata basis based on the then outstanding principal amount of all Term Loans of such Class, pursuant to procedures to be reasonably agreed between the Administrative Agent and the Borrower;

(B) no Default or Event of Default has occurred or is continuing or would result therefrom;

(C) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Purchasing Borrower Party;

(D) each Purchasing Borrower Party that purchases any Term Loans shall make a representation that, as of the date of any such assignment pursuant to this Section 10.07, it is not in possession of material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities for purposes of the United States securities laws that has not been disclosed to the assigning Lender prior to such date, other than because such assigning Lender does not wish to receive material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities;

(E) no Purchasing Borrower Party may use the proceeds from Revolving Loans or Swingline Loans or New Revolving Loans to purchase any Term Loans; and

(F) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder.

Section 10.08 Confidentiality.

Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to it and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the advice of counsel (in which case the Administrative Agent, the Collateral Agent or such Lender agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to notify the Borrower promptly thereof prior to disclosure); (iii) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction over, the Administrative Agent, the Collateral Agent or any Lender or any of their respective Affiliates (in which case the Administrative Agent, the Collateral Agent or such Lender agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to notify the Borrower promptly thereof prior to disclosure); (iv) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any pledgee referred to in Section 10.07(f), (C) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (D) any Additional Lender, (v) with the consent of the Borrower or (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any of its Restricted Subsidiaries relating to the Borrower or any Restricted Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Restricted Subsidiary, provided that, in the case of information received from the Borrower or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Section 10.09 Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, after prior written notice to the Administrative Agent, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Loan Party against obligations and liabilities of such Loan Party to the Lenders hereunder, under the Notes, under the other Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Loan Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans, Commitments and L/C Obligations hereunder pursuant to Section 2.01(c), Section 2.05(d), Section 2.13, Section 2.15, Section 2.16 or Section 10.07(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Loan Party to the Lender.

Section 10.10 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be charged or contracted for, charged or otherwise received by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.10, shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of payment.

Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agents and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Senior Credit Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 Tax Forms.

(a) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding tax with respect to any payments under this Agreement shall deliver to the Borrower and the

Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i) through (v) of paragraph (b) below) shall not be required if in the Lender’s judgment, such completion, execution or submission would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 10.15. If any form or certification previously delivered pursuant to this Section 10.15 expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if such Lender is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver.

(b) Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(i) in the case of a Lender that is a U.S. Person, IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iii) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit K-1, Exhibit K-2, Exhibit K-3 or Exhibit K-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(v) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (b) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(vi) any other form prescribed by law as a basis for claiming an exemption from, or reduction of, U.S. federal withholding tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(c) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.15(c), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement

Section 10.16 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.17 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 AND, AS TO MATTERS NOT GOVERNED BY SUCH UNIFORM CUSTOMS, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b) Subject to Section 10.17(c), Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the non-exclusive jurisdiction of such courts. Each of Holdings and the Borrower irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

(c) Nothing herein shall (x) in any way be deemed to limit the ability of any Lender or Agent to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any Loan Party or bring actions, suits or proceedings against it in such other jurisdictions, and in such matter, as may be permitted by applicable Law or (y) affect the right of any Lender or Agent to effect service of process in any other manner permitted by Law or shall limit the right of any Lender or Agent to sue in any other jurisdiction.

Section 10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.19 U.S. Patriot Act Notice; Lenders’ Compliance Certification.

(a) Notice to Borrower. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the U.S. Patriot Act it may be required to obtain, verify and record information that identifies each of Holdings and the Borrower, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Act.

(b) Lenders’ Certification. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States or a State thereof (and is not excepted from the certification requirement contained in Section 313 of the U.S. Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking regulatory authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the U.S. Patriot Act and the applicable regulations thereunder: (i) within 10 days after the Closing Date or, if later, the date such Lender, assignee or participant of a Lender becomes a Lender, assignee or participant of a Lender hereunder and (ii) at such other times as are required under the U.S. Patriot Act.

Section 10.20 Defaulting Lenders. Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 10.03, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender, except as provided in Section 2.03(d).

Section 10.21 Binding Effect. This Agreement shall become effective at such time when it shall have been executed by Holdings, the Borrower, the Collateral Agent and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, each Agent and each Lender and their respective successors and assigns.

Section 10.22 Judgment Currency.

(a) The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Finance Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any rate of exchange or currency equivalent for this Section 10.23, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.23 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Loan Document, on the other hand, this Agreement shall control.

Section 10.24 No Fiduciary Relationship. The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the L/C Issuers and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the L/C Issuers or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

ANNEX B

Amended and Restated Credit Agreement Exhibits

EXHIBIT A-1

Form of Notice of Borrowing

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

JPMorgan Loan Services

10 S. Dearborn, 7th Floor

Chicago, Illinois 60603

Attention: Nanette Wilson

Phone: 312-385-7085

Fax: 888-292-9533

E-mail: jpm.agency.servicing.4@jpmchase.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice constitutes a Notice of Borrowing pursuant to Section 2.02(a) of the Credit Agreement.

1. The date of the Borrowing will be                          ,         .1

2. The aggregate principal amount of the Borrowing will be [$] [€]                    .2

3. The Borrowing will consist of [Dollar Revolving] [Foreign Currency] [Term A] [Term B] Loans.

4. The Borrowing will consist of [Base Rate] [Eurodollar] Loans

5. [The initial Interest Period for the Loans comprising such Borrowing will be                     .3]

[1]	Must be a Business Day.
[2]	Any Revolving Borrowing, must be an aggregate principal amount of $1,000,000 or any larger multiple of $500,000, in the case of a Dollar denominated Eurodollar Loan, must be an aggregate principal amount of $500,000 or any larger multiple of $100,000, in the case of a Dollar denominated Base Rate Loan, and must be in an aggregate principal amount of €1,000,000 or any larger multiple of €500,000, in the case of any Foreign Currency Revolving Loan.
[3]	Applicable only in the case of a Eurodollar Borrowing. Insert (i) “one month,” “two months,” “three months” or “six months” or (ii) if deposits of such duration are available to all of the Lenders having Commitments or Loans of the applicable Class, “twelve months” or such period shorter than one month, as applicable, or (iii) prior to the Syndication Date, such period which is less than one month as may be agreed to by all of the Lenders having Commitments or Loans of the applicable Class (subject to the provisions of the definition of Interest Period and to Section 2.06(a) of the Credit Agreement).

A-1-1

6. The location and the number of the account to which funds are to be disbursed is: [Address and Account Number].4

[The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Credit Agreement.]5

Footnote continued from previous page

[4]	Must comply with the requirements of Section 2.03 of the Credit Agreement.
[5]	Include only if Borrowing consists of Revolving Loans.

A-1-2

VERIFONE, INC.

By:
Name:
Title:

A-1-3

EXHIBIT A-2

Form of Notice of Extension/Conversion

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

JPMorgan Loan Services

10 S. Dearborn, 7th Floor

Chicago, Illinois 60603

Attention: Nanette Wilson

Phone: 312-385-7085

Fax: 888-292-9533

E-mail: jpm.agency.servicing.4@jpmchase.com

Ladies and Gentlemen:

This notice shall constitute a “Notice of Extension/Conversion” pursuant to Section 2.07(a) of the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

1. The Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Eurodollar Loans currently outstanding having an Interest Period of                  months and ending on the Election Date specified below].

2. The date on which the conversion/continuation selected hereby is to be effective is                     ,          (the “Election Date”).1

[1]	Must be a Business Day.

A-2-1

3. The principal amount of the Loans (or portion thereof) to which this notice applies is [$][€]                    .2

4. The Loans (or portion thereof) which are to be converted will bear interest based upon the [Base Rate] [Eurodollar Rate] [EURIBOR].

5. The Interest Period for such Loans will be                     .3

[2]	May apply to a portion of the aggregate principal amount of the relevant Loans; provided that (i) such portion is allocated ratably among the Loans subject to such notice and (ii) the portion to which this notice applies, and the remaining portion to which it does not apply, are each (x) in the case of Dollar denominated Loans, $2,000,000 or any larger multiple of $500,000 and (y) in the case of Foreign Currency Loans, €2,000,000 or any larger multiple of €500,000.
[3]	Applicable only in the case of a continuation of or conversion to Eurodollar Loans. Insert (i) “one month,” “two months,” “three months” or “six months” or (ii) if deposits of such duration are available to all of the Lenders having Commitments or Loans of the applicable Class, “twelve months” or such period shorter than one month, as applicable, or (iii) prior to the Syndication Date, such period which is less than one month as may be agreed to by all of the Lenders having Commitments or Loans of the applicable Class (subject to the provisions of the definition of Interest Period and to Section 2.06(a) of the Credit Agreement).

A-2-2

VERIFONE, INC.

By:
Name:
Title:

A-2-3

EXHIBIT A-3

Form of Letter of Credit Request

[Date]

JPMorgan Chase Bank, N.A.,

as L/C Issuer

JPMorgan Loan Services

10 S. Dearborn, 7th Floor

Chicago, Illinois 60603

Attention: Nanette Wilson

Phone: 312-385-7085

Fax: 888-292-9533

E-mail: jpm.agency.servicing.4@jpmchase.com

Ladies and Gentlemen:

This notice shall constitute a “Letter of Credit Request” pursuant to Section 2.05(c) of the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned hereby requests that the L/C Issuer issue a [Standby] [Trade] Letter of Credit on                     ,         1 in the aggregate amount of [$][€]            .

The beneficiary of the requested [Standby] [Trade] Letter of Credit will be                     2, and such [Standby] [Trade] Letter of Credit will be in support of                     3 and will have a stated expiry date of                     .4

Copies of all documentation with respect to the supported transaction are attached.5

[1]	Must be a Business Day.
[2]	Insert name and address of beneficiary.
[3]	Insert a description of the obligations, the name of each agreement and/or a description of the commercial transaction to which this Letter of Credit Request relates.
[4]	Insert the last date upon which drafts may be presented (which may not be later than one year after the date of issuance specified above (or 24 months for Letters of Credit having an aggregate stated or face amount not exceeding (x) $10,000,000, in the case of Dollar Letters of Credit or (y) €10,000,000, in the case of Euro Letters of Credit) or beyond the fifth Business Day prior to the Revolving Termination Date).
[5]	Including the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder.

A-3-1

VERIFONE, INC.

By:
Name:
Title:

A-3-2

EXHIBIT A-4

Form of Swing Line Loan Request

[Date]

JPMorgan Chase Bank, N.A.,

as Swing Line Lender

JPMorgan Loan Services

10 S. Dearborn, 7th Floor

Chicago, Illinois 60603

Attention: Nanette Wilson

Phone: 312-385-7085

Fax: 888-292-9533

E-mail: jpm.agency.servicing.4@jpmchase.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice shall constitute a Swing Line Loan Request pursuant to Section 2.02(b) of the Credit Agreement.

The undersigned hereby requests a Swing Line Loan:

1. On                     .1

2. In the principal amount of [$] [€]                    .

3. Currency of the Borrowing:

    ☐    US Dollars ($) ☐    Euros (€)

The Swing Line Loan requested herein complies with the requirements of the proviso to the first sentence of Section 2.01(c) of the Credit Agreement.

[1]	Must be a Business Day.

A-4-1

VERIFONE, INC.

By:
Name:
Title:

A-4-2

EXHIBIT B-1

Form of Revolving Note

Lender:
Principal Sum: [$][€]	[Dated on or before the Closing Date]

For value received, VERIFONE, INC., a Delaware corporation (the “Borrower”), hereby promises, to pay to the order of the Lender set forth above (the “Lender”) for the account of its Applicable Lending Office, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as set forth in the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of [the United States of America] [the Participating Member States introduced in accordance with the EMU Legislation] and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, payable on demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum set forth in the Credit Agreement.

This note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including Attorney Costs.

The date, amount, Type and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, if the Lender so elects in connection with any transfer or enforcement hereof; appropriate notations to evidence the foregoing information with respect to each Revolving Loan then outstanding shall be endorsed by the Lender on the schedule attached to and made a part hereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

B-1-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

This Revolving Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.07(c) of the Credit Agreement.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED N ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

B-1-2

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Currency	Interest Period (If Applicable)	Amount of Principal Repaid	Notation Made By

B-1-3

EXHIBIT B-2

Form of Term A Note

Lender:
Principal Sum: $	[Dated on or before the Closing Date]

For value received, VERIFONE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”), for the account of its Applicable Lending Office, and its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as set forth in the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, the Principal Sum set forth above (or such greater or lesser amount as shall equal the aggregate unpaid principal amount of the Term A Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term A Loan, at such office, in like money and funds, for the period commencing on the date of such Term A Loan until such Term A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, payable on demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum set forth in the Credit Agreement.

This note is one of the Term A Notes referred to in the Credit Agreement and evidences the Term A Loan made by the Lender thereunder. Capitalized terms used in this Term A Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The Credit Agreement provides for the acceleration of the maturity of the Term A Loan evidenced by this Term A Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term A Loan upon the terms and conditions specified therein. In the event this Term A Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including Attorney Costs.

The date, amount, Type and duration of Interest Period (if applicable) of the Term A Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Term A Note in respect of the Term A Loan to be evidenced by this Term A Note, and each such recordation or endorsement shall be prima facie evidence of such information.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.

B-2-1

This Term A Note and the Term A Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.07(c) of the Credit Agreement.

THIS TERM A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Term A Note to be executed as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

B-2-2

EXHIBIT B-3

Form of Term B Note

Lender:
Principal Sum: $	[Dated on or before the Closing Date]

For value received, VERIFONE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”), for the account of its Applicable Lending Office, and its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as set forth in the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, the Principal Sum set forth above (or such greater or lesser amount as shall equal the aggregate unpaid principal amount of the Term B Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term B Loan, at such office, in like money and funds, for the period commencing on the date of such Term B Loan until such Term B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, payable on demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum set forth in the Credit Agreement.

This note is one of the Term B Notes referred to in the Credit Agreement and evidences the Term B Loan made by the Lender thereunder. Capitalized terms used in this Term B Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The Credit Agreement provides for the acceleration of the maturity of the Term B Loan evidenced by this Term B Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term B Loan upon the terms and conditions specified therein. In the event this Term B Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including Attorney Costs.

The date, amount, Type and duration of Interest Period (if applicable) of the Term B Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Term B Note in respect of the Term B Loan to be evidenced by this Term B Note, and each such recordation or endorsement shall be prima facie evidence of such information.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

B-3-1

This Term B Note and the Term B Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.07(c) of the Credit Agreement.

THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Term B Note to be executed as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

B-3-2

EXHIBIT B-4

Form of Swing Line Note

Lender:
Principal Sum: [$][€]	[Dated on or before the Closing Date]

For value received, VERIFONE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of JPMorgan Chase Bank, N.A. (the “Swing Line Lender”) and its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as set forth in the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, the principal sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower under the Credit Agreement), in lawful money of [the United States of America] [the Participating Member States introduced in accordance with the EMU Legislation] and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, payable on demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum set forth in the Credit Agreement.

This note is the Swing Line Note referred to in the Credit Agreement and evidences the Swing Line Loans made by the Swing Line Lender thereunder. Capitalized terms used in this Swing Line Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made apart hereof.

The Credit Agreement provides for the acceleration of the maturity of the Swing Line Loans evidenced by this Swing Line Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Swing Line Loans upon the terms and conditions specified therein. In the event this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including Attorney Costs.

The date and amount of the Swing Line Loans made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books and, if the Swing Line Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Swing Line Loan then outstanding shall be evidenced by the Swing Line Lender on the schedule attached to and made a part hereof; provided that the failure of the Swing Line Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Swing Line Note in respect of the Swing Line Loans to be evidenced by this Swing Line Note, and each such recordation or endorsement shall be prima facie evidence of such information.

B-4-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

This Swing Line Note and the Swing Line Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.07(c) of the Credit Agreement.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be duly executed as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

B-4-2

LOANS AND PAYMENTS OF PRINCIPAL

Date	Currency	Amount of Loan	Amount of Principal Repaid	Notation Made By

B-4-3

EXHIBIT C

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor in its capacity as a Lender under the Credit Agreement][the respective Assignors in their respective capacities as Lenders under the Credit Agreement] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower[s]: VeriFone, Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of July 8, 2014 among VeriFone Intermediate Holdings, Inc., VeriFone, Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents.

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			[$] [€]	[$] [€]	%
			[$] [€]	[$] [€]	%
			[$] [€]	[$] [€]	%
			[$] [€]	[$] [€]	%

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term A Commitment,” “Term B Commitment,” etc.).
[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

7.	[Trade Date: ][11]

Effective Date:                     , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]12 Accepted:

JPMorgan Chase Bank, N.A.

        as Administrative Agent

By:
Title:

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]13

By:
Title:

[13]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[                    ]14

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.1. Representations and Warranties.

1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2 Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee and become a Lender under the Credit Agreement (subject to receipt of such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender and based on such documents and information as it deems appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

[14]	Describe Credit Agreement at option of Administrative Agent.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or Adobe PDF file shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of law provisions that would require the application of laws of another state.

EXHIBIT D

Form of Compliance Certificate

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Financial Statement Date:

JPMorgan Chase Bank, N.A.,

as Administrative Agent

JPMorgan Loan Services

10 S. Dearborn, 7th Floor

Chicago, Illinois 60603

Attention: Nanette Wilson

Phone: 312-385-7085

Fax: 888-292-9533

E-mail: jpm.agency.servicing.4@jpmchase.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), VeriFone, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Terms used herein without definition which are defined in the Credit Agreement have, as used herein, the respective meanings set forth therein.

The undersigned hereby certifies as of the date hereof that he/she is [the chief executive officer][the chief financial officer] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, in such capacity as [the chief executive officer][the chief financial officer] and not as an individual, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of Parent Holdings ended as of the above date, together with the report and opinion of a registered independent public accounting firm required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of Parent Holdings ended as of the above date. Such financial statements present fairly in all material respects the consolidated financial condition, consolidated results of operations and cash flows of Parent Holdings and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of footnotes required by GAAP.]

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Parent Holdings and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of Parent Holdings and its Consolidated Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Holdings and the Borrower performed and observed all their respective obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned no Event of Default exists.]

—or—

[the following is a list of each Event of Default that exists and specifies the nature, extent and what action the Borrower proposes to take with respect thereto:]

4. Since the date of the most recent financial statements delivered hereunder, there has not been any material change in the GAAP applied in the preparation of the financial statements of Parent Holdings and its Consolidated Subsidiaries[, except [describe such change]].

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

VERIFONE, INC.

By:
Name:
Title:

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Total Leverage Ratio

A.	1. Consolidated Funded Indebtedness at Statement Date:		$

	2. Cash on Hand		$

	3. A.1 minus A.2		$

B.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

	1.	Consolidated Net Income per GAAP for Subject Period:	$

	2.	Amount of Line B.1 attributable to unusual or non-recurring items of gain or loss, costs, charges or expenses and any gain or loss from discontinued operations:	$

	3.	business interruption insurance proceeds in an amount representing the losses for Subject Period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four fiscal quarter period) (to the extent not included in the amount of line B.1)[1]:	$

	4.	Consolidated Interest Expense for Subject Period:	$

	5.	The principal component of Synthetic Lease Obligations paid or payable in cash under leases accounted for as Operating Leases during Subject Period but which constitute Synthetic Lease Obligations under the Credit Agreement:	$

	6.	Federal, state, local and foreign income tax, franchise taxes and state single business unitary and similar taxes imposed in lieu of income tax, in each case for Subject Period:	$

	7.	Depreciation expense for Subject Period:	$

[1]	To the extent the proceeds are not actually received within such fiscal quarters, such amount shall be deducted in calculating Consolidated EBITDA for the applicable future periods.

8.	Amortization expense for Subject Period:	$

9.	Goodwill impairment recognized during Subject Period:	$

10.	Other non-cash charges, write-downs, expenses, losses, accruals, provisions, or reserves (excluding amortizationof prepaid cash expenses paid during such periodor accruals/reserves for future cash charges or expenses) during Subject Period:	$

11.	Any expense during Subject Period to the extent that a corresponding amount was received in cash by a Group Company from a person other than the Borrower orany Restricted Subsidiaries under any agreement providingfor reimbursement of such expense, and any expensesduring Subject Period with respect to liability or casualtyevents, business interruption or product recalls, to the extent covered by insurance:	$

12.	Financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses and underwriting fees, discounts and commissions of the Borrower and its Restricted Subsidiaries incurred as a result of any acquisition, disposition, recapitalization, Investment, asset sale, Permitted Business Acquisitions, any equity offering or incurrence or repayment of Indebtedness, refinancing transaction or amendment or modification of any debt instrument (whether or not successful) during the Subject Period:	$

13.	the amount of any restructuring charge or reserve, integration cost or any expense or cost associated with consolidating facilities, cost-saving initiatives, establishing new facilities or closing facilities, relocation, curtailments or modifications to pension and post-retirement employee benefit plans, retention charges, spin-off costs, business realignment, business optimization, product rationalization, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing and amortization of signing bonuses, or any cost or expense associated with realigning, consolidating or terminating personnel or any cost or expense associated with contract termination or information technology integration or establishment, in each case, (1) to the extent incurred within 18 months of the Closing Date, (2) incurred in connection with restructuring, business realignment, business optimization, product rationalization other activities added pursuant to

	this line B.13, in each case, previously disclosed to the Administrative Agent in writing and (3) not in excess of $40,000,000 in the aggregate for the Subject Period:	$

14.	the amount of any restructuring charge or reserve, integration cost or any expense or cost associated with acquisitions, consolidating facilities, cost-saving initiatives, establishing new facilities or closing facilities, relocation, curtailments or modifications to pension and post-retirement employee benefit plans, retention charges, spin-off costs, business realignment, business optimization, product rationalization, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing and amortization of signing bonuses, or any cost or expense associated with realigning, consolidating or terminating personnel or any cost or expense associated with contract termination or information technology integration or establishment, including any one-time costs incurred in connection with acquisitions and, together with the aggregate amounts added pursuant to Line B.15 for the Subject Period, not in excess of the greater of $50,000,000 and 17.50% of Consolidated EBITDA (prior to giving effect to this Line B.14 or Line B.15 below or any pro-forma adjustments in accordance with the penultimate paragraph of the definition of “Consolidated EBITDA”) in the aggregate for the Subject Period:	$

15.	cash charges paid or accrued (without duplication) in the Subject Period in respect of earn-out obligations incurred in connection with any Permitted Business Acquisition and the amount of “run rate” cost savings, operating expense reductions and cost-saving synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of the Subject Period (to the extent the Borrower reasonably expects to realize such cost savings, reductions or synergies within 12 months of taking such action), net of the amount of actual benefits realized from such actions; provided that (1) no cost savings, reductions or synergies shall be added pursuant to this Line B.15 to the extent duplicative of any expenses or charges relating to such cost savings, reductions and synergies that are included in Line B.14 above or in accordance with the penultimate paragraph of the definition of “Consolidated EBITDA” or otherwise given pro-forma effect and (2) the aggregate amount of cost savings, reductions and

		synergies added pursuant to this Line B.15 and Line B.14 shall not exceed the greater of $50,000,000 and 17.50% of Consolidated EBITDA (prior to giving effect to this Line B.15 or Line B.14 above or any pro-forma adjustments in accordance with the penultimate paragraph of this definition of “Consolidated EBITDA”) for such four fiscal quarter period:	$

	16.	losses on sales or dispositions of assets outside the ordinary course of business:	$

	17.	the amount of any minority interest expense deducted in calculating the Consolidated Net Income of such Person (less the amount of any cash dividends or distributions paid to the holders of such minority interests):	$

	18.	the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility:	$

	19.	Amount of Line B.1 attributable to (A) interest income and (B) non-cash income or non-cash gains, as determined in accordance with GAAP:	$

	20.	Consolidated EBITDA (Lines B.1- B.2+B.3+B.4+B.5+B.6+B.7+B.8+B.9+B.10+B.11+ B.12+B.13+B.14+B.15+B.16+B.17+B.18-B.19):	$

C.	Total Leverage Ratio (Line A.3 divided by Line B.20):		to 1.0

Maximum required under Section 7.11(a):

Fiscal Quarter Ended	Ratio
July 31, 2014 through April 30, 2015	4.50 to 1.00
July 31, 2015 through October 31, 2015	4.25 to 1.00
January 31, 2016 through April 30, 2017	4.00 to 1.00
July 31, 2017 and thereafter	3.75 to 1.00

II. Section 7.11(b) – Interest Coverage Ratio

A.	Consolidated EBITDA for Subject Period (Line I.B.20 above):	$

B.	Consolidated Cash Interest Expense for Subject Period:	$

C.	Interest Coverage Ratio (Line A divided by Line B):

Minimum required under Section 7.11(b):

Fiscal Quarter Ended	Ratio
Any fiscal quarter	3.00 to 1.00

EXHIBIT E

[Reserved]

E-1

EXHIBIT F-1

[Reserved]

F-1-1

EXHIBIT F-2

[Reserved]

F-2-1

EXHIBIT F-3

Form of Perfection Certificate

[To be circulated separately]

F-3-1

EXHIBIT G

Form of Loan Party Accession Agreement

LOAN PARTY ACCESSION AGREEMENT dated as of                     ,              among

VERIFONE, INC., the NEW LOAN PARTY referred to herein, and JPMORGAN

CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

VeriFone, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), entered into an Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, supplemented and/or modified to the date hereof and as the same may be further amended, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, VeriFone, Inc., a Delaware corporation, the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successor or successors in such capacity, the “Administrative Agent”), an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Certain Lenders and their affiliates (the “Swap Creditors”) may from time to time provide forward rate agreements, options, swaps, caps, floors, other financial derivatives agreements and other combinations or hybrids of any of the foregoing (collectively, “Swap Agreements”). The Lenders, each L/C Issuer, the Administrative Agent, the Collateral Agent, the Swing Line Lender, the Syndication Agent (as each such term is defined in the Credit Agreement) and each Swap Creditor and their respective successors and permitted assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

[New Loan Party Name], [New Loan Party Description] (the “New Loan Party”), was [formed] [acquired] by [the Borrower] [[Name of Immediate Parent Company], [Description of Immediate Parent Company] and a [Wholly-Owned] Subsidiary of the Borrower], [DESCRIBE FORMATION OR ACQUISITION TRANSACTION, AS APPLICABLE].

Section 6.12 of the Credit Agreement requires each Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries, except, with respect to certain Foreign Subsidiaries that are Excluded Subsidiaries or FSHCOs, to the extent provided in Section 6.12(d) of the Credit Agreement) formed or acquired by the Borrower or any of its respective Subsidiaries after the Closing Date to become a party to the Guaranty as an additional “Guarantor,” to become a party to the Security Agreement as an additional “Loan Party” and to become a party to the Pledge Agreement as an additional “Loan Party.” The Guaranty, the Security Agreement and the Pledge Agreement specify that such additional Subsidiaries may become “Guarantors” under the Guaranty and “Loan Parties” under the Security Agreement and the Pledge Agreement by execution and delivery of a counterpart of each such Loan Documents. To induce the Lenders to make or maintain extensions of credit to the Borrower under the Credit Agreement and the Loan Documents referred to therein (collectively with the Credit Agreement, the “Loan Documents”) and the Swap Creditors to enter into or maintain the Swap Agreements (the Loan Documents and the Swap Agreements being herein collectively referred to as the “Finance Documents”), and as consideration for extensions of credit previously made to, and/or Swap Agreements previously entered into with, the Borrower, the New Loan Party has agreed to execute and deliver this Loan Party Accession Agreement

(as the same may be amended, supplemented or modified from time to time, this “Agreement”) in order to evidence its agreement to become a “Guarantor” under the Guaranty and a “Loan Party” under the Security Agreement and the Pledge Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Guaranty. In accordance with Section 5.11 of the Guaranty, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Guaranty in the form attached hereto as Exhibit A, the New Loan Party shall become a “Guarantor” under the Guaranty with the same force and effect as if originally named therein as a Guarantor (as defined in the Guaranty), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Guarantor” by all of the terms and provisions of the Guaranty and (iii) acknowledges and agrees that, from and after the date hereof, each reference in the Guaranty to a “Guarantor” or the “Guarantors” shall be deemed to include the New Loan Party. The New Loan Party hereby waives acceptance by the Administrative Agent and the Finance Parties of the guarantee by the New Loan Party under the Guaranty upon the execution and delivery by each of the New Loan Party of the counterpart signature referred to herein.

Section 2. Security Agreement.

(a) In accordance with Section 7.10 of the Security Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Security Agreement in the form attached hereto as Exhibit B, the New Loan Party shall become a “Loan Party” under the Security Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Security Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Security Agreement, (iii) grants to the Collateral Agent for the benefit of the Finance Parties (as defined in the Security Agreement) a continuing security interest in the Collateral (as defined in the Security Agreement), in each case to secure the full and punctual payment of the Obligations (as defined in the Security Agreement) in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party under the Credit Agreement and the other Finance Documents, (iv) represents and warrants that each of (x) Schedules 1.01A, 1.01B and 4.01 to the Security Agreement as amended, supplemented and modified as set forth on Schedules 1.01A, 1.01B and 4.01 hereto, (y) Schedules A and B to Exhibit A to the Security Agreement as amended, supplemented and modified as set forth on Schedules A and B hereto and (z) Schedule A to Exhibit B to the Security Agreement as amended, supplemented and modified as set forth on Schedule C hereto, is complete and accurate with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Security Agreement as an additional Loan Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Security Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Section 3. Pledge Agreement.

(a) In accordance with Section 8.10 of the Pledge Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Pledge Agreement in the form attached hereto as Exhibit C, the New Loan Party shall become a “Loan Party” under the Pledge Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Pledge Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Pledge Agreement, (iii) grants to the Collateral Agent for the benefit of the Finance Parties a continuing security interest in the Collateral (as defined in the Pledge Agreement), in each case to secure the full and punctual payment of the Finance Obligations (as defined in the Pledge Agreement) in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party under the Credit Agreement and the other Finance Documents, (iv) represents and warrants that each of Schedules I, II, III, and IV to the Pledge Agreement, as amended, supplemented and modified as set forth on Schedules I, II, III, and IV hereto, is complete and accurate with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Pledge Agreement as an additional Loan Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Pledge Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Section 4. Representations and Warranties. The New Loan Party hereby represents and warrants that:

(a) This Agreement has been duly authorized, executed and delivered by the New Loan Party, and each of this Agreement and the Guaranty, the Security Agreement and the Pledge Agreement, as acceded to hereby by the New Loan Party, constitutes a valid and binding agreement of the New Loan Party, enforceable against the New Loan Party in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Each of the representations and warranties contained in the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement and each of the other Finance Documents is true and correct in all material respects as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof (unless they specifically relate back to an earlier date, then such representations and warranties are true and correct as of such date) after giving effect to the accession of the New Loan Party as an additional “Guarantor” under the Guaranty and an additional “Loan Party” under each of the Security Agreement and the Pledge Agreement.

(c) Attached hereto as Exhibit D is a correct and complete Perfection Certificate relating to the New Loan Party and its Collateral.

Section 5. Effectiveness. This Agreement and the accession of the New Loan Party to the Guaranty, the Security Agreement and the Pledge Agreement as provided herein shall become effective with respect to the New Loan Party when (i) the Administrative Agent shall have received a counterpart of this Agreement duly executed by such New Loan Party and (ii) the Administrative Agent and the Collateral Agent, as applicable, shall have received duly executed counterpart signature pages to each of the Guaranty, the Security Agreement and the Pledge Agreement as contemplated hereby.

Section 6. Integration; Confirmation. On and after the date hereof, each of the Guaranty, the Security Agreement and the Pledge Agreement and the respective Schedules thereto shall be supplemented as expressly set forth herein; all other terms and provisions of each of the Guaranty, the Security Agreement, the Pledge Agreement, the other Finance Documents and the respective Schedules thereto shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

Section 7. Expenses. The New Loan Party agrees to pay (i) all out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special and local counsel for the Agents, in connection with the preparation, execution and delivery of this Agreement and any document or agreement contemplated hereby and (ii) all taxes which the Collateral Agent or any Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes).

Section 8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED

AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the New Loan Party, the Agents and the Finance Parties. The Administrative Agent may also require that this Agreement be confirmed by a manually signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VERIFONE, INC.

By:
Name:
Title:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT A

COUNTERPART TO GUARANTY

The undersigned hereby executes this counterpart to the Guaranty, dated as of December 28, 2011, as amended by the Amendment Agreement, dated as of July 8, 2014, by the Subsidiary Guarantors party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Subsidiary Guarantor” thereunder.

Date:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

[NEW LOAN PARTY NOTICE ADDRESS]

G-A-1

EXHIBIT B

COUNTERPART TO SECURITY AGREEMENT

The undersigned hereby executes this counterpart to the Security Agreement, dated as of December 28, 2011, as amended by the Amendment Agreement, dated as of July 8, 2014, by the Loan Parties party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

G-B-1

EXHIBIT C

COUNTERPART TO PLEDGE AGREEMENT

The undersigned hereby executes this counterpart to the Pledge Agreement, dated as of December 28, 2011, as amended by the Amendment Agreement, dated as of July 8, 2014, by Loan Parties party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

G-C-1

EXHIBIT D

PERFECTION CERTIFICATE

G-D-1

SCHEDULE 1.01A

CLAIMS

G-Sched. 1.01A-1

SCHEDULE 1.01B

SCHEDULE OF EXCLUDED CONTRACTS

G-Sched. 1.01B-1

SCHEDULE 4.01

SCHEDULE OF FILINGS TO PERFECT SECURITY INTERESTS

G-Sched. 4.01-1

SCHEDULE I

LIST OF PLEDGED SHARES

G-Sched. I-1

SCHEDULE II

LIST OF PLEDGED NOTES

G-Sched. II-1

SCHEDULE III

LIST OF PLEDGED LLC INTERESTS

G-Sched. III-1

SCHEDULE IV

LIST OF PLEDGED PARTNERSHIP INTERESTS

G-Sched. IV-1

SCHEDULE A

PATENTS AND PATENT APPLICATIONS

PATENT LICENSES

G-Sched. A-1

SCHEDULE B

TRADEMARKS AND TRADEMARK APPLICATIONS

TRADEMARK LICENSES

G-Sched. B-1

SCHEDULE C

COPYRIGHTS AND COPYRIGHT APPLICATIONS

G-Sched. C-1

EXHIBIT H

FORM OF

DISCOUNTED PREPAYMENT OPTION NOTICE

Date:                     , 20

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.09(c)(ii) of the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Borrower hereby notifies you that, effective as of [                     ], 20[     ], pursuant to Section 2.09(c)(ii) of the Credit Agreement, the Borrower hereby notifies each Lender that it is seeking:

to prepay [Term A][Term B] [Incremental Term] Loans at a discount in an aggregate principal

maximum amount of $[             ]1 (the “Proposed Discounted Prepayment Amount”);

a percentage discount to the par value of the principal amount of [Term A][Term B] [Incremental

Term] Loans [greater than or equal to [     ]% of par value but less than or equal to [     ]% of

par value][equal to [     ]% of par value] (the “Discount Range”);2 and

a Lender Participation Notice on or before [                     ], 20[     ]3, as determined pursuant to Section

2.09(c)(iii) of the Credit Agreement (the “Acceptance Date”).

The Borrower expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.09(c) of the Credit Agreement.

[1]	Insert amount that is minimum of $5,000,000.
[2]	Borrower may specify different Discount Ranges for Term A Loans, Term B Loans and Incremental Term Loans or a single percentage.
[3]	Insert date (a Business Day) that is at least five Business Days after date of the Discounted Prepayment Option Notice.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.	No Event of Default under Section 8.01(a) or under Section 8.01(f) (in each case with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment.

2.	Each of the other conditions to such Discounted Voluntary Prepayment contained in Section 2.09(c) and Section 10.07(j) of the Credit Agreement has been satisfied.

The Borrower respectfully requests that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

EXHIBIT I

FORM OF

LENDER PARTICIPATION NOTICE

Date:                     , 20

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to (a) the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents and (b) that certain Discounted Prepayment Option Notice, dated [                     ], 20[     ], from the Borrower (the “Discounted Prepayment Option Notice”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement or the Discounted Prepayment Option Notice, as applicable.

The undersigned Lender hereby gives you notice, pursuant to Section 2.09(c)(iii) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

in a maximum aggregate principal amount of

[$[             ] of Term A Loans]

[$[             ] of Term B Loans]

[$[             ] of Incremental Loans] ([collectively,] the “Offered Loans”), and

at a percentage discount to par value of the principal amount of [Term A] [Term B] [Incremental Term] Loans equal to [ ]%[                1] of par value (the “Acceptable Discount”).[                2]

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.09(c) of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.09(c)(iii) of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its Term A Loans, Term B Loans and Incremental Term Loans pursuant to Section 2.09(c) of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal

[1]	Insert amount within Discount Range.
[2]	Lender may specify different Acceptable Discounts for Term A Loans, Term B Loans and Incremental Term Loans.

amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Loans will be allocated at par value.

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

[By:
Name:
Title:][3]

[3]	If a second signature is required.

EXHIBIT J

FORM OF

DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Date:                    , 20

To:	JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

This Discounted Voluntary Prepayment Notice is delivered to you pursuant to Section 2.09(c)(v) of the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Borrower hereby irrevocably notifies you that, pursuant to Section 2.09(c)(v) of the Credit Agreement, the Borrower will make a Discounted Voluntary Prepayment to each Lender with Qualifying Loans, which shall be made:

on or before [                     ], 20[     ]1 , as determined pursuant to Section 2.09(c)(v) of the Credit Agreement,

in the aggregate principal amount of

[$[             ] of Term A Loans]

[$[             ] of Term B Loans],

[$[             ] of Incremental Term Loans], and

at a percentage discount to the par value of the principal amount of the [Term A] [Term B] [Incremental Term] Loans equal to [     ]% of par value (the “Applicable Discount”).2

[1]	Insert date (a Business Day) that is at least three Business Days after the date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).
[2]	The Applicable Discount for Term A Loans, Term B Loans and Incremental Term Loans may differ.

The Borrower expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.09(c) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.	No Event of Default under Section 8.01(a) or under Section 8.01(f) (in each case, with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment.

2.	At the time of delivery of this Discounted Voluntary Prepayment Notice and as of the date of the Discounted Voluntary Prepayment, the Borrower is not in possession of material non-public information with respect to Parent Holdings, the Borrower, their respective Subsidiaries or their respective securities for purposes of the United States securities laws that has not been disclosed to any Lender participating in the Discounted Voluntary Prepayment, other than because such Lender does not wish to receive such material non-public information.

3.	Each of the other conditions to such Discounted Voluntary Prepayment contained in Section 2.09(c) and Section 10.07(j) of the Credit Agreement has been satisfied.

The Borrower agrees that if prior to the date of the Discounted Voluntary Prepayment, any representation or warranty made herein by it will not be true and correct as of the date of the Discounted Voluntary Prepayment as if then made, it will promptly notify the Administrative Agent in writing of such fact, who will promptly notify each participating Lender. After such notification, any participating Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification.

The Borrower respectfully requests that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Voluntary Prepayment Notice.

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

VERIFONE, INC.

By:
Name:
Title:

EXHIBIT K–1

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower), the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 10.15(b)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

K-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT K–2

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower), the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 10.15(b)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners or members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners or members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners or members is a “10 percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners or members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or its partners or members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners or members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

K-2-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT K–3

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower), the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 10.15(b)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

K-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT K–4

FORM OF

NON-BANK TAX CERTIFICATE

(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of July 8, 2014 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., VeriFone, Inc. (the “Borrower), the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 10.15(b)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners or members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners or members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners or members is a “10 percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners or members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the with the conduct of a U.S. trade or business by the undersigned or its partners or members.

The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners or members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

K-4-1

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT L-1

Form of Opinion of Counsel

[To be circulated separately]

EXHIBIT L-2

Form of General Counsel Opinion

[To be circulated separately]

EXHIBIT M

Form of Intercompany Note

No.

INTERCOMPANY NOTE

[City of Closing] Date]

For value received, [SUBSIDIARY A NAME], [SUBSIDIARY A DESCRIPTION], [SUBSIDIARY B NAME], [SUBSIDIARY B DESCRIPTION], [SUBSIDIARY C NAME], SUBSIDIARY C DESCRIPTION] (together with their respective successors and permitted assigns, each a “Payor”, and collectively, the “Payors”), hereby promise to pay on demand to the order of [PAYEE], a                      corporation (together with its successors and permitted assigns, the “Payee”), the unpaid principal amount of all loans and advances made by the Payee to each Payor. Each Payor promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payors and the Payee. All such payments of principal and interest shall be made without offset, counterclaim or deduction of any kind in lawful money of the United States of America in immediately available funds at such location in the United States of America as the Payee shall designate from time to time.

Upon the commencement by or against any Payor of any case or other proceeding seeking liquidation, reorganization or other relief with respect to such Payor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by such Payor.

The Payee is hereby authorized (but not required) to record all loans and advances made by it to each Payor (all of which shall be evidenced by this Intercompany Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Intercompany Note is one of the Intercompany Notes referred to in the Amended and Restated Credit Agreement dated as of July 8, 2014 (as the same may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation, VeriFone, Inc., a Delaware corporation, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas Securities Corp., RBC Capital Markets, Union Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and is subject to the terms and provisions thereof. This Intercompany Note shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). Each Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement may exercise all rights provided therein with respect to this Intercompany Note.

M-1

THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

[SUBSIDIARY A NAME]

By:
Name:
Title:

[SUBSIDIARY B NAME]

By:
Name:
Title:

[SUBSIDIARY C NAME]

By:
Name:
Title:

[SUBSIDIARY D NAME]

By:
Name:
Title:

Pay to the order of

[PAYEE]

By:
Name:
Title:

M-2

EXHIBIT N

Form of Intercompany Note Subordination Provisions

EACH PROMISSORY NOTE EVIDENCING AN INTERCOMPANY LOAN OR ADVANCE INCURRED BY THE BORROWER OR A WHOLLY-OWNED DOMESTIC SUBSIDIARY OF THE BORROWER OWING TO ANY FOREIGN SUBSIDIARY OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY THAT IS NOT A SUBSIDIARY GUARANTOR OF THE BORROWER SHALL HAVE INCLUDED ON ITS FACE THE FOLLOWING PROVISION AND SHALL HAVE “ANNEX A TO INTERCOMPANY NOTE” ATTACHED THERETO AND MADE A PART THEREOF.

“This Intercompany Note, and the obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Debt (as defined in Section 1 of Annex A hereto) on the terms and conditions set forth in Annex A hereto. Annex A hereto is incorporated herein by reference in its entirety and is a part of this Intercompany Note to the same extent as if it had been set forth in its entirety in this Intercompany Note.”

ANNEX A TO INTERCOMPANY NOTE

Section 1. Definitions. Capitalized terms defined in the Credit Agreement (as defined in the promissory note to which this Annex A is attached (the “Intercompany Note”)) and not otherwise defined herein have, as used in this Annex A, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

“Senior Debt” means the Finance Obligations, including any Finance Obligations the proceeds of which are used to refinance other Finance Obligations, in each case whether now owed or hereafter arising, whether fixed or contingent, whether for principal, premium (if any), interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party), expenses, indemnifications, reimbursement obligations or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

“Subordinated Debt” means all principal of and interest on all obligations, liabilities and indebtedness of the Payor now or hereafter owing to the Payee or any other holder from time to time of the Intercompany Note under the Intercompany Note, whether fixed or contingent and whether for principal, interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Payor, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnification, reimbursement obligations, subrogation or contribution claims or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

Section 2. Subordination by the Payee. Each of the Payee and each other holder from time to time of the Intercompany Note by its acceptance thereof hereby covenants and agrees that the payment of the Subordinated Debt shall be subordinate and subject in right of payment, to the extent set forth herein, to the prior payment in full in cash of the Senior Debt. The provisions of this Annex A shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of the Senior Debt. The holders of the Senior Debt are hereby made obligees hereunder with the same force and effect as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 3. Priority and Payment Over in Certain Events.

(a) Priority and Payment Over Upon Insolvency and Dissolution. In the event of (x) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Payor or its creditors, as such, or to its assets, or (y) any liquidation, dissolution or other winding up of the Payor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (z) any assignment for the benefit of creditors or other marshaling of assets and liabilities of the Payor, then and in any such event:

(i) the holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Payee shall be entitled to receive and retain any direct or indirect payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, including, without limitation, by exercise of any right of set off and any payment which might be payable or deliverable by reason of any other indebtedness being subordinated in right of payment to the Subordinated Debt (other than in the form of securities permitted to be paid in accordance with the first parenthetical in clause (ii) below); and

(ii) any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt (except for any such payment or distribution (each an “Excepted Payment”) (A) authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of the Subordinated Debt to the Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law and (B) of securities which, if debt securities, are subordinated to at least the same extent as the Subordinated Debt is to (y) the Senior Debt or (z) any securities issued in exchange for the Senior Debt; provided, however, that (i) the final maturity date of such securities shall not be earlier than one year following the maturity date of the last to mature of the Senior Debt (including any securities issued in exchange therefor) at the time outstanding and (ii) such securities shall contain covenants and shall not contain greater defaults than as are contained in such instruments), shall be paid by the Payor or by the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Payor directly to the Administrative Agent (or the Swap Creditors or all of the Lenders, as applicable) to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

The consolidation of the Payor with, or the merger of the Payor into, another Person or the liquidation or dissolution of the Payor following the conveyance or transfer of its assets substantially as an entirety to another Person upon terms and conditions permitted under the Credit Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Payor for purposes of this Section 3(a) if the Person formed by such consolidation or into which the Payor is merged or the Person which acquires by conveyance or transfer such property and assets substantially as an entirety, as the case may be, shall comply with the conditions set forth in the Credit Agreement as a prerequisite for such consolidation, merger, conveyance or transfer.

(b) Payment on Subordinated Debt Suspended When Senior Debt is in Default. In the event and during the continuation of any Default or Event of Default under the Credit Agreement or under any other agreement or instrument evidencing or securing any Senior Debt, then unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist and any resulting acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default or Event of Default, then no direct or indirect payment, including any payment which may be payable by reason of the payment of any other indebtedness of the Borrower which is subordinated to the payment of the Subordinated Debt (but excluding any Excepted Payment), shall be made by or on behalf of the Payor on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of the Subordinated Debt. The provisions of this Section 3(b) shall not apply to any payment with respect to which Section 3(a) would be applicable.

(c) Rights and Obligations of the Payees. If, notwithstanding the foregoing provisions of this Section 3, any Payee or other holder of the Subordinated Debt shall have received any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt (but excluding any Excepted Payment), before all amounts due or to become due on or in respect of all Senior Debt have been irrevocably paid in full in cash, then and in such event such payment or distribution shall be received in trust for the Lenders and other holders of the Senior Debt and shall be forthwith paid over or delivered by the Payee or other holder of the Subordinated Debt receiving the same directly to the Administrative Agent (or the Swap Creditors or all of the Lenders, as applicable) or, to the extent legally required, to the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Payor, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

Section 4. Rights of the Creditors Not to be Impaired. No right of the Administrative Agent or any other Lender or any other present or future holder of the Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by the Administrative Agent or any other such Lender or other holder of the Senior Debt or by any noncompliance by any Payee with the terms and provisions and covenants herein regardless of any knowledge thereof the Administrative Agent or any other such Lender or other holder may have or otherwise be charged with. The holders of the Senior Debt may, without in any way affecting the obligations of the Payee or any other holder of the Subordinated Debt with respect thereto, at any time or from time to time in their absolute discretion, change the manner, place or terms or payment of, change or extend the time or payment of or renew or alter any Senior Debt, or amend, supplement or modify any agreement or instrument governing or evidencing such Senior Debt or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of any Default or Event of Default thereunder and the release of any collateral securing such Senior Debt, all without notice to or assent from the Payee or any other holder of the Subordinated Debt. The provisions of this Annex A are intended to be for the benefit of the Lenders and each other holder of the Senior Debt and shall be enforceable directly by the Administrative Agent, the Swap Creditors, the Lenders, as applicable, or any other present or future holder or holders of the Senior Debt.

Section 5. Restriction on Assignment of Subordinated Debt. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to the provisions of this Annex A. The Payee represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and the Payee agrees that the Subordinated Debt will not be subordinated to any indebtedness other than the Senior Debt.

Section 6. Reliance on Subordination. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred at the request of the Payee and all other holders from time to time of the Subordinated Debt and in reliance upon the subordination of the Subordinated Debt pursuant to this Annex A.

Section 7. Actions Against the Payor; Exercise of Remedies. Neither the Payee nor any other holder of the Subordinated Debt will (i) commence (unless the Administrative Agent, the Swap Creditors, the Lenders, as applicable, or other holders of the Senior Debt shall have commenced) any action or proceeding against the Payor to recover all or any part of the Subordinated Debt or (ii) join with any creditor (unless the Administrative Agent, the Swap Creditors, the Lenders, as applicable, or other holders of the Senior Debt shall also join) in bringing any proceeding against the Payor under the Bankruptcy Code or any other state, federal or foreign insolvency statute unless and until, in each case, the Senior Debt shall have been irrevocably paid in full in cash. Neither the Payee nor any other holder of the Subordinated Debt will ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash, property or securities or by set off or in any other manner (including, without limitation, from or by way of attachment or seizure of or foreclosure upon any property or assets of the Payor which may now or hereafter constitute collateral for any Subordinated Debt), payment of all or any part of the Subordinated Debt if an Event of Default shall have occurred and be continuing under the Credit Agreement or under any other agreement or instrument evidencing or securing the Senior Debt unless and until all Senior Debt shall have been irrevocably paid in full in cash or the benefits of this sentence waived by or on behalf of the Lenders or the other holder or holders of the Senior Debt.

Section 8. Subrogation. The Payee or other holder from time to time of the Subordinated Debt shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Payor applicable to the Senior Debt until all amount owing on the Subordinated Debt has been paid in full; provided that neither the Payee nor any other holder of the Subordinated Debt shall enforce any payment by way of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Commitments have been terminated and the principal of and interest on the Notes and all other amounts payable under or with respect to the Senior Debt have been irrevocably paid in full in cash. For the purposes of the rights of subrogation set forth in this Section 8, no payments or distributions to any Lender or other holder or holders of the Senior Debt of any cash, property or securities to which the Payee or other holder or holders of the Subordinated Debt would be entitled but for the provisions of this Annex A, and no payments over pursuant to the provisions of this Annex A to any Lender or other holder or holders of the Senior Debt by the Payee or other holder or holders of the Subordinated Debt, shall, as among the Payor, its creditors (other than the Lenders and any other holder or holders of the Senior Debt) and the Payee and other holder or holders of the Subordinated Debt, be deemed to be a payment or distribution by the Payer to or on account of the Senior Debt, it being understood that the provisions of this Annex A are solely for the purpose of defining the relative rights of the Lenders or any other holder or holders of the Senior Debt and the Payee and any other-holder or holders of the Subordinated Debt.

If any payment or distribution to which the Payee or other holder or holders of the Subordinated Debt would otherwise have been entitled but for the provisions of this Annex A shall have been applied, pursuant to the provisions of this Annex A, to the payment of all amounts payable under the Senior Debt, then the Payee or other holder or holders of the Subordinated Debt shall be entitled to receive from the Lenders or other holder or holders of the Senior Debt at the time outstanding any payments or distributions received by the Lenders or such holder or holders of the Senior Debt in excess of the amount sufficient to irrevocably pay all amounts under or in respect of the Senior Debt in full in cash.

Section 9. Waiver of UCC Provisions. If any applicable provisions of the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction (the “UCC”) requires the Administrative Agent, the Swap Creditors or any other Finance Party or holder of the Senior Debt or any representative thereof to notify the Payee or other holder of the Subordinated Debt that the Administrative Agent, the Swap Creditors or such other Finance Party or holder or representative thereof will foreclose or otherwise realize upon any Collateral or other property provided to secure the Senior Debt, whether pursuant to Article 5 of the UCC or otherwise, the Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof hereby waives, to the extent permitted by applicable law, all such required notice(s) and, to the extent such requirement of notice may not be waived under applicable law, agrees that five Business Days’ written notice of any such foreclosure or other realization shall be commercially reasonable. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof further waives, to the extent permitted by applicable law, any and all rights it may have to require the Administrative Agent, the Swap Creditors or any other Finance Party or other holder of the Senior Debt or representative thereof to marshal any Collateral or other property provided as security for the Senior Debt and any and all other rights and remedies now or hereafter available to the Payee or such other holder of the Subordinated Debt under Section 9-504 of the UCC.

The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees that the Administrative Agent, the Swap Creditors and any other Finance Party or holder of the Senior Debt or representative thereof may sell inventory that constitutes Collateral or other security for any Senior Debt pursuant to a repurchase agreement, that such sale shall not be deemed a transfer subject to Section 9-504(5) of the UCC or any similar provisions of any other applicable law (such provisions, to the extent otherwise applicable to such sale, being hereby waived), and that the repurchase of inventory by a seller under a repurchase agreement shall be a commercially reasonable method of disposition.

Section 10. Proofs of Claim. The Payee and each other holder from time to time of Subordinated Debt may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Payee or such other holder allowed in any judicial proceedings relative to the Payor, its creditors or its property. If the Payor or any other holder from time to time of Subordinated Debt files any claim, proof of claim or similar instrument in any judicial proceeding referred to above and all Senior Debt has not been irrevocably paid in full in cash, the Payor or such other holder shall (i) file such claim, proof of claim or similar instrument on behalf of the Finance Parties and the other holder or holders of the Senior Debt as such Finance Parties’ or other holder’s or holders’ interests may appear and (ii) take all such other actions as may be appropriate to ensure that all payments and distributions made in respect of any such proceedings are made to the Administrative Agent, the Swap Creditors or other Finance Parties, as applicable, and any other holder or holders of the Senior Debt as its or their interests may appear.

Any term or provision of this Section 10 to the contrary notwithstanding, if any judicial proceeding referred to above is commenced by or against the Payor, and so long as all Senior Debt has not been irrevocably paid in full in cash (i) the Administrative Agent, the holders of at least 51% of the Senior Credit Obligations, as applicable, or any other holder or holders of the Senior Debt or representatives thereof are hereby irrevocably authorized and empowered (in each case, in its own name, as administrative agent or representative on behalf of the Finance Parties or in the name of the Payee or any other holder or holders from time to time of the Subordinated Debt or otherwise), but shall have no obligation, to (A) demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claims and (B) exercise any voting rights otherwise attributable to the Payee or other holders of the Subordinated Debt in any such proceeding; (ii) the Payee or such other holder or holders of the Subordinated Debt shall duly and promptly take, for the account of the Lenders and any other holders or holders of the Senior Debt, such action as the Administrative Agent or the holders of at least 51% of the Senior Credit Obligations, as applicable, or other holder or holders of the Senior Debt or representatives thereof may request to collect all amounts payable by the Payor in respect of the Subordinated Debt and to file the appropriate claims or proofs of claim in respect of the Subordinated Debt; and (iii) the Payee and each other holder of Subordinated Debt shall, at the request of the Administrative Agent or the holders of at least 51% of the Senior Credit Obligations, as applicable, or other holder or holders of the Senior Debt or representatives thereof duly and promptly consent to or join in, or stipulate its agreement with any action or position which the Lenders and each other holder of the Senior Debt may take in any such judicial proceeding referred to above, including, without limitation, such actions and positions as the Lenders may take with respect to requests for relief from the automatic stay, for authority to use cash collateral or to use, sell or lease other property of the estate, for assumption, assignment or rejection of any executory contract and to obtain credit. The Payee and each other holder from time to time of Subordinated Debt by its acceptance thereof hereby appoints the Administrative Agent or the holders of at least 51% of the Senior Credit Obligations, as applicable, or other holder or holders of the Senior Debt or representatives thereof as its agent(s) and attorney(s) in fact, all acts of such attorney(s) being hereby ratified and confirmed and such appointment(s), being coupled with an interest, being irrevocable until the Senior Debt is irrevocably paid in full in cash, to exercise the rights and file the claims referred to in this Section 8 and to execute and deliver any documentation necessary for the exercise of such rights or to file such claims. Notwithstanding anything to the contrary contained herein, neither the Payee nor any other holder of Subordinated Debt shall file any claim or take any action which competes or interferes with the rights and interests of the Lenders or any other holders of the Senior Debt under the Credit Agreement and other Loan Documents, the Swap Agreements or any other agreement or instrument evidencing or securing the Senior Debt. Until the Senior Debt has been irrevocably paid in full in cash, neither the Payee nor any other holder of the Subordinated Debt will (in any proceeding of the type described in Section 2(a)) discharge all or any portion of the obligations of the Payor in respect of the Subordinated Debt, whether by forgiveness, receipt of capital stock, exercise of conversion privileges or otherwise, without the prior written consent of the Administrative Agent or the holders of at least 51% of the Senior Credit Obligations, as applicable, or the holder or holders of the Senior Debt.

Section 11. Obligation of the Payor Unconditional. Nothing contained in this Annex A or in the Intercompany Note is intended to or shall impair, as between the Payor and the holder of the Intercompany Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Intercompany Note the principal of and interest on the Intercompany Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Intercompany Note and creditors of the Payor other than the holders of the Senior Debt, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Intercompany Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Debt in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Intercompany Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Intercompany Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 12. Reinstatements in Certain Circumstances. If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Payor or any other Person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Payor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

ANNEX C

Amended and Restated Credit Agreement Schedules

ANNEX D

Amendments to Guaranty

The Guaranty is hereby amended by inserting the below provision in the appropriate order:

Section 5.14 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of any Excluded Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 5.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 5.14 shall remain in full force and effect until a termination or release of such Qualified ECP Guarantor’s obligations hereunder in accordance with the terms of Section 5.12(b). Each Qualified ECP Guarantor intends that this Section 5.14 constitute, and this Section 5.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 5.14, “Qualified ECP Guarantor” means, in respect of any obligations of the Borrower and the other Loan Parties under each Swap Agreement constituting Finance Obligations, each Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ANNEX E

Amendments to Security Agreement

(a) Section 2.02(b) of the Security Agreement is hereby amended by deleting the word “and” and the end of clause (5) thereof, replacing the words “the Administrative Agent.” at the end of clause (6) thereof with the words “the Administrative Agent; and” and adding the following clause (7) at the end thereof:

“(7) any Deposit Account or Securities Account that is specifically and exclusively used to hold or process Merchant Funds and any Merchant Funds on deposit or otherwise held in such Deposit Account or Securities Account, and any other Deposit Account or Securities Account that constitutes a settlement, reserve or similar account pursuant to sponsorship, clearinghouse and/or settlement arrangements.”

(b) The proviso of Section 2.02(b) of the Security Agreement is hereby amended by replacing each reference to “(6)” with “(7)”.

(c) Section 3.01 of the Security Agreement is hereby amended by deleting the words “$2,500,000” and replacing them with the words “$5,000,000.”

(d) Section 4.04 of the Security Agreement is hereby amended by deleting the words “$2,500,000” and replacing them with the words “$5,000,000.”

(e) Section 4.14 of the Security Agreement is hereby amended by deleting the words “$2,500,000” and replacing them with the words “$5,000,000.”

ANNEX F

Pledge Agreement Schedules

SCHEDULE I

LIST OF PLEDGED SHARES

Name of Issuer	Holder of Equity Interest	Jurisdiction	Number of Shares Authorized		Number of Shares Issued to Holder of Equity Interest		% of Interest Pledged
VeriFone, Inc.	VeriFone Intermediate Holdings, Inc.	Delaware		1,000		1,000	100%
Global Bay Mobile Technologies Inc.	VeriFone, Inc.	Delaware		1,000		1,000	100%
VeriFone Commerce Solutions, Inc.[1]	VeriFone, Inc.	Delaware		1,000		1,000	100%
VeriFone International Holdings, Inc.	VeriFone, Inc.	Delaware		100		100	100%
Hypercom Corporation	VeriFone, Inc.	Delaware		1,000		1,000	100%
Hypercom Latino America Inc.	Hypercom Corporation	Arizona		50,000		10,000	100%
Hypercom EMEA Inc.	Hypercom Corporation	Arizona		100,000		100	100%
VeriFone S.A.*	VeriFone, Inc.	Argentina		12,000		11,999	65%
VeriFone do Brasil Ltda.	VeriFone, Inc.	Brazil	R$	904,015	R$	904,015	65%[2]
Empresa Brasiliera Industrial, Comercial e Servicios Ltda.	Hypercom Corporation	Brazil	R$	62,183,000	R$	46,922,675	86.14%[3]
VeriFone Hong Kong Limited*	VeriFone, Inc.	Hong Kong		1,000		999	65%
VeriFone India Pte. Ltd.*	VeriFone, Inc.	India		66,000		65,999	65%[4]
VeriFone Israel Ltd.	VeriFone, Inc.	Israel		60,000,000		26,924,947	65%
VeriFone, S.A. de. C.V.	VeriFone, Inc.	Mexico		107,583,913		69,929,543	65%

*	Immaterial First Tier Foreign Subsidiary as of the Closing Date.

[1]	Formerly known as Carp Acquisition Corp.
[2]	Shares are uncertificated.
[3]	Shares are uncertificated.
[4]	Shares are uncertificated.

SCHEDULE II

LIST OF PLEDGED NOTES

VeriFone Consolidated Group Global Intercompany Note

SCHEDULE III

LIST OF PLEDGED LLC INTERESTS

Name of Issuer	Holder of Equity Interest	Jurisdiction	Number of Interests Authorized	Number of Interests Issued to Holder of Equity Interest	% of Interest Pledged
VeriFone Media, LLC	VeriFone, Inc.	Delaware	11,111	11,111	100%
VeriFone B.V.*	VeriFone, Inc.	Netherlands	200,000	40,000	65%[5]

*	Immaterial First Tier Foreign Subsidiary as of the Closing Date.

[5]	Shares are uncertificated.

SCHEDULE IV

LIST OF PLEDGED PARTNERSHIP INTERESTS

Name of Issuer	Holder of Equity Interest	Jurisdiction	Percentage of Interest Held by Holder of Equity Interest	% of Interest Pledged
VeriFone Bermuda Holdings, L.P.	Hypercom Corporation	Bermuda	99.999975%	65%[6]

[6]	Partnership interest is uncertificated.

SCHEDULE 4.01

CERTAIN POST-CLOSING MATTERS

1.	Perfection of pledge with respect to VeriFone, S.A. de. C.V., VeriFone do Brasil Ltda., Empresa Brasiliera Industrial, Comercial e Servicios Ltda. and VeriFone Bermuda Holdings, L.P. to be completed within 90 days after Closing or such longer period as agreed by the Administrative Agent.

ANNEX G

Security Agreement Schedules

Schedule 1.01A

SCHEDULE OF CLAIMS

None.

Schedule 1.01B

SCHEDULE OF EXCLUDED CONTRACTS

None.

Schedule 4.01

SCHEDULE OF FILINGS MADE

TO PERFECT SECURITY INTERESTS

None.